As filed with the Securities and Exchange Commission on August 31, 2018

Registration No. 333-226308

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

(Exact name of Registrant as specified in its charter)

Cayman Islands	1700	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9 North West Fourth Ring Road

Yingu Mansion Suite 1708

Haidian District Beijing

People’s Republic of China

+86 (10) 8520-5588

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Campbells Corporate Services Limited

Floor 4, Willow House,

Cricket Square

Grand Cayman KY1-9010

Cayman Islands

+1 345 9492648

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joan Wu Esq.

Hunter Taubman Fischer & Li, LLC

1450 Broadway, Floor 26

New York, NY 10018

Tel: (212) 530-2208

Facsimile: (212) 202-6380 Hunter Taubman Fischer and Li LLC

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions under the merger agreement described herein.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)

Ordinary Shares $0.001 par value	(1)	N/A	$32,383,029.10	$4,032	(4)

(1)	In accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares is not set forth herein. Pursuant to Rule 457(o), the registration fee has been computed on the basis of the maximum aggregate offering price of all ordinary shares of Registrant expected to be issued upon completion of the merger of the Registrant, an exempted company incorporated under the laws of the Cayman Islands and wholly owned subsidiary of China Advanced Construction Materials Group, Inc., a Nevada corporation (“CADC Nevada”), with and into the Registrant.

(2)	Estimated solely for purposes of calculation of the registration fee in accordance with Rule 457(c) and (f) of the Securities Act based upon the product of: (i) 5,488,649 the maximum number of shares of CADC Nevada common stock that may be exchanged in the merger as of July 19, 2018, multiplied by (ii) $5.90, the average of the closing price for shares of CADC Nevada's common stock as reported on the Nasdaq Stock Market on July 18, 2018.

(3)	This fee has been calculated under Section 6(b) of the Securities Act by multiplying the proposed maximum aggregate offering amount by 0.0001245.

(4)	Previously paid in connection with the initial filing of this registration statement

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell these securities or accept any offers to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities, nor shall there be any sale of these securities, in any jurisdiction where such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY PROXY STATEMENT/PROSPECTUS
SUBJECT TO COMPLETION, DATED AUGUST 31, 2018

PROXY STATEMENT FOR ANNUAL MEETINGS OF STOCKHOLDERS OF
CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

PROSPECTUS FOR ORDINARY SHARES OF CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

To the Stockholders of China Advanced Construction Materials Group, Inc.

This proxy statement/prospectus is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of China Advanced Construction Materials Group, Inc. (the “Company” or “CADC Nevada”) for use at the 2018 annual meeting of stockholders of the Company (the “Meeting”) and at all adjournments and postponements thereof. The Meeting will be held at 9 North West Fourth Ring Road Yingu Mansion Suite 1708, Haidian District Beijing, People’s Republic of China, on [   ], [   ], 2018, at 10:00 a.m., Beijing Time., to consider and vote upon the following proposals:

1.	To elect Xianfu Han, Weili He, Tao Jin, Jiehui Fan, and Wei Pei (the “Director Nominees”) to serve on the Company’s Board of Directors (the “Board”) for a term of one (1) year;

2.	Ratification of selection of Friedman LLP (“Friedman”) as the Company’s independent registered public accounting firm for 2018;

3.	To authorize and approve the Company’s 2018 Equity Incentive Plan (the “Plan”);

4.	To conduct a non-binding advisory vote on the Company’s executive compensation;

5.	To adopt the Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company and China Advanced Construction Materials Group, Inc., an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of the Company (“CADC Cayman”);

6.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED ABOVE AND “FOR” EACH OF THE PROPOSAL.

Holders of record of the Company’s Common Stock at the close of business on [   ], 2018 (the “Record Date”) will be entitled to notice of, and to vote at, this Meeting and any adjournment or postponement thereof. Each share of Common Stock entitles the holder thereof to one vote.

Your vote is important, regardless of the number of shares you own. Even if you plan to attend this Meeting in person, it is strongly recommended that you complete the enclosed proxy card before the meeting date, to ensure that your shares will be represented at this Meeting if you are unable to attend.

A complete list of stockholders of record entitled to vote at this Meeting will be available for ten (10) days before this Meeting at the principal executive office of the Company for inspection by stockholders during ordinary business hours for any purpose germane to this Meeting.

This notice and the enclosed proxy statement/prospectus are first being mailed to stockholders on or about [   ], 2018.

You are urged to review carefully the information contained in the enclosed proxy statement/prospectus prior to deciding how to vote your shares.

By Order of the Board,
/s/ Xianfu Han
Xianfu Han, Chief Executive Officer
(Principal Executive Officer)
[ ], 2018

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED “FOR” ALL OF THE NOMINEES LISTED ABOVE AND “FOR” EACH OF THE OTHER PROPOSALS.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Stockholder Meeting to Be Held at 10:00 a.m. on [   ], 2018 (Beijing Time)

The Notice of Annual Meeting, proxy statement/prospectus and Annual Report on Form 10-K for fiscal year ended June 30, 2017 are available at www.proxyvote.com.

China Advanced Construction Materials Group, Inc.
PROXY STATEMENT

2018 ANNUAL MEETING OF STOCKHOLDERS

to be held on [    ], [    ], 2018, at 10:00 a.m., Beijing Time
9 North West Fourth Ring Road Yingu Mansion Suite 1708

Haidian District Beijing, People’s Republic of China 100190

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this proxy statement/prospectus?

This proxy statement/prospectus describes the proposals on which our Board would like you, as a stockholder, to vote at the Meeting, which will take place on [   ], [   ], 2018, at 10:00 a.m., Beijing Time, at 9 North West Fourth Ring Road Yingu Mansion Suite 1708, Haidian District Beijing, People’s Republic of China.

Stockholders are being asked to consider and vote upon proposals to (i) elect the Director Nominees to the Board to serve one-year terms, (ii) ratify the selection of Friedman as our independent registered public accounting firm for 2018, (iii) approve the Company’s 2018 Equity Incentive Plan, (iv) conduct a non-binding advisory vote on our executive compensation, (v) approve the adoption of the Merger Agreement, and (vi) transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

This proxy statement/prospectus also gives you information on the proposals so that you can make an informed decision. You should read it carefully. Your vote is important. You are encouraged to submit your proxy card as soon as possible after carefully reviewing this proxy statement/prospectus and its appendixes.

In this proxy statement/prospectus, we refer to China Advanced Construction Materials Group, Inc.as the “Company”, “we”, “us” or “our.”

Who can vote at this Meeting?

Stockholders who owned shares of our Common Stock on [    ], 2018 (the “Record Date”) may attend and vote at this Meeting. There were [    ] shares of Common Stock outstanding on the Record Date. All shares of Common Stock shall have one vote per share. Information about the stockholdings of our directors, executive officers and significant stockholders is contained in the section of this Proxy Statement entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 29 of this Proxy Statement.

What is the proxy card?

The card enables you to appoint Xianfu Han and Weili He as your representatives at this Meeting. By completing and returning the proxy card, you are authorizing these persons to vote your shares at this Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend this Meeting. Even if you plan to attend this Meeting, it is strongly recommended to complete and return your proxy card before this Meeting date just in case your plans change. If a proposal comes up for vote at this Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

How does the Board recommend that I vote?

Our Board unanimously recommends that stockholders vote “FOR” each of the Director Nominees listed in proposal No. 1 and “FOR” each of proposals No. 2, 3, 4, and 5.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Certain of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

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Stockholder of Record/Registered Stockholders

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Action Stock Transfer Corporation, you are a “stockholder of record” who may vote at the Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement/prospectus; however, you will not be able to vote in person at the Meeting.

How do I vote?

If you were a stockholder of record of the Company’s Common Stock on the Record Date, you may vote in person at the Meeting or by submitting a proxy. Each share of Common Stock that you own in your name entitles you to one vote, in each case, on the applicable proposals.

(1) You may submit your proxy by mail.  You may submit your proxy by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If we receive your proxy card prior to this Meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

●	as you instruct, and

●	according to the best judgment of the proxies if a proposal comes up for a vote at this Meeting that is not on the proxy card.

We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

●	FOR each nominee for director;

●	FOR the selection of Friedman as our independent registered public accounting firm for 2018;

●	FOR the approval of the 2018 Equity Incentive Plan;

●	FOR the approval of the compensation of the Company’s named executive officers;

●	FOR the approval of the adoption of the Merger Agreement;

●	According to the best judgment of Mr. Han and Mr. He if a proposal comes up for a vote at the Meeting that is not on the proxy card.

(2) You may vote in person at the Meeting.  We will pass out written ballots to any stockholder of record who wants to vote at the Meeting.

If I plan on attending the Meeting, should I return my proxy card?

Yes. Whether or not you plan to attend the Meeting, after carefully reading and considering the information contained in this proxy statement/prospectus, please complete and sign your proxy card. Then return the proxy card in the pre-addressed, postage-paid envelope provided herewith as soon as possible so your shares may be represented at the Meeting.

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May I change my mind after I return my proxy?

Yes. You may revoke your proxy and change your vote at any time before the polls close at this Meeting. You may do this by:

●	sending a written notice to the Secretary of the Company at the Company’s executive offices stating that you would like to revoke your proxy of a particular date;

●	signing another proxy card with a later date and returning it to the Secretary before the polls close at this Meeting; or

●	attending this Meeting and voting in person.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What happens if I do not indicate how to vote my proxy?

Signed and dated proxies received by the Company without an indication of how the stockholder desires to vote on a proposal will be voted in favor of each director and proposal presented to the stockholders.

Will my shares be voted if I do not sign and return my proxy card?

If you do not sign and return your proxy card, your shares will not be voted unless you vote in person at this Meeting.

What vote is required to elect the Director Nominees as directors of the Company?

The election of each nominee for director requires the affirmative vote of a plurality of the shares of Common Stock represented in person or by proxy and entitled to vote in the election of directors at the Meeting.

How many votes are required to ratify Friedman as the Company’s independent registered public accounting firm for 2018?

The proposal to ratify the appointment of Friedman to serve as our independent registered public accounting firm for 2018 requires the affirmative vote of a majority of the votes cast at the Meeting by the holders of shares of Common Stock entitled to vote.

How many votes are required to authorize and approve the Company’s 2018 Equity Incentive Plan?

The proposal to authorize and approve the Company’s 2018 Equity Incentive Plan requires the affirmative vote of a majority of the votes properly cast in person or by proxy at the Meeting.

How many votes are required with respect to the non-binding advisory vote on executive compensation?

The proposal to approve a non-binding advisory vote on the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the votes properly cast in person or by proxy.

How many votes are required to approve the adoption of the Merger Agreement?

The proposal to approve the adoption of the Merger Agreement requires the affirmative vote of a majority of the votes properly cast in person or by proxy.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed, except as may be necessary to meet legal requirements.

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Where do I find the voting results of this Meeting?

We will announce voting results at this Meeting and also file a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) reporting the voting results.

Who can help answer my questions?

You can contact Xianfu Han or Weili He at +86 10 82525361 or by sending a letter to the offices of the Company at 9 North West Fourth Ring Road Yingu Mansion Suite 1708, Haidian District Beijing, People’s Republic of China with any questions about proposals described in this proxy statement/prospectus or how to execute your vote.

QUESTIONS AND ANSWERS RELATING TO THE MERGER

What is the merger?

Under the Merger Agreement, CADC Cayman will merge with and into the Company, with the CADC Cayman surviving the merger. Upon consummation of the merger, each issued and outstanding share of the Company’s common stock will be converted into the right to receive one ordinary share in the capital of CADC Cayman, which shares will be issued by CADC Cayman in connection with the merger. Following the merger, CADC Cayman will own and continue to conduct our business in substantially the same manner as it is currently being conducted by the Company and its subsidiaries. CADC Cayman will also be managed by the same Board of Directors and executive officers that manage the Company today.

Why does the Company want to engage in the merger?

The merger is part of a reorganization of the Company’s corporate structure approved by our Board of Directors that we expect will, among other things, result in a reduction in operational, administrative, legal and accounting costs over the long term and provide us with flexibility to pursue listings on international stock exchanges such as the Hong Kong Stock Exchange. Please see the section entitled “The Merger Agreement—Background and Reasons for the Merger.” However, there can be no assurance that following the merger we will be able to realize these expected benefits for the reasons discussed in the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—The expected benefits of the merger and reorganization may not be realized.” We also have incurred and will continue to incur transaction costs (the significant majority of which will have been incurred and expensed prior to your vote on the proposal). Please see the section entitled “Summary Pro Forma Financial Information” for a description of these transaction costs.

Will the merger affect current or future operations?

The merger is not expected to have a material impact on how we conduct day-to-day operations. While the new corporate structure would not change our future operational plans to grow our business, including our focus on our China business, it may improve our ability to expand internationally. The location of future operations will depend on the needs of the business, which will be determined without regard to CADC Cayman’s jurisdiction of incorporation. Please see the section entitled “The Merger Agreement — Background and Reasons for the Merger.”

Is the merger taxable to me?

U.S. holders will not recognize gain or loss for U.S. federal income tax purposes upon receipt of CADC Cayman ordinary shares in exchange for the Company common stock. The aggregate tax basis in the ordinary shares of CADC Cayman received in the merger will equal each such U.S. holder’s aggregate tax basis in the Company common stock surrendered. A U.S. holder’s holding period for the ordinary shares of CADC Cayman that are received in the merger generally should include such U.S. holder’s holding period for the common stock of the Company surrendered. Please see the section entitled “Taxation — Material United States Federal Income Tax Consequences Relating to the Merger and the Ownership and Disposition of CADC Cayman Ordinary Shares.”

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THE TAX TREATMENT OF THE MERGER UNDER STATE LAW WILL DEPEND ON THE STATE. IT IS POSSIBLE THAT THE MERGER MAY BE TAXABLE UNDER THE TAX LAW OF SOME STATES, INCLUDING, FOR EXAMPLE, CALIFORNIA. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR PRIOR TO THE ANNUAL MEETING REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO YOU.

Has the U.S. Internal Revenue Service rendered a ruling on any aspects of the merger?

No ruling has been requested from the U.S. Internal Revenue Service, or the IRS, in connection with the merger.

When do you expect to complete the merger?

If the adoption of the Merger Agreement is approved by our stockholders at the Annual Meeting, we anticipate that the merger will become effective at 10:00 a.m., Beijing Time, on [    ], 2018, although the merger may be abandoned by our Board of Directors prior to its completion. Please see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—Our Board of Directors may choose to defer or abandon the merger.”

What types of information and reports will CADC Cayman make available to shareholders following the merger?

Following completion of the merger, CADC Cayman is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. CADC Cayman will remain subject to the mandates of the Sarbanes-Oxley Act of 2002, or the Sarbanes- Oxley Act, and, as long as the CADC Cayman’s ordinary shares are listed on the NASDAQ Stock Market, or NASDAQ, the governance and disclosure rules of that stock exchange. However, as a foreign private issuer, CADC Cayman will be exempt from certain rules under the Exchange Act that would otherwise apply if CADC Cayman were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

●	CADC Cayman may include in its SEC filings financial statements prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, or with the International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, without reconciliation to U.S. GAAP;

●	CADC Cayman will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example,

CADC Cayman will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, CADC Cayman will need to promptly furnish reports on Form 6-K any information that CADC Cayman (a) makes or is required to make public under the laws of the Cayman Islands, (b) files or is required to file under the rules of any stock exchange or (iii) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, CADC Cayman will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, CADC Cayman will be required to file an annual report on Form 20-F within four months after its fiscal year end;

●	CADC Cayman will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

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●	CADC Cayman will not be required to conduct advisory votes on executive compensation;

●	CADC Cayman will be exempt from filing quarterly reports under the Exchange Act with the SEC;

●	CADC Cayman will not be subject to the requirement to comply with Regulation Fair Disclosure, or Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

●	CADC Cayman will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	CADC Cayman will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

CADC Cayman expects to take advantage of these exemptions if the merger is effected. Accordingly, after the completion of the merger, if you hold CADC Cayman securities, you may receive less information about CADC Cayman and its business than you currently receive with respect to the Company and be afforded less protection under the U.S. federal securities laws than you are entitled to currently. However, consistent with our policy of seeking input from, and engaging in discussions with, our stockholders, on executive compensation matters, CADC Cayman intends to provide disclosure relating to its executive compensation philosophy, policies and practices and conduct an advisory vote on executive compensation once every three (3) years after the merger is effected. However, CADC Cayman expects to review this practice after the next such advisory vote and may at that time or in the future determine to conduct such advisory votes more frequently or to not conduct them at all.

If CADC Cayman loses its status as a foreign private issuer at some future time, then it will no longer be exempt from such rules and, among other things, will be required to file periodic reports and financial statements as if it were a company incorporated in the United States. The costs incurred in fulfilling these additional regulatory requirements could be substantial. Please see the sections entitled “Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—The expected benefits of the merger and reorganization may not be realized” and “Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—If CADC Cayman fails to qualify as a foreign private issuer upon completion of the merger, or loses its status as a foreign private issuer at some future time, CADC Cayman would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.”

Do I have to take any action to exchange my common stock and receive CADC Cayman ordinary shares?

The Company common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of CADC Cayman ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in CADC Cayman’s register of members upon completion of the merger, without any further action on your part. Upon completion of the merger, only registered shareholders reflected in CADC Cayman’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon CADC Cayman ordinary shares registered in their respective names. Any attempted transfer of the Company stock prior to the merger that is not properly documented and reflected in the stock records maintained by the Company’s transfer agent as of immediately prior to the Effective Time will not be reflected in CADC Cayman’s register of members upon completion of the merger. Registered holders of CADC Cayman’s ordinary shares seeking to transfer CADC Cayman ordinary shares following the merger will be required to provide customary transfer documents required by CADC Cayman’s transfer agent to complete the transfer.

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If you hold the Company’s common stock in uncertificated book-entry form (for example, if you hold your shares through a broker), at the time the merger becomes effective in the State of Nevada, or the Effective Time, the Company common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of CADC Cayman ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in book-entry form without any action on your part.

If you hold the Company’s common stock in certificated form, you may exchange your stock certificates for new CADC Cayman share certificates promptly following the merger. We will request that all the Company stock certificates be returned to CADC Cayman’s transfer agent following the merger. Soon after the closing of the merger, you will be sent a letter of transmittal from our exchange agent. It is expected that, prior to the Effective Time, Action Stock Transfer Corporation will be appointed as our exchange agent for the merger. The letter of transmittal will contain instructions explaining the procedure for surrendering your stock certificates for new CADC Cayman share certificates. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

The Company’s current transfer agent is Action Stock Transfer Corporation, which will continue to serve as the transfer agent for CADC Cayman ordinary shares after the Effective Time.

What happens to the Company stock options at the Effective Time of the merger?

At the Effective Time, all outstanding and unexercised portions of each option, warrant and security exercisable or convertible by its terms into the common stock of the Company (including convertible promissory notes), whether vested or unvested, which is outstanding immediately prior to the Effective Time (each, a “Company Stock Option”) shall be assumed by CADC Cayman and shall be deemed to constitute an option, warrant or convertible security, as the case may be, to acquire the same number of ordinary shares of CADC Cayman as the holder of such Company Stock Option would have been entitled to receive had such holder exercised or converted such Company Stock Option in full immediately prior to the Effective Time (not taking into account whether such Company Stock Option was in fact exercisable or convertible at such time), at the same exercise price per share, and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status and all other material terms and conditions; and CADC Cayman shall take all steps to ensure that a sufficient number of ordinary shares is reserved for the exercise of such Company Stock Options. Please see the section entitled “The Merger Agreement—Stock Compensation and Benefit Plans and Programs” for more information.

Can I trade my Company common stock before the merger is completed?

Yes. the Company common stock will continue trading on NASDAQ through the last trading day prior to the date of completion of the merger, which date of completion is expected to be [    ], 2018 (Beijing time).

After the merger, where can I trade my CADC Cayman ordinary shares?

We expect that as of the Effective Time, the CADC Cayman ordinary shares will be authorized for listing on NASDAQ, and we expect such shares will be traded on the exchange under the symbol “CADC.”

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How will my rights as a shareholder of CADC Cayman change after the merger relative to my rights as a stockholder of the Company prior to the merger?

Because of differences between Nevada law and Cayman Islands law and differences between the governing documents of the Company and CADC Cayman, we are unable to adopt governing documents for CADC Cayman that are identical to the governing documents for the Company, but we have attempted to preserve in the memorandum and articles of association of CADC Cayman the same allocation of material rights and powers between the shareholders and our Board of Directors that exists under the Company’s bylaws and certificate of incorporation. For example, under the Company’s bylaws, a director must be elected by a plurality of the votes cast, meaning that the nominee who polls more votes than any other candidate is elected. This provision is preserved in the articles of association of CADC Cayman.

Nevertheless, CADC Cayman’s proposed memorandum and articles of association differ from the Company’s bylaws and certificate of incorporation, both in form and substance, and your rights as a shareholder of CADC Cayman will change relative to your rights as a stockholder of the Company as a result of the merger and you may not be afforded as many rights as a shareholder of CADC Cayman under applicable laws and the CADC Cayman memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws. Please see the sections entitled “Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—Your rights as a stockholder of the Company will change as a result of the merger and you may not be afforded as many rights as a shareholder of CADC Cayman under applicable laws and the CADC Cayman memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws.”

Notwithstanding the foregoing, the changes above may not change your rights as a shareholder significantly in practice because the Company has a concentrated ownership structure with a few stockholders each holding more than five percent (5%) of the Company’s common stock. For further details on the security ownership of certain beneficial owners of the Company, please see the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

Additionally, as a foreign private issuer, CADC Cayman will be permitted to follow corporate governance practices in accordance with Cayman Islands laws in lieu of certain NASDAQ corporate governance standards. However, we do not intend to initially rely on any NASDAQ exemptions or accommodations for foreign private issuers following the merger. Please see the sections entitled “Proposal 5 Approval of the Adoption of the Merger Agreement—The Merger Agreement—Background and Reasons for the Merger.”

SUMMARY

This summary highlights selected information regarding the merger from this Proxy Statement and may not contain all of the information that is important to you. For a more complete description of the merger, you should read carefully this entire Proxy Statement, including the Appendix. Please also see the section entitled “Where You Can Find Additional Information.” The Merger Agreement, a copy of which is attached as Appendix C to this Proxy Statement, contains the terms and conditions of the merger. The memorandum and articles of association of CADC Cayman will serve purposes substantially similar to the certificate of incorporation and bylaws of the Company. Copies of the memorandum and articles of association of CADC Cayman that will become effective upon consummation of the merger are attached to this Proxy Statement as Appendix D.

The Merger

The Parties to the Merger

The Company engages in the production of advanced construction materials for large scale infrastructure, commercial and residential developments. The Company is primarily focused on engineering, producing, servicing, delivering and pumping a comprehensive range of advanced ready-mix concrete materials for highly technical, large scale, and environmentally-friendly construction projects. Ready-mixed concrete products are important building materials that are used in a vast majority of commercial, residential and public works construction projects. We are committed to conducting our operations with an emphasis on the extensive use of recycled waste materials, extending product life, the efficient production of our concrete materials with minimal energy usage, dust and air pollution, and innovative products, methods and practices.

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Our concrete sales business is comprised of the formulation, production and delivery of Company’s line of C10-C100 concrete mixtures primarily through our current fixed plant, a ready mix concrete batching plant in Beijing. The ready-mixed concrete sales business engages principally in the formulation, preparation and delivery of ready-mixed concrete to the worksites of our customers. For this segment of our business, we procure raw materials, mix them according to our measured mixing formula, ship the final products in mounted transit mixers to the destination work site, and, for more sophisticated structures, pump the mixture and set it into structural frame molds as per structural design parameters. The process of delivering and setting the ready mix concrete mixture cannot exceed 90 minutes because the chemistry of concrete mixture hardens thereafter. The deliverable radius of a concrete mixture from our ready mix plant in Beijing is approximately 25 kilometers. Traffic conditions would affect the timing and shipment of our concrete mixtures. Since the 2008 Olympics, there are alternating license plate traffic restrictions on many traffic routes in Beijing to ease traffic congestion and associated exhaust pollution. Due to the large amounts of working capital required for the acquisition of raw materials associated for this business segment, a supply shortage or degradation of supplier accounts payable credit terms would pose a potential risk to our business.

We expect to expand the Company’s presence at leading construction industry events and in periodicals to build up a successful reputation. The primary goal is to reinforce the sales efforts by promoting positive testimonials and successful stories from the Company’s high profile clients and projects. Our marketing and sales strategy emphasizes on the sale of value-added products and solutions to customers.

CADC Cayman is a newly formed exempted company incorporated under the laws of the Cayman Islands and currently a wholly owned subsidiary of CADC Nevada. An “exempted” company under the laws of the Cayman Islands is one which receives such registration as a result of satisfying the Registrar of Companies in the Cayman Islands that it conducts its operations mainly outside of the Cayman Islands and is as a result exempted from complying with certain provisions of the Cayman Islands Companies Law, such as the general requirement to file an annual return of its shareholders with the Registrar of Companies, and is permitted flexibility in certain matters, such as the ability to register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands. CADC Cayman does not have a significant amount of assets or liabilities and has not engaged in any business since its formation other than activities associated with its anticipated participation in the merger. Following the merger, CADC Cayman, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by the Company and its subsidiaries.

The principal executive offices of both of the Company and CADC Cayman are located at 9 North West Fourth Ring Road Yingu Mansion Suite 1708, Haidian District Beijing, People’s Republic of China 100190, and the telephone number of each company is +86 10 82525361.

The Merger

Under the Merger Agreement, CADC Cayman will merge with and into CADC Nevada. Upon completion of the merger, CADC Cayman will own and continue to conduct the business that CADC Nevada and its subsidiaries currently conduct, in substantially the same manner. As a result of the merger, our stockholders will own ordinary shares of CADC Cayman, an exempted company incorporated under the laws of the Cayman Islands, rather than common stock in CADC Nevada, a Nevada corporation. As a result of the merger, each outstanding share of CADC Nevada’s common stock will be converted into the right to receive the same number of ordinary shares of CADC Cayman, which shares will be issued by CADC Cayman in connection with the merger. Our Board of Directors reserves the right to defer or abandon the merger. Please see the section entitled “Risk Factors and Caution Regarding Forward- Looking Statements—Risks Relating to the Merger and Reorganization—Our Board of Directors may choose to defer or abandon the merger.”

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Background and Reasons for the Merger

In reaching its decision to approve the Merger Agreement and the merger, our Board of Directors identified several potential benefits to our stockholders, which are described below under “The Merger Agreement—Background and Reasons for the Merger.” The merger is part of a reorganization of the Company’s corporate structure that we expect will, among other things, result in a reduction in operational, administrative, legal and accounting costs over the long term. Please also see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization” below for a description of certain risks associated with the merger and reorganization.

Conditions to Completion of the Merger

The following conditions must be satisfied or waived, if allowed by law, to complete the merger and reorganization:

1.	the Merger Agreement has been adopted by the requisite vote of stockholders of the Company;

2.	none of the parties to the Merger Agreement is subject to any decree, order or injunction that prohibits the consummation of the merger;

3.	the registration statement of which this Proxy Statement is a part has been declared effective by the SEC and no stop order is in effect;

4.	the CADC Cayman ordinary shares to be issued pursuant to the merger have been authorized for listing on NASDAQ, subject to official notice of issuance and satisfaction of other standard conditions;

5.	all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of the Company, CADC Cayman or their subsidiaries to consummate the merger have been obtained or made; and

6.	the representations and warranties of the parties to the Merger Agreement set forth in the Merger Agreement are true and correct in all material respects, and the covenants of the parties set forth in the Merger Agreement (other than those to be performed after the Effective Time) have been performed in all material respects.

Our Board of Directors currently does not anticipate any circumstances in which it would waive the conditions listed above; however, in the event it determines that a waiver of any such conditions is in the best interests of our stockholders and that such change to the terms of the merger and/or the Merger Agreement do not make the disclosure provided to our stockholders materially misleading (for example, if a representation in the Merger Agreement is not true but there is otherwise no harm to the Company or our stockholders), our Board of Directors will not resolicit shareholder approval of the merger and/or the Merger Agreement. If a waiver of any condition listed above would make the disclosure provided to our stockholders materially misleading, our Board of Directors will resolicit shareholder approval of the merger and/or the Merger Agreement. Additionally, our Board of Directors reserves the right to defer or abandon the merger as well for the reasons described under “Risk Factors and Caution Regarding Forward- Looking Statements—Risks Relating to the Merger and Reorganization—Our Board of Directors may choose to defer or abandon the merger.”

Regulatory Approvals

The only governmental or regulatory approvals or actions that are required to complete the merger in respect of CADC Nevada are compliance with U.S. federal and state securities laws, the NASDAQ rules and regulations and Nevada corporate laws.

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Rights of Dissenting Stockholders

Under the Nevada Revised Statutes, or the NRS, you will not have appraisal rights in connection with the merger.

Accounting Treatment of the Merger

The merger is a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Accordingly, all assets and liabilities will be recorded at historical cost, in a manner similar to an exchange between entities under common control.

Tax Considerations

United States Tax Consequences of the Merger to CADC Nevada and CADC Cayman

We expect that neither the Company nor CADC Cayman will incur U.S. income tax as a result of completion of the merger.

United States Taxation of CADC Nevada Stockholders

Taxation of U.S. Holders. The merger should be characterized for U.S. federal income tax purposes as either a tax-free merger or a transaction qualifying under Section 351 of the Internal Revenue Code of 1986, or the Code. In either case, U.S. holders will not recognize gain or loss for U.S. federal income tax purposes upon receipt of CADC Cayman ordinary shares in exchange for CADC Nevada’s common stock. The aggregate tax basis in the ordinary shares of CADC Cayman received in the merger will equal each such U.S. holder’s aggregate tax basis in CADC Nevada’s common stock surrendered. A U.S. holder’s holding period for the ordinary shares of CADC Cayman that are received in the merger generally should include such U.S. holder’s holding period for the common stock of CADC Nevada surrendered.

Taxation of Non-U.S. Holders. The holders of CADC Nevada’s common stock who are treated as foreign persons for U.S. federal income tax purposes, including holders who hold directly and constructively more than 5% of the outstanding the Company common stock, will not recognize taxable gain or loss on their the Company common stock for U.S. federal income tax purposes.

Please see the section entitled “Taxation” for further information regarding material tax consequences relating to the merger and the ownership and disposition of CADC Cayman Ordinary Shares.

Other Information

Ownership in CADC Cayman

CADC Nevada’s common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of CADC Cayman ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in CADC Cayman’s register of members upon completion of the merger, without any further action on your part. Upon completion of the merger, only registered shareholders reflected in CADC Cayman’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon CADC Cayman ordinary shares registered in their respective names. Any attempted transfer of CADC Nevada’s stock prior to the merger that is not properly documented and reflected in the stock records maintained by the Company’s transfer agent as of immediately prior to the Effective Time will not be reflected in CADC Cayman’s register of members upon completion of the merger. Registered holders of CADC Cayman’s ordinary shares seeking to transfer CADC Cayman ordinary shares following the merger will be required to provide customary transfer documents required by CADC Cayman’s transfer agent to complete the transfer.

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If you hold CADC Nevada’s common stock in uncertificated book-entry form (for example, if you hold your shares through a broker), at the Effective Time, CADC Nevada’s common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of CADC Cayman ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in book-entry form without any action on your part.

If you hold CADC Nevada’s common stock in certificated form, you may exchange your stock certificates for new CADC Cayman share certificates promptly following the merger. We will request that all CADC Nevada’s stock certificates be returned to the Company’s transfer agent following the merger. Soon after the closing of the merger, you will be sent a letter of transmittal from our transfer agent. The letter of transmittal will contain instructions explaining the procedure for surrendering your stock certificates for new CADC Cayman share certificates. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

Comparison of Rights of Stockholders/Shareholders

The principal attributes of CADC Nevada’s common stock and CADC Cayman’s ordinary shares will be similar. However, there are differences between the rights of stockholders under the Nevada Revised Statutes and the rights of shareholders under Cayman Islands law. In addition, there are differences between the provisions of CADC Nevada’s certificate of incorporation and bylaws and CADC Cayman’s memorandum and articles of association, as explained further below in this Proxy Statement. Please see the sections entitled “Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—Your rights as a stockholder of the Company will change as a result of the merger and you may not be afforded as many rights as a shareholder of CADC Cayman under applicable laws and the CADC Cayman memorandum and articles of association as you were as a stockholder of CADC Nevada under applicable laws and the Company certificate of incorporation and bylaws”.

Stock Exchange Listing

It is a condition to the completion of the merger that the ordinary shares of CADC Cayman will be authorized for listing on NASDAQ, subject to official notice of issuance and satisfaction of other standard conditions. As such, we expect that as of the Effective Time, the CADC Cayman ordinary shares will be authorized for listing on NASDAQ Capital Market under the symbol “CADC.”

Market Price

The closing price per share of the Company common stock on NASDAQ was $[    ] on [    ], 2018, the last trading date immediately preceding public announcement of the proposed merger.

Recommendation and Required Vote

Our Board of Directors has unanimously determined that the reorganization, to be effected by the merger, is advisable and in the best interests of the Company and our stockholders and, as such, has unanimously approved the merger and the Merger Agreement. The Board of Directors recommends that you vote “FOR” the adoption of the Merger Agreement.

Annual Meeting of Stockholders

You can vote at the Annual Meeting if you owned the Company common stock at the close of business on [    ], 2018, the Record Date. As of [    ], 2018, there were [    ] shares of the Company common stock outstanding and entitled to vote. Adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of the Company common stock entitled to vote at the Annual Meeting. As of the Record Date, our directors and executive officers and their affiliates owned, in the aggregate, approximately [    ] of such shares, representing ownership of approximately [    ]% of the outstanding shares of the Company common stock as of that date. These shares are included in the number of shares entitled to vote at the Annual Meeting.

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Risk Factors

There are a number of risks which you should be aware of in considering whether to vote in favor of the proposal to approve the merger, including the following:

●	Your rights as a shareholder of CADC Cayman will change relative to your rights as a stockholder of the Company as a result of the merger and you may not be afforded as many rights as a shareholder of CADC Cayman under applicable laws and the CADC Cayman memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws;

●	As a result of different shareholder voting requirements in the Cayman Islands relative to Nevada, we may have less flexibility with respect to our ability to amend our constitutional documents and enter into certain business combinations than we now have;

●	As a foreign private issuer, CADC Cayman will not be required to provide its shareholders with the same information as the Company would if the Company remained a U.S. public issuer and, as a result, you may not receive as much information about CADC Cayman as you did about the Company and you may not be afforded the same level of protection as a shareholder of CADC Cayman under applicable laws and the CADC Cayman memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws;

●	The enforcement of civil liabilities against CADC Cayman may be more difficult; and

●	The expected benefits of the merger and reorganization may not be realized because the achievement of the benefits are subject to factors that we do not control, such as the reactions of third parties with whom we enter into contracts and do business and the reactions of investors and analysts.

The risks are discussed more fully in the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization” following this Proxy Statement.

Summary Pro Forma Financial Information

A pro forma condensed consolidated balance sheet for CADC Cayman is not presented in this Proxy Statement because there are no significant pro forma adjustments required to be made to the historical consolidated financial statements of the Company to give effect to the transaction. The transaction will be accounted for as a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Please see the section entitled “The Merger Agreement—Accounting Treatment of the Merger.”

A pro forma condensed consolidated statement of operations for CADC Cayman is not presented in this Proxy Statement because there are no significant pro forma adjustments required to be made to income from operations in the historical consolidated income statements of the Company to give effect to the transaction.

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Reference is made to the consolidated financial statements of the Company, including the notes to the financial statements, in the Company’s Annual Report on Form 10-K for the year ended June 30, 2017, which is incorporated by reference into this Proxy Statement. Please refer to the section in this Proxy Statement entitled “Where You Can Find Additional Information.”

We estimate that the costs incurred in connection with the merger and re-domicile will amount to approximately $70,000, with the significant majority having been incurred prior to your vote on the proposal. The transaction costs have been or will be reflected in general and administrative expense in our condensed consolidated statement of operations in the period incurred.

RISK FACTORS AND CAUTION REGARDING FORWARD-LOOKING STATEMENTS

In considering whether to vote in favor of the proposal to adopt the Merger Agreement in connection with the merger, you should consider carefully the following risks or investment considerations, in addition to the other information in this Proxy Statement. In addition, please note that this Proxy Statement contains or incorporates by reference “forward-looking statements” and “forward-looking information” under applicable securities laws. These forward-looking statements include, but are not limited to, statements about the merger and reorganization and our plans, objectives, expectations and intentions with respect to future operations, including the benefits or impact described in this Proxy Statement that we expect to achieve as a result of the merger and reorganization. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates,” “continues,” “may,” “intends,” “plans” or similar expressions in this Proxy Statement or in the documents incorporated by reference. Any forward-looking statements in this Proxy Statement reflect only expectations that are current as of the date of this Proxy Statement or the date of any document incorporated by reference in this document, as the case may be, are not guarantees of performance, and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our ability to control. Further, these forward-looking statements are based on assumptions with respect to business strategies and decisions that are subject to change. Actual results or performance may differ materially from those we express in our forward-looking statements. Except as may be required by applicable securities laws, we disclaim any obligation or undertaking to disseminate any updates or revisions to our statements, forward-looking or otherwise, to reflect changes in our expectations or any change in events, conditions or circumstances on which any such statements are based.

Set forth below, we have identified the factors, among others, that you should consider before making a decision on whether or not to vote in favor of the proposal to adopt the Merger Agreement, and we have identified certain of the risks that could cause our actual plans or results to differ materially from those included in the forward-looking statements contained or incorporated by reference herein. You should consider these risks when deciding how to vote. In addition, you should also review carefully the risks affecting our business generally that could also cause our actual plans or results to differ materially from those included in the forward-looking statements contained or incorporated by reference herein.

Risks Relating to the Merger and Reorganization

Your rights as a stockholder of The Company will change as a result of the merger and you may not be afforded as many rights as a shareholder of CADC Cayman under applicable laws and the CADC Cayman memorandum and articles of association as you were as a stockholder of The Company under applicable laws and the Company certificate of incorporation and bylaws.

Because of differences between Nevada law and Cayman Islands law and differences between the governing documents of the Company and CADC Cayman, we are unable to adopt governing documents for CADC Cayman that are identical to the governing documents for the Company, but we have attempted to preserve in the memorandum and articles of association of CADC Cayman the same allocation of material rights and powers between the shareholders and our Board of Directors that exists under the Company’s bylaws and certificate of incorporation. Nevertheless, CADC Cayman’s proposed memorandum and articles of association differ from the Company’s bylaws and certificate of incorporation, both in form and substance, and your rights as a shareholder will change. For example:

●	Under the NRS, a corporation may not engage in a business in combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder. However, there is no equivalent provision under the Companies Law or CADC Cayman’s articles of association prohibiting business combinations with interested stockholders.

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●	Under the NRS, any stockholder may, upon written demand under oath stating the purpose thereof, inspect the corporation’s books and records for a proper purpose during the usual hours for business. However, shareholders of a Cayman Islands company do not have any general rights to inspect corporate records of a company, and CADC Cayman’s articles of association provide that the directors have the discretion as to whether, to what extent, when, where and under what conditions or regulations the accounts and books of the company may be open to the inspection of shareholders who are not directors.

●	Under the NRS, a stockholder may bring a derivative suit provided the requirements to do so under the NRS have been met. However, for a Cayman Islands company, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors, rather than the shareholders, and a shareholder of CADC Cayman would be entitled to bring a derivative action on behalf of CADC Cayman only in certain limited circumstances.

The laws of the Cayman Islands may not provide CADC Cayman shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

CADC Cayman’s corporate affairs are governed by its memorandum and articles of association, by the Companies Law (2018 Revision) of the Cayman Islands, or the “Companies Law”, and by the common law of the Cayman Islands. The rights of shareholders to take action against CADC Cayman’s directors, actions by minority shareholders and the fiduciary responsibilities of CADC Cayman’s directors to CADC Cayman under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law in the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from English common law, the decisions of whose courts are of persuasive authority but are not binding on a court in the Cayman Islands. The rights of CADC Cayman’s shareholders and the fiduciary responsibilities of its directors, although clearly established under Cayman Islands law, are not specifically prescribed in statute or a particular document in the same way that they are in certain statutes or judicial precedents in some jurisdictions of the United States. In particular, the Cayman Islands has a different body of securities laws relative to the United States. Therefore, CADC Cayman’s shareholders may have more difficulty protecting their interests in the face of actions by CADC Cayman’s management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States. In addition, shareholders of Cayman Islands companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States. The Cayman Islands courts are also unlikely to impose liability against CADC Cayman, in original actions brought in the Cayman Islands, based on certain civil liabilities provisions of U.S. securities laws.

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As a result of different shareholder voting requirements in the Cayman Islands relative to Nevada, we will have less flexibility with respect to our ability to amend our constitutional documents and enter into certain business combinations than we now have.

Under Nevada law and our current bylaws and certificate of incorporation, our bylaws and certificate of incorporation may be amended by the vote of a majority of shares of stock entitled to vote on the matter to approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares. Cayman Islands law requires a special resolution of not less than two-thirds of the shareholder votes cast at a general meeting for any amendment to the memorandum and articles of association of CADC Cayman. As a result of this Cayman Islands law requirement, situations may arise where the flexibility we now have under Nevada law would have provided benefits to our stockholders that will not be available in the Cayman Islands.

In addition, under Cayman Islands law, certain corporate transactions, such as a merger, require the approval of a special resolution of not less than two-thirds of the shareholder votes cast at a general meeting or, if the share capital of the Company is divided into different classes of shares, and the rights attaching to any class of shares of the merged entity differ from those attaching to the shares of the other constituent company, the articles of association of CADC Cayman also require a shareholder resolution by majority in number representing 66 2/3% of the holders of the Shares entitled to vote and present in person or by proxy at the meeting of the relevant class. By contrast, a merger under Nevada law would only require a simple majority of the outstanding stock of the company entitled to vote thereon. The increased shareholder approval requirements may limit our flexibility to enter into or complete certain business combinations that may be beneficial to shareholders.

The expected benefits of the merger and reorganization may not be realized.

We have presented in this Proxy Statement the anticipated benefits of the merger and reorganization. Please see the section entitled “The Merger Agreement—Background and Reasons for the Merger.” We cannot be assured that all of the goals of the merger and reorganization will be achievable, and some or all of the anticipated benefits of the merger and reorganization may not occur, particularly as the achievement of the benefits are in many important respects subject to factors that we do not control. These factors would include such things as the reactions of third parties with whom we enter into contracts and do business and the reactions of investors and analysts. In addition, the anticipated reduction of SEC reporting requirements and related expenses may not be achieved in the event of changes to the SEC rules applicable to foreign private issuers or if we fail to qualify as a foreign private issuer. While we expect the merger and reorganization will enable us to reduce our operational, administrative, legal and accounting costs over the long term, these benefits may not be achieved.

As a foreign private issuer, CADC Cayman will not be required to provide its shareholders with the same information as the Company would if the Company remained a U.S. public issuer and, as a result, you may not receive as much information about CADC Cayman as you did about the Company and you may not be afforded the same level of protection as a shareholder of CADC Cayman under applicable laws and the CADC Cayman memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws.

Following the completion of the merger, CADC Cayman is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. CADC Cayman will remain subject to the mandates of the Sarbanes-Oxley Act, and, as long as the CADC Cayman’s ordinary shares are listed on the NASDAQ, the governance and disclosure rules of that stock exchange. However, as a foreign private issuer, CADC Cayman will be exempt from certain rules under the Exchange Act that would otherwise apply if CADC Cayman were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

●	CADC Cayman may include in its SEC filings financial statements prepared in accordance with U.S. GAAP or with IFRS as issued by the IASB without reconciliation to U.S. GAAP;

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●	CADC Cayman will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, CADC Cayman will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, CADC Cayman will need to promptly furnish reports on Form 6-K any information that CADC Cayman (a) makes or is required to make public under the laws of the Cayman Islands, (b) files or is required to file under the rules of any stock exchange or (c) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, CADC Cayman will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, CADC Cayman will be required to file an annual report on Form 20-F within four months after its fiscal year end;

●	CADC Cayman will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

●	CADC Cayman will not be required to conduct advisory votes on executive compensation;

●	CADC Cayman will be exempt from filing quarterly reports under the Exchange Act with the SEC;

●	CADC Cayman will not be subject to the requirement to comply with Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

●	CADC Cayman will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	CADC Cayman will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

CADC Cayman expects to take advantage of these exemptions if the merger is effected. Accordingly, after the completion of the merger, if you hold CADC Cayman securities, you may receive less information about CADC Cayman and its business than you currently receive with respect to the Company and be afforded less protection under the U.S. federal securities laws than you are entitled to currently. However, consistent with our policy of seeking input from, and engaging in discussions with, our stockholders, on executive compensation matters, CADC Cayman intends to provide disclosure relating to its executive compensation philosophy, policies and practices and conduct an advisory vote on executive compensation once every three years after the merger is effected. However, CADC Cayman expects to review this practice after the next such advisory vote and may at that time or in the future determine to conduct such advisory votes more frequently or to not conduct them at all.

If CADC Cayman fails to qualify as a foreign private issuer upon completion of the merger, or loses its status as a foreign private issuer at some future time, CADC Cayman would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.

Following completion of the merger, CADC Cayman is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. As a foreign private issuer, CADC Cayman will be exempt from certain rules under the Exchange Act that would otherwise apply if CADC Cayman were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. Please see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—As a foreign private issuer, CADC Cayman will not be required to provide its shareholders with the same information as the Company would if the Company remained a U.S. public issuer and, as a result, you may not receive as much information about CADC Cayman as you did about the Company and you may not be afforded the same level of protection as a shareholder of CADC Cayman under applicable laws and the CADC Cayman memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws.” While CADC Cayman is expected to qualify as a foreign private issuer following the completion of the merger, if CADC Cayman fails to qualify as a foreign private issuer upon completion of the merger, or loses its status as a foreign private issuer at some future time, CADC Cayman will be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.

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If we prepare our financial statements in accordance with IFRS following the merger, there may be a significant effect on our reported financial results.

The SEC permits foreign private issuers to file financial statements in accordance with IFRS as issued by IASB. At any time in the future, as a foreign private issuer, we may decide to prepare our financial statements in accordance with IFRS as issued by the IASB. The application by us of different accounting standards, a change in the rules of IFRS as issued by the IASB, or in the SEC’s acceptance of such rules, could have a significant effect on our reported financial results. Additionally, U.S. GAAP is subject to interpretation by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. IFRS are subject to interpretation by the IASB. A change in these principles or interpretations could have a significant effect on our reported financial results.

Changes in domestic and foreign laws, including tax law changes, could adversely affect CADC Cayman, its subsidiaries and its shareholders, and our effective tax rate may increase whether we effect the merger or not.

Changes in tax laws, regulations or treaties or the interpretation or enforcement thereof, in both or either of the U.S. or Cayman Islands, could adversely affect the tax consequences of the merger to CADC Cayman and its shareholders and/or our effective tax rates (whether associated with the merger or otherwise). While the merger is not anticipated to have any material impact on our effective tax rate, there is uncertainty regarding the tax policies of the jurisdictions where we operate, and our effective tax rate may increase and any such increase may be material.

The enforcement of civil liabilities against CADC Cayman may be more difficult.

After the merger, all of our executive officers and a majority of our directors will reside outside of the United States. As a result, it may be more difficult to serve legal process within the United States upon any of these persons and it may also be difficult to enforce, both in and outside of the United States, judgments you may obtain in the U.S. courts against these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Because CADC Cayman is a Cayman Islands corporation, investors could also experience more difficulty enforcing judgments obtained against CADC Cayman in U.S. courts than would currently be the case for U.S. judgments obtained against the Company. In addition, it may be more difficult (or impossible) to bring some types of claims against CADC Cayman in Cayman Islands courts than it would be to bring similar claims against a U.S. company in a U.S. court.

The market for CADC Cayman shares may differ from the market for the Company shares.

Although it is anticipated that the CADC Cayman ordinary shares will be authorized for listing on NASDAQ under the symbol “CADC,” as a company incorporated under the laws of the Cayman Islands, shares of CADC Cayman may appeal to different institutional investors, or impact the level of investment by current investors who may prefer or be required by internal guidelines to invest in companies that are incorporated in the United States. Accordingly, the reorganization may impact our institutional investor base, or the level of their respective investments in our securities, and may result in a change in the market prices, trading volume and volatility of the CADC Cayman shares from those of the Company shares.

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We expect to incur transaction costs and adverse financial consequences in the year of completion of the merger.

We expect a total of approximately $70,000 in transaction costs in connection with the merger, which have been and will continue to be expensed as incurred. The substantial majority of these costs will be incurred regardless of whether the merger is completed and prior to your vote on the proposal. We expect to incur costs and expenses, including professional fees, to comply with the Cayman Islands corporate and other laws. In addition, we expect to incur attorneys’ fees, accountants’ fees, filing fees, mailing expenses, proxy solicitation fees and financial printing expenses in connection with the merger, even if the merger is not approved or completed. Please see the section entitled “Summary Pro Forma Financial Information” for more information regarding these transaction costs.

The merger also may negatively affect us by diverting attention of our management and employees from our operating business during the period of implementation and by increasing other administrative costs and expenses.

Our Board of Directors may choose to defer or abandon the merger.

Completion of the merger may be deferred or abandoned, at any time, by action of our Board of Directors, whether before or after the Annual Meeting. While we currently expect the merger to take place promptly after the proposal to adopt the merger agreement is approved at the Annual Meeting, our Board of Directors may defer completion either before or for a significant time after the Annual Meeting or may abandon the merger because of, among other reasons, changes in existing or proposed laws, our determination that the merger would involve tax or other risks that outweigh their benefits, our determination that the level of expected benefits associated with the merger would otherwise be reduced, a dispute with the taxation authorities over the merger (or certain aspects thereof), an unexpected increase in the cost to complete the merger or any other determination by our Board of Directors that the merger would not be in the best interests of the Company or its stockholders or that the merger would have material adverse consequences to the Company or its stockholders.

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PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The nominees listed below have been nominated by the Nominating and Corporate Governance Committee and approved by our Board to stand for election as directors of the Company. Unless such authority is withheld, proxies will be voted for the election of the persons named below, each of whom has been designated as a nominee. If, for any reason not presently known, any person is not available to serve as a director, another person who may be nominated will be voted for in the discretion of the proxies.

Unless you indicate otherwise, shares represented by executed proxies in the form enclosed will be voted for the election of each nominee unless any such nominee shall be unavailable, in which case such shares will be voted for a substitute nominee designated by the Board.

Board Qualifications and Director Nominees

We believe that the collective skills, experiences and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our stockholders. While the Nominating and Corporate Governance Committee of our Board does not have any specific, minimum qualifications that must be met by each of our directors, the Nominating and Corporate Governance Committee uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board. In addition to the individual attributes of each of our current directors described below, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, exhibit commitment to enhancing stockholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

The Director Nominees recommended by the Board are as follows:

Name	Age	Current Position
Xianfu Han	57	CEO and Director
Weili He	59	Interim CFO, COO and Director
Tao Jin	49	Director
Wei Pei	34	Director
Jiehui Fan	38	Director

Information Regarding the Company’s Directors and Nominees

Xianfu Han	Mr. Han became our Chairman and Chief Executive Officer on April 29, 2008. From January 2003 to the present, Mr. Han has served as chairman of the board of directors of the Company’s subsidiary Beijing Xin Ao Concrete Group, or Xin Ao. His main responsibilities include daily board leadership and strategy initiatives. Since November 2002, Mr. Han has been Chairman at Beijing Tsinghua University Management School’s Weilun Club. His responsibilities involved daily management work. From January 2001 to March 2007, Mr. Han acted as Executive Vice Chairman of the Beijing Concrete Association. His primary functions involved public relations and communication with various governmental agencies. Mr. Han is a senior engineer with over 25 years of management experience in the building material industry. He contributed to the draft of the “Local Standard of Mineral Admixtures” regulations and was responsible for the “Research and Application of Green High Performance Concrete” published by the Ministry of Construction. Mr. Han has not held any other public Company directorships during the past five years. Mr. Han graduated in 1995 from the Tsinghua University executive MBA program. Mr. Han received his Bachelor degree in engineering management in 1992 from Northern China University of Technology.

Weili He	Mr. He became our Vice-Chairman and Chief Operating Officer on April 29, 2008, and became our Interim Chief Financial Officer on September 21, 2012. His primary responsibility is large client development. From August 2007 to present, Mr. He has worked as Vice Chairman of the board of directors of Xin Ao. From January 2003 to August 2007, Mr. He worked as Chairman of the board of directors of Beijing Xinhang Construction Materials Co., Ltd. His primary responsibilities included strategic planning. Since 2007, Mr. He has served as Vice Chairman of the Beijing Concrete Associations. His primary functions included market research. Mr. He has extensive construction and concrete engineering experience in China and Japan on numerous high profile projects. His primary expertise is plant management and operations. Mr. He received a bachelor’s degree in law from Party School of the Central Committee of C.P.C. Mr. He has not held any other public Company directorships during the past five years.

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Tao Jin	Mr. Jin became a member of our Board of Directors on May 4, 2011. Mr. Jin is a partner at Vestasia Limited. Prior to that, he had been a senior partner with the Chinese law firm of Jincheng TongDa & Neal, based in Beijing, where he specialized in mergers and acquisitions, foreign investments in China and capital market transactions. Mr. Jin started his legal practice in 1996 at the New York office of Cleary, Gottlieb, Steen & Hamilton where he represented numerous investment banks and corporations in a variety of mergers and acquisitions and capital markets transactions. Mr. Jin joined Sullivan & Cromwell’s Hong Kong office in 1999 where he continued to focus on merger and acquisition transactions. His clients included major multinational corporations, investment banks, PRC corporations and private equity funds. Mr. Jin joined JP Morgan’s legal department in 2002 as head legal counsel for mergers and acquisitions and capital market transactions in China. Immediately prior to joining Jincheng TongDa, Mr. Jin was a partner with Jun He Law Offices from 2005 through 2010. Mr. Jin received his B.S. from Beijing University and his J.D. from Columbia University, and is fluent in English and Mandarin. Mr. Jin is admitted to the New York bar. Mr. Jin has not held any other public Company directorships during the past five years.

Mr. Jin serves as Chairman of our Compensation Committee and as a member of our Audit Committee and Nominating and Governance Committee.

Wei Pei	Mr. Pei became a member of our Board of Directors on March 21, 2018. Mr. Pei has served as the Administrative Director of Wanda Picture Television & Media Co. since January 2017, responsible for the HR department and administrative office. He also assists the management work of some filming development projects of the Company. Before that, he worked at the Wanda Hotel Construction Co. since March 2010 in charge of the HR, project management and organizational work. Mr. Pei graduated from Harbin Institute of Technology with a bachelor degree in Business Management in 2006.

Mr. Pei serves as Chairman of the Company’s Nominating and Governance Committee and as a member of our Audit Committee and Compensation Committee.

Jiehui Fan

Mr. Fan is currently the Financial Manager of Hangzhou General Trade Co., Ltd., a position she has held since 2016. Previously, Ms. Fan served as a financial operator for Shanghai Yingzhi Investment Management Co., Ltd., where she raise and set up private equity funds, assist with due diligence, introduce funds, set up the fund’s financial account, and process daily clearing and settlement. Before this, Ms. Fan served as an investment manager at Far East International Leasing Co., Ltd., where she designs investment product structure, complete industry research and relevant research reports, select investment projects, discuss investment opportunities, and establish valuation models. Earlier, Ms. Fan worked at Ernst & Young PLL, where she was responsible for companies’ annual audit. Ms. Fan received her bachelor degree in Management in 2004 from Zhejiang University of Finance and Economics. Ms. Fan has not held any other public Company directorships during the past five years.

Ms. Fan will serve as Chairman of the Company’s Audit Committee and as a member of our Compensation Committee and Nominating and Governance Committee.

Qualifications for All Directors

In its assessment of each potential candidate, including those recommended by shareowners, the Nominating and Governance Committee considers the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the Nominating and Governance Committee determines are pertinent in light of the current needs of the Board. The Nominating and Governance Committee also takes into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

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The Board and the Nominating and Governance Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all directors, the Board assesses intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities. The Company’s services are performed in areas of future growth located outside of the United States. Accordingly, the Board believes that international experience or specific knowledge of key geographic growth areas and diversity of professional experiences should be represented on the Board. In addition, the Company’s business is multifaceted and involves complex financial transactions. Therefore, the Board believes that the Board should include some directors with a high level of financial literacy and some directors who possess relevant business experience as a Chief Executive Officer or President. Our business involves complex technologies in a highly specialized industry. Therefore, the Board believes that extensive knowledge of the Company’s business and industry should be represented on the Board. The Company’s business also requires compliance with a variety of regulatory requirements and relationships with various governmental entities. Therefore, the Board believes that governmental, political or diplomatic expertise should be represented on the Board.

Summary of Qualifications of Nominees for Director

Set forth below is a summary of some of the specific qualifications, attributes, skills and experiences of our directors which we believe qualify them to serve on our Board. For more detailed information, please refer to the biographical information for each director set forth below.

Xianfu Han. Mr. Han has extensive senior management experience in the industry in which we operate, having served as our Chief Executive Officer and Chairman since September 2008 and as the Chairman of Xin Ao since 2003. Mr. Han has over 25 years of management experience in the building material industry, and has worked extensively with various governmental agencies on behalf of our industry in Beijing. We believe Mr. Han is well-qualified to serve as a member of our board due to her in-depth knowledge and experience in the building material industry and his extensive experience in management.

Weili He. Mr. He has extensive experience in the concrete and construction industry, and has specific expertise in strategic planning and plant management and operation.

Tao Jin. Mr. Jin brings to the Board extensive legal and transactional capital markets experience and has worked extensively with both U.S. and PRC based companies, and has a high level of both legal and financial literacy and sophistication.

Xinyong Pei. Mr. Pei brings to the Board extensive experience in the construction industry, both within China and internationally, and years of service in various senior management positions.

Jiehui Fan. Ms. Fan brings to the Board extensive experience in finance and banking and has a high level of financial literacy and sophistication.

Vote Required

Proposal No. 1 will be approved by a plurality of the total votes properly cast in person or by proxy at the Meeting by the holders of Common Stock vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote.

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Recommendation of the Board

The Board unanimously recommends that you vote all of your shares “FOR” the election to the Board of all of the nominees described in this Proposal No. 1.

Corporate Governance

Our current corporate governance practices and policies are designed to promote stockholder value and we are committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity.

Corporate Governance Guidelines

We and our Board are committed to high standards of corporate governance as an important component in building and maintaining stockholder value. To this end, we regularly review our corporate governance policies and practices to ensure that they are consistent with the high standards of other companies. We also closely monitor guidance issued or proposed by the SEC and the provisions of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as the emerging best practices of other companies. The current corporate governance guidelines are available on the Company’s website www.China-ACM.com. Printed copies of our corporate governance guidelines may be obtained, without charge, by contacting the Corporate Secretary, China Advanced Construction Materials Group, Inc., 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District, Beijing, PRC, 100190.

The Board and Committees of the Board

The Company is governed by the Board that currently consists of five members as identified above. On August 7, 2009, the Board established three committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each of these committees is comprised entirely of independent directors. From time to time, the Board may establish other committees. The Board has adopted a written charter for each of the committees which may be obtained, without charge, by contacting the Corporate Secretary, China Advanced Construction Materials Group, Inc., 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District, Beijing, PRC, 100190, or through our website at www.China-ACM.com.

Prior to establishing the committees of the Board of Directors, our entire Board of Directors handled the functions that would otherwise be handled by each of the committees.

During the fiscal year ended June 30, 2017, the Board of Directors held four meetings. We do not have a policy with regard to Board members’ attendance at annual meetings of stockholders.

Governance Structure

Currently, our Chief Executive Officer is also our Chairman. The Board of Directors believes that, at this time, having a combined Chief Executive Officer and Chairman is the appropriate leadership structure for the Company. In making this determination, the Board of Directors considered, among other matters, the size of the Company as well as Mr. Han’s experience and tenure of having been Chairman and Chief Executive Officer since 2008, and felt that his experience, knowledge, and personality allowed him to serve ably as both Chairman and Chief Executive Officer. Among the benefits of a combined Chief Executive Officer/Chairman considered by the Board of Directors is that such structure promotes clearer leadership and direction for our Company and allows for a single, focused chain of command to execute our strategic initiatives and business plans. We have not appointed a lead independent director for our Board of Directors.

The Board’s Role in Risk Oversight

The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Directors’ oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

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While the Board oversees risk management, Company management is charged with managing risk. The Company has internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. The Board implements its risk oversight function both as a whole and through Committees. Much of the work is delegated to various Committees, which meet regularly and report back to the full Board. All Committees play significant roles in carrying out the risk oversight function. In particular:

The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee also oversees the internal audit function and the Company’s ethics programs, including the Codes of Business Conduct. The Audit Committee members meet separately with representatives of the independent auditing firm and the Company’s internal audit group; and

The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs. The Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

Independent Directors

Our Board has determined that the majority of the Board is comprised of “independent directors” within the meaning of applicable Nasdaq listing standards relating to Board composition and Section 301 of the Sarbanes-Oxley Act of 2002. Our independent directors are Mr. Jin, Mr. Ren and Mr. Pei.

Audit Committee

Our Audit Committee consists of Mr. Ren, Mr. Jin and Mr. Pei, each of whom is “independent” as that term is defined under the Nasdaq listing standards. The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our Company. Mr. Ren serves as our Audit Committee financial expert as that term is defined by Item 407 of Regulation S-K of the Exchange Act. The Audit Committee is responsible for, among other things:

●	selecting our independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors;

●	reviewing with our independent auditors any audit problems or difficulties and management’s response;

●	reviewing and approving all proposed related-party transactions, as defined in Item 404 of Regulation S-K under the Securities Act of 1933, as amended;

●	discussing the annual audited financial statements with management and our independent auditors;

●	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of significant internal control deficiencies;

●	annually reviewing and reassessing the adequacy of our Audit Committee charter;

●	meeting separately and periodically with management and our internal and independent auditors; and

●	reporting to the full Board of Directors; and

●	such other matters that are specifically delegated to our Audit Committee by our Board of Directors from time to time.

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All members of the Audit Committee met by telephone or in person four times during the fiscal year ended June 30, 2017.

The Report of the Audit Committee regarding the audited financial statements of the Company for the fiscal year ended June 30, 2017 is located on Appendix A to this Proxy Statement.

Our Audit Committee is governed by a written Audit Committee Charter. Our Board of Directors most recently reviewed and adopted an Audit Committee Charter at a meeting held on August 11, 2009. A copy of the Audit Committee Charter is available via our website at www.China-ACM.com.

Compensation Committee

Our Compensation Committee consists of Mr. Jin, Mr. Ren and Mr. Pei, each of whom is “independent” as that term is defined under the Nasdaq listing standards. Our Compensation Committee assists the Board in reviewing and approving the compensation structure of our directors and executive officers, including all forms of compensation to be provided to our directors and executive officers. Our Chief Executive Officer may not be present at any committee meeting during which his compensation is deliberated. The Compensation Committee is responsible for, among other things:

●	approving and overseeing the compensation package for our executive officers;

●	reviewing and making recommendations to the board with respect to the compensation of our directors;

●	reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of those goals and objectives, and setting the compensation level of our Chief Executive Officer based on this evaluation; and

●	reviewing periodically and making recommendations to the board regarding any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

The Compensation Committee has sole authority to retain and terminate outside counsel, compensation consultants retained to assist the Compensation Committee in determining the compensation of the Chief Executive Officer or senior executive officers, or other experts or consultants, as it deems appropriate, including sole authority to approve the firms’ fees and other retention terms. The Compensation Committee may also form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee. The Compensation Committee may from time to time seek recommendations from the executive officers of the Company regarding matters under the purview of the Compensation Committee, though the authority to act on such recommendations rests solely with the Compensation Committee.

All members of the Compensation Committee met by telephone or in person one time during the fiscal year ended June 30, 2017.

Nominating and Governance Committee

Our Nominating and Governance Committee consists of Mr. Pei, Mr. Ren and Mr. Jin, each of whom is “independent” as that term is defined under the Nasdaq listing standards. The Nominating and Governance Committee assists the Board of Directors in identifying individuals qualified to become our directors and in determining the composition of the board and its committees. The Nominating and Governance Committee is responsible for, among other things:

●	identifying and recommending to the board nominees for election or re-election to the board, or for appointment to fill any vacancy;

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●	reviewing annually with the board the current composition of the board in light of the characteristics of independence, age, skills, experience and availability of service to us;

●	identifying and recommending to the board the directors to serve as members of the board’s committees; and

●	monitoring compliance with our code of business conduct and ethics.

All members of the Nominating and Governance Committee met by telephone or in person one time during the fiscal year ended June 30, 2017.

Code of Ethics

The Board has adopted a Code of Conduct and Ethics that applies to the Company’s directors, officers and employees. A copy of this policy is available via our website at www.China-ACM.com. Printed copies of our Code of Ethics may be obtained, without charge, by contacting the Corporate Secretary, China Advanced Construction Materials Group, Inc., 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District, Beijing, PRC, 100190. During the fiscal year ended June 30, 2017, there were no waivers of our Code of Ethics.

Stockholder Communication with the Board of Directors.

Stockholders may communicate with the Board, including non-management directors, by sending a letter to our Board of Directors, c/o Corporate Secretary, China Advanced Construction Materials Group, Inc., 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District, Beijing, PRC, 100190 for submission to the Board or a committee or to any specific director to whom the correspondence is directed. Stockholders communicating through this means should include with the correspondence evidence, such as documentation from a brokerage firm, that the sender is a current record or beneficial stockholder of the Company. All communications received as set forth above will be opened by the Corporate Secretary or his designee for the sole purpose of determining whether the contents contain a message to one or more of our directors. Any contents that are not advertising materials, promotions of a product or service, patently offensive materials or matters deemed, using reasonable judgment, inappropriate for the Board will be forwarded promptly to the chairman of the Board, the appropriate committee or the specific director, as applicable.

Director Compensation

The executive directors agreed not to receive any compensation for serving on the board. The following table represents compensation earned by our non-executive directors in fiscal year ended June 30, 2018.

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Tao Jin(1)	$25,000	$4,706.45	-	-	-	-	$29,706.45
Ken Ren (2)	$25,000	$4,706.45	-	-	-	-	$29,706.45
Wei Pei (3)	$25,000	-	-	-	-	-	$25,000
Jiehui Fan (4)	$2,500	-	-	-	-	-	$2,500

(1)	On May 4, 2011, we entered into a director agreement with Tao Jin pursuant to which he is entitled to receive, annually, a cash compensation of $25,000 in cash and 833 shares of restricted stock.

(2)	On June 12, 2012, we entered into a director agreement with Ken Ren pursuant to which he is entitled to receive, annually, a fee of $25,000 in cash and 833 in restricted shares of the Company’s common stock. Mr. Ken Ren resigned on June 10, 2018.

(3)	On March 21, 2017, we entered into a director agreement with Mr. Wei Pei pursuant to which he is entitled to receive annual compensation of $25,000.

(4)	On June 12, 2018, we entered into a director agreement with Ms. Jiehui Fan pursuant to which she is entitled to receive annual compensation of $30,000.

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Executive Officers

Our current executive officers are as follows:

Name	Age	Position
Xianfu Han	57	Chairman and Chief Executive Officer
Weili He	59	Vice Chairman, Interim Chief Financial Officer and Chief Operation Officer

Xianfu Han	Mr. Han became our Chairman and Chief Executive Officer on April 29, 2008. From January 2003 to the present, Mr. Han has served as chairman of the board of directors of the Company’s subsidiary Beijing Xin Ao Concrete Group, or Xin Ao. His main responsibilities include daily board leadership and strategy initiatives. Since November 2002, Mr. Han has been Chairman at Beijing Tsinghua University Management School’s Weilun Club. His responsibilities involved daily management work. From January 2001 to March 2007, Mr. Han acted as Executive Vice Chairman of the Beijing Concrete Association. His primary functions involved public relations and communication with various governmental agencies. Mr. Han is a senior engineer with over 25 years of management experience in the building material industry. He contributed to the draft of the “Local Standard of Mineral Admixtures” regulations and was responsible for the “Research and Application of Green High Performance Concrete” published by the Ministry of Construction. Mr. Han has not held any other public Company directorships during the past five years.

Mr. Han graduated in 1995 from the Tsinghua University executive MBA program. Mr. Han received his Bachelor degree in engineering management in 1992 from Northern China University of Technology.

Weili He	Mr. He became our Vice-Chairman and Chief Operating Officer on April 29, 2008, and became our Interim Chief Financial Officer on September 21, 2012. His primary responsibility is large client development. From August 2007 to present, Mr. He has worked as Vice Chairman of the board of directors of Xin Ao. From January 2003 to August 2007, Mr. He worked as Chairman of the board of directors of Beijing Xinhang Construction Materials Co., Ltd. His primary responsibilities included strategic planning. Since 2007, Mr. He has served as Vice Chairman of the Beijing Concrete Associations. His primary functions included market research. Mr. He has extensive construction and concrete engineering experience in China and Japan on numerous high profile projects. His primary expertise is plant management and operations. Mr. He received a bachelor’s degree in law from Party School of the Central Committee of C.P.C. Mr. He has not held any other public Company directorships during the past five years.

Executive Compensation

Summary Executive Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Other Compensation ($)	Total ($)

Xianfu Han (1) (CEO)	2018 2017	300,000 300,000	--	--	--	--	300,000 300,000
	2016	300,000	--	--	--	--	300,000

Weili He (2) (Interim CFO and COO)	2018 2017	300,000 300,000	--	--	--	--	300,000 300,000
	2016	300,000	--	--	--	--	300,000

(1)	Mr. Han became our Chief Executive Officer on April 29, 2008. He was entitled to an annual salary of $300,000 for service as our Chief Executive Officer.

(2)	Mr. He became our Chief Operating Officer on April 29, 2008, and became our Interim Chief Financial Officer on September 21, 2012. He was entitled to an annual salary to $300,000.

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Grants of Plan Based Awards in the Fiscal Year Ended June 30, 2017

On December 25, 2014, the compensation committee of the Board of Director of the Company, approved (i) a new cash compensation plan for the Company’s executive officers, effective immediately.

Pursuant to the Cash Plan, the compensation committee determined that (i) Mr. Xianfu Han, is entitled to a base salary of $300,000, (ii) Mr. Weili He, is entitled to a base salary of $300,000. The Cash Plan also provided for aggregate cash bonuses (the “Cash Bonus”) payable to (i) Mr. Han in the amount of up to 160% of his base salary, or $480,000; and (ii) Mr. He in the amount of up to 100% of his base salary, or $300,000. According to the Cash Plan, 80% of the Cash Bonus is payable at the end of each quarter of the year ending June 30, 2017 (“Quarterly Bonuses”), starting from the end of the second quarter ended December 31, 2014, and 20% of the Cash bonus is payable at the end of the fiscal year ending June 30, 2017 (the “Year-End Bonus”), if the Company achieves certain revenue and operating income targets set for each period. For the payment of the Quarterly Bonuses, both the revenue and operating income targets must be achieved for that quarter. In addition, total annual cash bonus pool should be no more than 10% of operating income or revenue, or $2 million for the full fiscal year, whichever is less.

With respect to the Year-End Bonus, the Cash Plan sets forth three target levels of revenue and operating income targets for the year ending June 30, 2017: (i) the Base Target, (ii) the Threshold Target, which equals 90% of the revenue and operating income targets of the Base Target, and (iii) the Maximum Target, which equals 110% of the revenue and operating income targets of the Base Target. If the Base Target is achieved, the full Year-End Bonus is payable; if the Threshold Target is achieved, 70% of the Year-End Bonus is payable; and if the Maximum Target is achieved, 150% of the Year-End Bonus is payable. Additionally, with respect to each of these three target levels, if either revenue or income target has been met, but not both, for the full year, the Year-End Bonus is payable in half.

Outstanding Equity Awards at Fiscal Year-End

No individual grants of stock options or other equity incentive awards have been made to our officers and directors since our inception; accordingly, none were outstanding as of June 30, 2017.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

In connection with the reverse acquisition of BVI-ACM on April 29, 2008, Mr. Han was elected as our Chairman and Chief Executive Officer effective immediately. In January 2011, we entered into a three-year Employment Agreement with Mr. Han pursuant to which he receives an annual salary of $140,000 for service as our Chief Executive Officer. The initial term of three years as set forth in the agreement expired and the Company and Mr. Han renewed the agreement for another three years from July 1, 2014 to June 30, 2017 on the same terms except for the increased annual salary to $300,000. The Company and Mr. Han renewed the agreement for another three years from July 1, 2017 to June 30, 2020 on the same terms except for the increased annual salary to $360,000.

Upon termination of Mr. Han’s employment because of death, disability or for cause, the Company will pay or provide to Mr. Han or his estate, as the case may be (i) any unpaid base salary and any accrued vacation through the date of termination; (ii) any unpaid annual bonus accrued with respect to the fiscal year ending on or preceding the date of termination; (iii) reimbursement for any unreimbursed expenses properly incurred through the date of termination; and (iv) all other payments or benefits to which Mr. Han may be entitled under the terms of any applicable employee benefit plan, program or arrangement.

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Upon the termination of Mr. Han’s employment by the Company without cause, the Company will pay or provide to Mr. Han (i) all amounts due as if Mr. Han’s employment were terminated because of death, disability or for cause, and (ii) subject to Mr. Han’s execution (and non-revocation) of a general release of claims against the Company and its affiliates in a form reasonably requested by the Company, (a) continued payment of his base salary for two months after termination, payable in accordance with the regular payroll practices of the Company, but off the payroll; and (b) payment of his cost of continued medical coverage for two (2) months after termination (subject to his co-payment of the costs in the same proportion as such costs were shared immediately prior to the date of termination). Payments provided under this Section 6(d) shall be in lieu of any termination or severance payments or benefits for which Mr. Han may be eligible under any of the plans, policies or programs of the Company.

In January 2011, we also entered into a three year Employment Agreement with Mr. He pursuant to which he receives an annual salary of $109,169 for service as our Chief Operating Officer. The initial term of three years as set forth in the agreement expired and the Company and Mr. He renewed the agreement for another three years from July 1, 2014 to June 30, 2017 on the same terms except for the increased annual salary to $300,000. The Company and Mr. He renewed the agreement for another three years from July 1, 2017 to June 30, 2020 on the same terms except for the increased annual salary to $360,000.

Upon termination of Mr. He’s employment because of death, disability or for cause, the Company will pay or provide to Mr. He or his estate, as the case may be (i) any unpaid base salary and any accrued vacation through the date of termination; (ii) any unpaid annual bonus accrued with respect to the fiscal year ending on or preceding the date of termination; (iii) reimbursement for any unreimbursed expenses properly incurred through the date of termination; and (iv) all other payments or benefits to which Mr. He may be entitled under the terms of any applicable employee benefit plan, program or arrangement.

Upon the termination of Mr. He’s employment by the Company without cause, the Company will pay or provide to Mr. He (i) all amounts due as if Mr. He’s employment were terminated because of death, disability or for cause, and (ii) subject to Mr. He’s execution (and non-revocation) of a general release of claims against the Company and its affiliates in a form reasonably requested by the Company, (a) continued payment of his base salary for two months after termination, payable in accordance with the regular payroll practices of the Company, but off the payroll; and (b) payment of his cost of continued medical coverage for two (2) months after termination (subject to his co-payment of the costs in the same proportion as such costs were shared immediately prior to the date of termination). Payments provided under this Section 6(d) shall be in lieu of any termination or severance payments or benefits for which Mr. He may be eligible under any of the plans, policies or programs of the Company.

There are no compensatory plans or arrangements with respect to any officer, director, manager or other executive which would in any way result in payments to any such person because of his or her resignation, retirement, or other termination of employment with the Company, or any change in control of the Company, or a change in the person’s responsibilities following a change of control of the Company.

Section 16 Compliance

Section 16(a) of the Exchange Act, requires our directors, officers and persons who own more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other of our equity securities. To our knowledge, based solely on review of the copies of such reports furnished to us, as of the date of this proxy, all Section 16(a) filings applicable to officers, directors and greater than 10% stockholders were made.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of the Record Date for our officers, directors, director nominees and 5% or greater beneficial owners of common stock. There is no other person or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

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The percentage ownership information shown in the table below assumes that there are [    ] shares of common stock outstanding as of the Record Date.

Name & Address of Beneficial Owner	Office, If Any Officers and Directors	Amount and Nature of Beneficial Ownership	Percent of Class

Xianfu Han	Chairman and CEO	156,567		%
Weili He	Vice Chairman, COO and
	Interim CFO	155,088		%
Jiehui Fan	Director		--
Tao Jin (1)	Director	--	--
Wei Pei	Director	--	--
All officers and directors as a group (5 persons named above)
				%
5% Holder
Hou Sing International Business Limited		2,480,000		%

*	Less than 1%

(1)	Mr. Jin is entitled to receive 833 restricted shares of the Company’s common stock per annum under his director agreement but as of the date hereof such shares have not yet been issued.

Certain Relationships and Related Transactions

Transactions with Related Party

Mr. Xianfu Han, and Mr. Weili He, the Company’s shareholders and officers, serve as president and director of Ningbo Lianlv Investment Ltd., respectively. Ningbo Lianlv Investment Ltd owns 99% shares of Beijing Lianlv Technical Group Ltd. (“Beijing Lianly”), one of the Company’s suppliers. The Company has entered into certain raw material purchase agreements with Beijing Lianlv on August 18, 2016. Pursuant to the agreement, the Company may purchase up to an aggregate amount of RMB 45 million (approximately $ 7.3 million) worth of recycled gravel and RMB 44 million (approximately $7.1 million) worth of recycled sand at unit price of RMB 50 (approximately $8.1) and RMB 55 (approximately $8.8) respectively. The agreement requires the Company to inform Beijing Lianlv of its demand 12 hours in advance of the order. The Company is obligated to confirm the purchase quantity and payment amount on a monthly basis with Beijing Lianlv. Beijing Lianlv is obligated to provide inspection reports to the Company. Pursuant to the purchase agreements, the Company has agreed to purchase 90 tons of recycled gravel and 80 tons of recycled sands during the term of this agreement from August 18, 2016 to August 17, 2018. As of June 30, 2017 and 2016, the Company has prepaid $6,996,400 and $1,136,546 to Beijing Lianlv for raw material purchases, respectively.

Transactions with Related Persons

Except as discussed below, in the two fiscal years ended June 30, 2017, there have not been any transaction, nor is there any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds $120,000, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”).

Mr. Xianfu Han, the Company’s Chief Executive Officer and Mr. Weili He, the Company’s Chief Operating Officer and interim Chief Financial Officer, had advanced funds to BVI-ACM, for working capital purposes. The loans are non-interest bearing, unsecured, and are payable in cash on demand. On December 2, 2014, the Board authorized the Company to issue 92,897 and 81,968 shares of common stock of the Company (collectively, the “Shares”), to each of Mr. Xianfu Han and Mr. Weili He, at $5.49 per share, the closing bid price quoted by Nasdaq on December 1, 2014. The Shares offset the payables advanced by the two executives in the amount of approximately $510,000 and $450,000, respectively, to the Company. Payable balance also include their annual salary of $300,000. Therefore, as of June 30, 2017, approximately $1,071,000 and $1,191,000 remained payable to Mr. Han and Mr. He, respectively.

Certain short-term bank loans and bank guarantees are guaranteed by our officers and their spouse, see note 6 to the consolidated financial statements.

The Company has a lease agreement to lease office space from Mr. Weili He, the Company’s Interim Chief Financial Officer, through October 31, 2018, which annual payments of approximately $24,000.

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PROPOSAL NO. 2 — RATIFICTION OF SELECTION OF INDEPENDENT REGISTRED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Friedman to serve as the independent registered public accounting firm of the Company for the fiscal years ending June 30, 2018.

We are asking our stockholders to ratify the selection of Friedman as our independent registered public accounting firm. In the event our stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment.

We have been advised by Friedman that neither the firm nor any of its associates had any relationship with our Company other than the usual relationship that exists between independent registered public accountant firms and their clients during the last fiscal year.  Representatives of Friedman are not expected to attend the Meeting in person and therefore are not expected to be available to respond to any questions.  As a result, representatives of Friedman will not make a statement at the Meeting.

Principal Accountant Fees and Services

The following are the fees billed to us by our auditors during fiscal years ended June 30, 2017 and 2016:

	Years Ended
	June 30,	June 30,
	2017	2016
Audit Fees	$172,000	$133,000
Audit related fees	-	-
Tax fees	-	-
All Other Fees	-	-
Total	$172,000	$133,000

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by our Audit Committee to assure that such services do not impair the auditors’ independence from us. In accordance with its policies and procedures, the Audit Committee pre-approved the audit service performed by Friedman for our consolidated financial statements as of and for the year ended June 30, 2017.

The Company’s principal accountant, Friedman, did not engage any other persons or firms other than the principal accountant’s full-time, permanent employees.

Vote Required

Proposal No. 2 (the ratification of the appointment by the Audit Committee of Friedman to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2018) will be approved if a majority of the total votes properly cast in person or by proxy at the Meeting by the holders of common stock vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted “FOR” ratification of the appointment of Friedman as the independent registered public accountants of the Company.

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Recommendation of the Board

The Board unanimously recommends that you vote all of your shares “FOR” the ratification of Friedman as independent registered public accountants as described in this Proposal No. 2.

Audit Committee Report

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee our financial reporting activities. The Audit Committee is responsible for reviewing with both our independent registered public accounting firm and management, our accounting and reporting principles, policies and practices, as well as our accounting, financial and operating controls and staff. The Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. Additionally, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the last fiscal year ended June 30, 2017 for filing with the SEC.

Tao Jin

Ken Ren *

Pei Wei

* Mr. Ken Ren resigned from his director position on June 10, 2018.

The information contained in this Proxy Statement with respect to the Audit Committee’s report above and the independence of the members of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

PROPOSAL NO. 3 — APPROVAL OF 2018 EQUITY INCENTIVE PLAN

The Board has declared advisable, adopted and is submitting for stockholder approval, the Company’s 2018 Equity Incentive Plan (the “Plan”).  The purpose of the Plan is to attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors to acquire and maintain an interest in the Company, which interest may be measured by reference to the value of our common stock.

If approved by the Company’s stockholders, the Plan will be effective as of May 28, 2018 (the date that the Company’s Board of Directors approved the Plan).  Capitalized terms used but not defined in this Proposal No. 3 shall have the meaning ascribed to them in the Plan, a copy of which is attached hereto as Appendix B.  The following description is qualified in its entirety by reference to the Plan.

Description of the Plan

Administration.  Our Compensation Committee will administer the Plan. The Committee will have the authority to determine the terms and conditions of any agreements evidencing any Awards granted under the Plan and to adopt, alter and repeal rules, guidelines and practices relating to the Plan. Our Compensation Committee will have full discretion to administer and interpret the Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable.

Eligibility.  Current or prospective employees, directors, officers, advisors or consultants of the Company or its affiliates are eligible to participate in the Plan. Our Compensation Committee has the sole and complete authority to determine who will be granted an award under the Plan, however, it may delegate such authority to one or more officers of the Company under the circumstances set forth in the Plan.

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Number of Shares Authorized.  The Plan provides for an aggregate of Five Hundred and Fifty Thousand (550,000) Common Shares to be available for awards.  If an award is forfeited or if any option terminates, expires or lapses without being exercised, the Common Shares subject to such award will again be made available for future grant. Common Shares that are used to pay the exercise price of an option or that are withheld to satisfy the Participant’s tax withholding obligation will not be available for re-grant under the Plan.

Each Common Share subject to an Option or a Stock Appreciation Right will reduce the number of Common Shares available for issuance by one share, and each Common Share underlying an Award of Restricted Stock, Restricted Stock Units, Stock Bonus Awards and Performance Compensation Awards will reduce the number of Common Shares available for issuance by one share.

If there is any change in our corporate capitalization, the Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under our Plan, the number of shares covered by awards then outstanding under our Plan, the limitations on awards under our Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

The Plan will have a term of ten years and no further awards may be granted under the Plan after that date.

Awards Available for Grant.  Our Compensation Committee may grant awards of Non-Qualified Stock Options, Incentive (qualified) Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards, Performance Compensation Awards (including cash bonus awards) or any combination of the foregoing.

Options.  Our Compensation Committee will be authorized to grant Options to purchase Common Shares that are either “qualified,” meaning they are intended to satisfy the requirements of Code Section 422 for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the Plan will be subject to the terms and conditions established by our Compensation Committee. Under the terms of the Plan, the exercise price of the Options will be set forth in the applicable Award agreement. Options granted under the Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by our Compensation Committee and specified in the applicable Award agreement. The maximum term of an option granted under the Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder).

Stock Appreciation Rights. Our Compensation Committee will be authorized to award Stock Appreciation Rights (or SARs) under the Plan. SARs will be subject to the terms and conditions established by our Compensation Committee. An SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An Option granted under the Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an Option. SARs granted in connection with an Option shall be subject to terms similar to the Option corresponding to such SARs. SARs shall be subject to terms established by our Compensation Committee and reflected in the Award agreement.

Restricted Stock.  Our Compensation Committee will be authorized to award Restricted Stock under the Plan. Our Compensation Committee will determine the terms of such Restricted Stock awards. Restricted Stock are Common Shares that generally are non-transferable and subject to other restrictions determined by our Compensation Committee for a specified period. Unless our Compensation Committee determines otherwise or specifies otherwise in an Award agreement, if the participant terminates employment or services during the restricted period, then any unvested Restricted Stock is forfeited.

Restricted Stock Unit Awards.  Our Compensation Committee will be authorized to award Restricted Stock Unit awards. Our Compensation Committee will determine the terms of such Restricted Stock Units. Unless our Compensation Committee determines otherwise or specifies otherwise in an Award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited.

Stock Bonus Awards.  Our Compensation Committee will be authorized to grant awards of unrestricted Common Shares or other awards denominated in Common Shares, either alone or in tandem with other awards, under such terms and conditions as our Compensation Committee may determine.

Performance Compensation Awards.  Our Compensation Committee will be authorized to grant any award under the Plan in the form of a Performance Compensation Award by conditioning the vesting of the award on the attainment of specific levels of performance of the Company and/or one or more Affiliates, divisions or operational units, or any combination thereof, as determined by the Committee.

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Transferability.  Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution. Our Compensation Committee, however, may permit awards (other than incentive stock options) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability Company whose partners or stockholders are the participant and his or her family members or anyone else approved by it.

Amendment.  The Plan will have a term of ten years. Our Board may amend, suspend or terminate the Plan at any time; however, stockholder approval to amend the Plan may be necessary if the law or the rules of the national exchange so requires. No amendment, suspension or termination will impair the rights of any participant or recipient of any Award without the consent of the participant or recipient.

Change in Control.  Except to the extent otherwise provided in an Award agreement or as determined by the Compensation Committee in its sole discretion, in the event of a Change in Control, all outstanding options and equity awards (other than performance compensation awards) issued under the Plan will become fully vested and performance compensation awards will vest, as determined by our Compensation Committee, based on the level of attainment of the specified performance goals.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the Plan and the disposition of shares acquired pursuant to the exercise of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options.  There are a number of requirements that must be met for a particular option to be treated as a qualified option. One such requirement is that Common Shares acquired through the exercise of a qualified option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of qualified options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the qualified option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualified option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

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Restricted Stock.  A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will recognize taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”)). The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units.  A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. The Company will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

SARs.  No income will be realized by a participant upon grant of an SAR. Upon the exercise of an SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Stock Bonus Awards.  A participant will have taxable compensation equal to the difference between the fair market value of the shares on the date the Common Shares subject to the award are transferred to the participant over the amount the participant paid for such shares, if any. The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m).  In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its principal executive officer and the three other officers (other than the principal executive officer and principal financial officer) whose compensation is disclosed in its proxy statement/prospectus as a result of their total compensation, subject to certain exceptions. The Plan is intended to satisfy an exception with respect to grants of options to covered employees. In addition, the Plan is designed to permit certain awards of Options, Stock Appreciation Right, restricted stock, restricted stock units, cash bonus awards and other awards to be awarded as performance compensation awards intended to qualify under the “performance-based compensation”

Vote Required

Proposal No. 3 (the authorization and approval of the Company’s 2018 Equity Incentive Plan will be approved if a majority of the total votes properly cast in person or by proxy at the Meeting by the holders of Common Stock vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted “FOR” the Plan.

Recommendation of the Board

The Board unanimously recommends that you vote all of your shares “FOR” the approval of the Plan as described in this Proposal No. 3.

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PROPOSAL NO. 4 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

Purpose

The SEC has adopted final rules requiring public companies to provide stockholders with periodic advisory (non-binding) votes on executive compensation, also referred to as “say-on-pay” proposals. We are presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse the compensation paid to our Principal Executive Officer and Principal Financial Officer (collectively, the “Named Executive Officers”), as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (including the compensation tables and accompanying narrative discussion).

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers for the year ended June 30, 2017, as disclosed pursuant to Item 402 of Regulation S-K, compensation tables and narrative discussion is hereby APPROVED.”

Pursuant to the Exchange Act and the rules promulgated thereunder, this vote will not be binding on the Board or the Compensation Committee and may not be construed as overruling a decision by the Board or the Compensation Committee, creating or implying any change to the fiduciary duties of the Board or the Compensation Committee or any additional fiduciary duty by the Board or the Compensation Committee or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation.  The Board and the Compensation Committee, however, may in their discretion take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required

Approval of this proposal will require the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock represented in person or by proxy and entitled to vote at the Meeting.

Recommendation of the Board

The Board unanimously recommends that you vote all of your shares “FOR” the approval of the compensation of the Company’s named executive officers as described in this Proposal No. 4.

PROPOSAL 5 - APPROVAL OF THE ADOPTION OF THE MERGER AGREEMENT

The Merger Agreement

The following includes a brief summary of the material provisions of the Merger Agreement, a copy of which is attached as Appendix C and incorporated by reference into this Proxy Statement. We encourage you to read the Merger Agreement in its entirety for a more complete description of the merger. In the event of any discrepancy between the terms of the Merger Agreement and the following summary, the Merger Agreement will control.

Introduction

The Merger Agreement you are being asked to adopt at the Annual Meeting provides for a merger that would result in your shares of the Company common stock being converted into the right to receive an equal number of ordinary shares in the capital of CADC Cayman, an exempted company incorporated under the laws of the Cayman Islands. Under the Merger Agreement, CADC Cayman, a wholly owned subsidiary of the Company, will merge with and into the Company, with CADC Cayman surviving the merger. If the Merger Agreement is adopted by the stockholders, we anticipate that the merger will become effective at 10:00 a.m., Beijing Time, on [    ], 2018. Following the merger, CADC Cayman will own and continue to conduct our business in substantially the same manner as is currently being conducted by the Company and its subsidiaries. Immediately following the merger, you will own an interest in CADC Cayman, which will be managed by the same Board of Directors and executive officers that managed the Company immediately prior to the merger. Additionally, the consolidated assets and employees of CADC Cayman will be the same as those of the Company immediately prior to the merger.

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The Parties to the Merger

The Company engages in the production of advanced construction materials for large scale infrastructure, commercial and residential developments. The Company is primarily focused on engineering, producing, servicing, delivering and pumping a comprehensive range of advanced ready-mix concrete materials for highly technical, large scale, and environmentally-friendly construction projects. Ready-mixed concrete products are important building materials that are used in a vast majority of commercial, residential and public works construction projects. We are committed to conducting our operations with an emphasis on the extensive use of recycled waste materials, extending product life, the efficient production of our concrete materials with minimal energy usage, dust and air pollution, and innovative products, methods and practices.

Our concrete sales business is comprised of the formulation, production and delivery of Company’s line of C10-C100 concrete mixtures primarily through our current fixed plant, a ready mix concrete batching plant in Beijing. The ready-mixed concrete sales business engages principally in the formulation, preparation and delivery of ready-mixed concrete to the worksites of our customers. For this segment of our business, we procure raw materials, mix them according to our measured mixing formula, ship the final products in mounted transit mixers to the destination work site, and, for more sophisticated structures, pump the mixture and set it into structural frame molds as per structural design parameters. The process of delivering and setting the ready mix concrete mixture cannot exceed 90 minutes because the chemistry of concrete mixture hardens thereafter. The deliverable radius of a concrete mixture from our ready mix plant in Beijing is approximately 25 kilometers. Traffic conditions would affect the timing and shipment of our concrete mixtures. Since the 2008 Olympics, there are alternating license plate traffic restrictions on many traffic routes in Beijing to ease traffic congestion and associated exhaust pollution. Due to the large amounts of working capital required for the acquisition of raw materials associated for this business segment, a supply shortage or degradation of supplier accounts payable credit terms would pose a potential risk to our business.

We expect to expand Company’s presence at leading construction industry events and in periodicals to build up successful reputation. The primary goal is to reinforce the sales efforts by promoting positive testimonials and successful stories from Company’s high profile clients and projects. Our marketing and sales strategy emphasizes on the sale of value-added products and solutions to customers.

CADC Cayman is a newly formed exempted company incorporated under the laws of the Cayman Islands. An “exempted” company under the laws of the Cayman Islands is one which receives such registration as a result of satisfying the Registrar of Companies in the Cayman Islands that it conducts its operations mainly outside of the Cayman Islands and is as a result exempted from complying with certain provisions of the Cayman Islands Companies Law, such as the general requirement to file an annual return of its shareholders with the Registrar of Companies, and is permitted flexibility in certain matters, such as the ability to register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands. CADC Cayman does not have a significant amount of assets or liabilities and has not engaged in any business since its formation other than activities associated with its anticipated participation in the merger. As mentioned above, following the merger, CADC Cayman, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by the Company and its subsidiaries.

The principal executive offices of each of the Company and CADC Cayman are located at 9 North West Fourth Ring Road Yingu Mansion Suite 1708, Haidian District Beijing, People’s Republic of China 100190, and the telephone number of each company is +86 10 82525361.

Background and Reasons for the Merger

We believe the merger, which would change our place of incorporation from the United States to the Cayman Islands, is consistent with our international corporate strategy and would allow us to reduce operational, administrative, legal and accounting costs over the long term.

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Our growth corporate strategy has been focused on major developing economies such as China. Our corporate objective has been to enhance our position in the ready-mixed concrete sales business with attractive growth potential in selective geographic markets. To achieve this goal, our strategy has been focused on our core strengths and aligned with new product offering in the major developing economies, primarily China.

We also intend to focus on achieving high capacity utilization in order to efficiently operate our plant, by increasing capacity utilization at existing plant or expanding capacity by building new plants to meet existing contracts and anticipated increase in demand. We were focused on our capacity utilization at our Beijing-based concrete plant in fiscal year 2016 and 2017. As a result, we terminated our leased station based on slowing demand for railway construction and the suspension of new and ongoing high speed railway projects stemming from a changing policy announced by China’s Ministry of Rail and national development and reform commission.

Our customers have been primarily based in China. For the fiscal year ended June 30, 2017, we had one customer, whose sales accounted for more than 10% of our total sales. For the fiscal year ended June 30, 2016, we had no customer, whose sales accounted for more than 10% of our total sales. Five customers accounted for approximately 40% and 30% of the Company’s sales for the years ended June 30, 2017 and 2016, respectively. The total accounts receivable from these customers amounted to approximately $18.9 million and $13.5 million as of June 30, 2017 and 2016, respectively.

We currently have very limited operations in the United States and we believe there is no particular business reason to remain a company incorporated, and to maintain key corporate functions, in the United States. We believe that by reincorporating to a jurisdiction outside the United States, we will be able to qualify as a “foreign private issuer” under the rules and regulations of the SEC and thereby reduce our operational, administrative, legal and accounting costs. We have chosen to reorganize under the laws of the Cayman Islands because of its political and economic stability, effective judicial system, absence of exchange control or currency restrictions and availability of professional and support services. We could have selected a different jurisdiction outside of the United States, but we believe many non-Chinese companies operating in China are incorporated in the Cayman Islands and as a result many of our current and potential strategic partners have substantial experience doing business with Cayman Islands companies and corporate structures. We also believe that being incorporated in the Cayman Islands could provide us with additional flexibility to pursue listings on international stock exchanges, such as the Hong Kong Stock Exchange, should we desire to do so in the future. For example, we understand that historically the companies that have been accepted for listing on the Hong Kong Stock Exchange have generally been domiciled in China, Hong Kong, the Cayman Islands or Bermuda.

As noted, following the completion of the merger, CADC Cayman is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC and we expect that the reduced reporting obligations associated with being a foreign private issuer will reduce operational, administrative, legal and accounting costs in the long term. CADC Cayman will remain subject to the mandates of the Sarbanes-Oxley Act, and, as long as CADC Cayman’s ordinary shares are listed on the NASDAQ, the governance and disclosure rules of that stock exchange. However, as a foreign private issuer, CADC Cayman will be exempt from certain rules under the Exchange Act that would otherwise apply if CADC Cayman were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

●	CADC Cayman may include in its SEC filings financial statements prepared in accordance with U.S. GAAP or with IFRS as issued by the IASB without reconciliation to U.S. GAAP;

●	CADC Cayman will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, CADC Cayman will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, CADC Cayman will need to promptly furnish reports on Form 6-K any information that CADC Cayman (a) makes or is required to make public under the laws of the Cayman Islands, (b) files or is required to file under the rules of any stock exchange or (c) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, CADC Cayman will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, CADC Cayman will be required to file an annual report on Form 20-F within four months after its fiscal year end;

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●	CADC Cayman will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

●	CADC Cayman will not be required to conduct advisory votes on executive compensation;

●	CADC Cayman will be exempt from filing quarterly reports under the Exchange Act with the SEC;

●	CADC Cayman will not be subject to the requirement to comply with Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

●	CADC Cayman will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	CADC Cayman will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

CADC Cayman expects to take advantage of these exemptions if the merger is effected. Accordingly, after the completion of the merger, if you hold CADC Cayman securities, you may receive less information about CADC Cayman and its business than you currently receive with respect to the Company and be afforded less protection under the U.S. federal securities laws than you are entitled to currently. However, consistent with our policy of seeking input from, and engaging in discussions with, our stockholders, on executive compensation matters, CADC Cayman intends to provide disclosure relating to its executive compensation philosophy, policies and practices and conduct an advisory vote on executive compensation once every three years after the merger is effected. However, CADC Cayman expects to review this practice after the next such advisory vote and may at that time or in the future determine to conduct such advisory votes more frequently or to not conduct them at all.

Additionally, as a foreign private issuer, CADC Cayman will be permitted to follow corporate governance practices in accordance with Cayman Islands laws in lieu of certain NASDAQ corporate governance standards, such as the following NASDAQ corporate governance standards requiring that:

●	the majority of the board of directors be comprised of independent directors;

●	executive compensation be determined by independent directors or a committee of independent directors;

●	director nominees be selected, or recommended for selection by the board of directors, by independent directors or a committee of independent directors;

●	an audit committee be comprised of at least three members, each of whom is an independent director and one of whom has finance and accounting experience; and

●	all related party transactions be reviewed by the audit committee or another independent body of the board of directors.

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Campbells, our Cayman Islands counsel, has advised us that there are no comparable Cayman Islands laws related to the above corporate governance standards. Notwithstanding the foregoing, we do not intend to initially rely on any NASDAQ exemptions or accommodations for foreign private issuers following the merger.

We believe the merger and the related reorganization will enhance stockholder value. However, we cannot predict what impact, if any, the merger and reorganization will have in the long term in light of the fact that the achievement of our objectives depends on many things, including, among other things, future laws and regulations, as well as the development of our business.

For a discussion of the risk factors associated with the merger and reorganization, please see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization.”

Disadvantages of Reorganizing in the Cayman Islands

There are certain disadvantages that accompany reorganizing in the Cayman Islands, including:

●	The Cayman Islands has a different body of securities laws and corporate laws as compared to the United States and may provide significantly less protection to investors;

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States; and

●	CADC Cayman’ constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between it and our officers, directors and shareholders be arbitrated.

CADC Cayman’s corporate affairs are governed by CADC Cayman’s memorandum and articles of association, the Companies Law and the common law of the Cayman Islands. The rights of shareholders to take action against the directors and officers of CADC Cayman, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands, as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors, although clearly established under Cayman Islands law, are not specifically prescribed in statute or a particular document in the same way that they are in certain statutes or judicial precedent in some jurisdictions in the United States.

Additionally, a significant portion of our operations are conducted in the PRC, and a significant portion of our assets are located in the PRC. After the merger, a majority of CADC Cayman’ directors and all of its executive officers will continue to reside outside of the United States, and all or a substantial portion of such persons’ assets are or may be located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon CADC Cayman or such persons, or to enforce against them in courts of the United States, Cayman Islands or PRC, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

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The Merger

The steps that have been taken to date, and that will be taken, to complete the merger are:

●	The Company has formed CADC Cayman, with the Company holding one ordinary share issued by CADC Cayman.

●	Following the Annual Meeting, provided we have obtained the requisite stockholder approval, (i) the Company will merge with and into CADC Cayman, with CADC Cayman surviving, and (ii) the single ordinary share of CADC Cayman issued and outstanding and registered in the name of the Company shall be surrendered by the Company upon which the Company shall cease to be entitled to any rights in respect of such share and shall be removed from the register of members of CADC Cayman with respect to such share and the surrendered share shall be cancelled. All outstanding shares of the Company common stock will be converted into the right to receive an equal number of ordinary shares of CADC Cayman, which shares will be issued by CADC Cayman as part of the merger.

●	As a result, the existence of the Company will, upon completion of the merger, cease and CADC Cayman shall continue as the surviving entity.

Immediately prior to the Effective Time, all outstanding and unexercised portions of each option, warrant and security exercisable or convertible by its terms into the common stock of the Company (including convertible promissory notes), whether vested or unvested, which is outstanding immediately prior to the Effective Time (each, a “Company Stock Option”) shall be assumed by CADC Cayman and shall be deemed to constitute an option, warrant or convertible security, as the case may be, to acquire the same number of ordinary shares of CADC Cayman as the holder of such Company Stock Option would have been entitled to receive had such holder exercised or converted such Company Stock Option in full immediately prior to the Effective Time (not taking into account whether such Company Stock Option was in fact exercisable or convertible at such time), at the same exercise price per share, and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status and all other material terms and conditions; and CADC Cayman shall take all steps to ensure that a sufficient number of ordinary shares is reserved for the exercise of such Company Stock Options.

The Merger Agreement may be amended, modified or supplemented at any time before or after it is adopted by the stockholders of the Company. However, after adoption by the stockholders, no amendment, modification or supplement may be made or effected that requires further approval by the Company stockholders without obtaining that approval.

Possible Abandonment

Pursuant to the Merger Agreement, the Board of Directors of the Company may exercise its discretion to terminate the Merger Agreement, and therefore abandon the merger, at any time prior to the Effective Time, including after the adoption of the Merger Agreement by the Company’s stockholders. Please see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—Our Board of Directors may choose to defer or abandon the merger.”

Additional Agreements

CADC Cayman expects to enter into indemnification agreements with those directors, executive officers and other officers and employees (including officers and employees of its subsidiaries) who currently have indemnification agreements with the Company. The CADC Cayman indemnification agreements will be substantially similar to the Company’s existing indemnification agreements and will generally require that CADC Cayman indemnify and hold an indemnitee harmless to the fullest extent permitted by law for liabilities arising out of the indemnitee’s current or past association with CADC Cayman, any subsidiary of CADC Cayman or another entity where he or she is or was serving at CADC Cayman’s request as a director or officer or in a similar capacity that involves services with respect to any employee benefit plan. The indemnification agreements also provide for the advancement of defense expenses by CADC Cayman.

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In addition, CADC Cayman’s shareholder approval (from and after the Effective Time) of the Company equity compensation plans to be assumed by CADC Cayman for purposes of Section 422(b) of the Code, was established through approval of such plan by the Company, as the sole stockholder of CADC Cayman, immediately prior to the merger. As part of the merger, CADC Cayman will assume the Company’s any other plans and programs as provided in the Merger Agreement as may be amended immediately prior to the Effective Time. Although the merger will constitute a change in control for purposes of the foregoing equity compensation plans and other agreements with the Company’s executive officers, we will not incur any obligation as a result of the merger under the terms of the plans and agreements since CADC Cayman will assume the plans and agreements and any such obligation will be waived in connection with the merger, if applicable.

Conditions to Completion of the Merger

The following conditions must be satisfied or waived, if allowed by law, to complete the merger and reorganization:

1.	the Merger Agreement has been adopted by the requisite vote of stockholders of the Company;

2.	none of the parties to the Merger Agreement is subject to any decree, order or injunction that prohibits the consummation of the merger;

3.	the registration statement of which this Proxy Statement is a part has been declared effective by the SEC and no stop order is in effect;

4.	the CADC Cayman ordinary shares to be issued pursuant to the merger have been authorized for listing on NASDAQ, subject to official notice of issuance and satisfaction of other standard conditions;

5.	all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of the Company, CADC Cayman or their subsidiaries to consummate the merger have been obtained or made; and

6.	the representations and warranties of the parties to the Merger Agreement set forth in the Merger Agreement are true and correct in all material respects, and the covenants of the parties set forth in the Merger Agreement (other than those to be performed after the Effective Time) have been performed in all material respects.

Our Board of Directors currently does not anticipate any circumstances in which it would waive the conditions listed above; however, in the event it determines that a waiver of any such conditions is in the best interests of our stockholders and that such change to the terms of the merger does not make the disclosure provided to our stockholders materially misleading (for example, if a representation in the Merger Agreement is not true but there is otherwise no harm to the Company or our stockholders), our Board of Directors will not resolicit shareholder approval of the merger. If a waiver of any condition listed above would make the disclosure provided to our stockholders materially misleading, our Board of Directors will resolicit shareholder approval of the merger. Additionally, our Board of Directors reserves the right to defer or abandon the merger as well for the reasons described under “Risk Factors and Caution Regarding Forward- Looking Statements—Risks Relating to the Merger and Reorganization—Our Board of Directors may choose to defer or abandon the merger.”

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Stock Compensation and Benefit Plans and Programs

As part of the merger, CADC Cayman has agreed to assume all of the Company’s rights and obligations under the Company’s 2018 Equity Incentive Plan as may be amended immediately prior to the Effective Time. The plan that provides benefits to employees of subsidiaries of the Company will, upon being assumed by CADC Cayman, continue to provide benefits to such employees consistent with the current manner. For those plans that currently provide for the issuance of the Company common stock, following the merger, CADC Cayman ordinary shares will be issued, with no anticipated increase to our “overhang,” which we define for this purpose as the total number of shares required to be issued pursuant to the exercise of options and/or other equity awards outstanding and assumed by CADC Cayman in connection with the merger or shares otherwise available for issuance under our equity compensation plans assumed by CADC Cayman. Except as described below, all rights to purchase or receive, or receive payment based on, the Company common stock arising under our equity compensation plans will entitle the holder to purchase or receive, or receive payment based on, as applicable, an equal number of CADC Cayman ordinary shares.

Effective Time

Provided that we have obtained the requisite stockholder approval at the Annual Meeting, we anticipate that the merger will become effective at 10:00 a.m., Beijing Time, on [    ], 2018. Our Board of Directors will have the right, however, to defer or abandon the merger at any time if it concludes that completion of the merger would not be in the best interests of the Company or our stockholders.

Management of CADC Cayman

Immediately prior to the Effective Time, the directors and officers of the Company at such time will be elected or appointed as the directors and officers of CADC Cayman (to the extent the directors and officers of CADC Cayman and the Company are not already identical), each such person to have the same office(s) with CADC Cayman (and the same class designations and committee memberships in the case of directors) as he or she held with the Company, with the directors to serve until the earlier of the next meeting of the CADC Cayman shareholders at which an election of directors of their respective classes is required or until their successors are elected or appointed (or their earlier death, disability or retirement).

Recommendation and Required Vote

The affirmative vote of the holders of a two third majority of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting is required to approve the proposal to adopt the Merger Agreement. Our Board of Directors believes that the merger, to be effected by the Merger Agreement, is advisable and in the best interests of the Company and our stockholders. ACCORDINGLY, OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND THE MERGER AGREEMENT. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT.

Regulatory Approvals

The only governmental or regulatory approvals or actions that are required to complete the merger are compliance with U.S. federal and state securities laws, NASDAQ rules and regulations and Nevada corporate law (including the filing with the Secretary of State of the State of Nevada of a certificate of merger).

Rights of Dissenting Stockholders

Under the NRS, you will not have appraisal rights in connection with the merger because, among other reasons, the CADC Cayman shares you receive in the merger will be listed on NASDAQ.

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Ownership in CADC Cayman

The Company common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of CADC Cayman ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in CADC Cayman’s register of members upon completion of the merger, without any further action on your part. Upon completion of the merger, only registered shareholders reflected in CADC Cayman’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon CADC Cayman ordinary shares registered in their respective names. Any attempted transfer of the Company stock prior to the merger that is not properly documented and reflected in the stock records maintained by the Company’s transfer agent as of immediately prior to the Effective Time will not be reflected in CADC Cayman’s register of members upon completion of the merger. Registered holders of CADC Cayman’s ordinary shares seeking to transfer CADC Cayman ordinary shares following the merger will be required to provide customary transfer documents required by CADC Cayman’s transfer agent to complete the transfer.

If you hold the Company’s common stock in uncertificated book-entry form (for example, if you hold your shares through a broker), at the Effective Time, the Company common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of CADC Cayman ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in book-entry form without any action on your part.

If you hold the Company’s common stock in certificated form, you may exchange your stock certificates for new CADC Cayman share certificates promptly following the merger. We will request that all the Company stock certificates be returned to CADC Cayman’s transfer agent following the merger. Soon after the closing of the merger, you will be sent a letter of transmittal from our exchange agent. It is expected that, prior to the Effective Time, Action Stock Transfer Corporation will be appointed as our exchange agent for the merger. The letter of transmittal will contain instructions explaining the procedure for surrendering your stock certificates for new CADC Cayman share certificates. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

The Company’s current transfer agent is Action Stock Transfer Corporation, which will continue to serve as the transfer agent for CADC Cayman ordinary shares after the Effective Time.

Stock Exchange Listing

The Company’s common stock is currently listed on NASDAQ under the symbol “CADC.” There is currently no established public trading market for CADC Cayman’s ordinary shares. However, it is a condition to the completion of the merger that the shares of CADC Cayman will be authorized for listing on NASDAQ, subject to official notice of issuance and satisfaction of other standard conditions. As such, we expect that as of the Effective Time, CADC Cayman’s ordinary shares will be authorized for listing on NASDAQ, and we expect such shares will be traded on the exchange under the symbol “CADC.”

It is anticipated that CADC Cayman will qualify as a foreign private issuer in the U.S. following the merger. As a foreign private issuer, CADC Cayman will be permitted to follow corporate governance practices in accordance with Cayman Islands laws in lieu of certain NASDAQ corporate governance standards. However, we do not intend to initially rely on any NASDAQ exemptions or accommodations for foreign private issuers following the merger.

Accounting Treatment of the Merger

The merger will be accounted for as a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Accordingly, all assets and liabilities will be recorded at historical cost as an exchange between entities under common control. Please see the section entitled “Summary—Summary Pro Forma Financial Information.”

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Taxation

The following discussion of the material Cayman Islands, People’s Republic of China and United States federal income tax consequences is based upon laws and relevant interpretations thereof effective as of the date of this Proxy Statement, all of which are subject to change, possibly with retroactive effect. This discussion does not deal with all possible tax consequences relating to the merger or otherwise, such as the tax consequences under state and local and tax laws.

Cayman Islands Taxation

The Cayman Islands Government (or any other taxing authority in the Cayman Islands) currently does not levy taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the Cayman Islands in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to CADC Cayman levied by the Government of the Cayman Islands except for stamp duty which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. No stamp duties or other similar taxes or charges are payable under the laws of the Cayman Islands in respect of the execution or delivery of any of the documents relating the proposed merger or the performance or enforcement of any of them, unless they are executed in or thereafter brought within the jurisdiction of the Cayman Islands for enforcement purposes or otherwise. We do not intend that any documents relating the proposed merger be executed in or brought within the jurisdiction of the Cayman Islands. There are no exchange control regulations or currency restrictions in the Cayman Islands.

People’s Republic of China Taxation

Under the CIT Law and its implementation rules, both effective on January 1, 2008, all domestic and foreign investment companies will be subject to a uniform enterprise income tax at the rate of 25% and dividends from PRC enterprises to their foreign shareholders will be subject to a withholding tax at a rate of 10% if the foreign investors are considered as non-resident enterprises without any establishment or place within the PRC or if the dividends payable have no connection with the establishment or place of the foreign investors within the PRC, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a lower withholding tax rate. In accordance with Caishui (2008) No. 1 issued by the Ministry of Finance, or MOF, and SAT on February 22, 2008, the accumulative undistributed profits of foreign investment companies generated before January 1, 2008, and distributed to foreign investors after year 2008, shall be exempt from withholding tax.

The CIT Law has introduced the concept of “resident enterprises” and corresponding tax liability on resident enterprises’ worldwide income, whilst “non-resident enterprises” without any place or establishment in the PRC are required to pay 10% income tax on their passive incomes from sources within China only. A resident enterprise refers to an enterprise that (i) was established/incorporated within the PRC or (ii) was established/incorporated under the laws of a foreign jurisdiction but has its “de facto management body” in the PRC. A non-resident enterprise refers to an enterprise which was established/incorporated under the laws of a foreign jurisdiction and does not have its “de facto management body” in the PRC, but has an establishment or place in the PRC, or has China-sourced income even though it does not have any establishment or place in the PRC.

Under the implementation rules of the CIT Law, “de facto management body” is defined as an organization that has material and overall management and control over the business, personnel, accounts and properties of an enterprise. In April 2009, the SAT issued a Notice on Issues Relating to Determination of PRC-Controlled Offshore Enterprises as PRC Resident Enterprises Based on “De Facto Management Body” Test, or SAT Circular No. 82, under which, an offshore enterprise controlled by a PRC enterprise or a PRC enterprise group will be characterized as a “resident enterprise” due to the fact that its “de facto management body” is located within the PRC, if all of the following conditions are met at the same time: (i) the senior management personnel responsible for its daily operations and the place where the senior management departments discharge their responsibilities are located primarily in the PRC; (ii) its finance and human resources related decisions are made by or are subject to the approval of institutions or personnel located in the PRC; (iii) its major assets, books and records, company seals and minutes of its board of directors and shareholder meetings are located or kept in the PRC; and (iv) senior management personnel or 50% or more of the members of its board of directors with voting power of the enterprise reside in the PRC. SAT Circular No. 82 further specifies that the principle of “substance over form” shall be adopted in determining whether the “de facto management body” is located within China.

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We currently are not treated as a PRC resident enterprise by the Chinese tax authority and as a result, we have not withheld PRC income taxes from our foreign investors and as a non-resident enterprise, we are subject to PRC withholding tax if we receive dividends directly from our PRC subsidiaries paid by them using funds out of their profits generated on and after January 1, 2008.

Nevertheless, a significant portion of our operations are currently based in the PRC and are likely to remain based in the PRC after the merger. Moreover, a significant portion of our management team, who are in charge of finance and human resources related decisions, will perform their duties mainly in the PRC, and over 50% of our board members habitually reside in the PRC. Our main properties, accounting books and records, company seals and minutes of board meetings are maintained in China.

However, the rules regarding the determination of the “de facto management body” are relatively new and whether such rules may apply to us is unclear. Due to lack of further written clarification by the SAT, there is still a uncertainty around the interpretation of each of the four conditions as specified in SAT Circular No. 82 and the principle of “substance over form” and the implementation of SAT Circular No. 82 by Chinese tax authorities in practice. It also remains unclear what percentage of shares of an offshore enterprise must be held by a PRC entity or group in order for the offshore enterprise to be deemed as an offshore enterprise controlled by a PRC enterprise or a PRC enterprise group, and whether shares held by PRC resident individuals are counted pursuant to SAT Circular No. 82.

Due to the lack of clear guidance on the determination of our tax residency under the CIT Law, it remains unclear whether the PRC tax authorities will treat us as a PRC resident enterprise either before or after the merger or what effect, if any, the merger will have on the determination. As a result, we cannot express an opinion as to the likelihood that we will be subject to the tax applicable to resident enterprises or non-resident enterprises under the CIT Law. If CADC Cayman is treated as a PRC resident enterprise, it will be subject to PRC tax on its worldwide income at the 25% uniform tax rate, but the dividends distributed from its subsidiaries that are or deemed to be PRC resident enterprises should be tax-exempt income. In addition, if CADC Cayman is considered a PRC resident enterprise, the dividends paid by it to the non-PRC shareholders may be regarded as income from sources within the PRC pursuant to SAT Circular No. 82, and therefore the non-PRC institutional shareholders may be subject to a 10% withholding tax, and the non-PRC individual shareholders may be subject to a 20% withholding tax unless they are able to claim a lower tax rate pursuant to applicable tax treaties.

Furthermore, if CADC Cayman is treated as a PRC resident enterprise, there is a possibility that the capital gains realized by its non- PRC shareholders from the transfer of their shares may be regarded as income from sources within the PRC for PRC tax purposes. If such capital gains are taxed in China, the applicable income tax rate would be 10% for non-PRC institutional shareholders, and 20% for non- PRC individual shareholders. If the non-PRC shareholders are US residents that are eligible for PRC-US Tax Treaty benefits, whether capital gains should be taxed in China is unclear.

Pursuant to Paragraph 5 of Article 12 of the PRC-US Tax Treaty, gains from the alienation of shares of a company which is a PRC resident other than those mentioned in paragraph 4 representing a participation of 25 per cent may be taxed in China. Paragraph 6 of Article 12 of the PRC-US Tax Treaty further specifies that “[G]ains derived by a resident of a Contracting State from the alienation of any property other than that referred to in paragraphs 1 through 5 and arising in the other Contracting State may be taxed in that other Contracting State.” By virtue of this provision, the capital gains realized by the US residents may be taxed in the PRC if the capital gains are considered as “arising in” the PRC. Under the CIT Law and its implementing rules, the capital gains from transfer of shares may be considered as “arising in” the PRC if the enterprise whose shares are transferred is “located in” China. If CADC Cayman is considered a PRC resident enterprise, and if the Chinese tax authorities take the position that a PRC resident enterprise is deemed to be located in China, the capital gains realized by the US residents from transfer of their shares may be taxed in the PRC depending on how the PRC-US Tax Treaty is interpreted and implemented by the Chinese tax authorities.

Material United States Federal Income Tax Consequences Relating to the Merger and the Ownership and Disposition of CADC Cayman Ordinary Shares

The following is a summary of material U.S. federal income tax consequences of the merger and of the ownership and disposition of CADC Cayman ordinary shares after the merger, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. To the extent the discussion relates to matters of U.S. federal income tax law, and subject to the qualifications herein, it represents the opinion of Hunter Taubman Fischer and Li LLC, our United States counsel. This summary is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income or estate tax consequences different from those set forth below. We have not sought any ruling from the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

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This discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of particular circumstances, nor does it address the U.S. federal income tax consequences to persons who are subject to special rules under U.S. federal income tax law, including:

●	banks, insurance companies or other financial institutions;

●	persons subject to the alternative minimum tax;

●	tax-exempt organizations;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid United States federal income tax;

●	dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	holders who acquired our stock as compensation or pursuant to the exercise of a stock option

●	persons who hold our common stock as a position in a hedging transaction, “straddle,” or other risk reduction transaction; or

●	persons who do not hold our common stock as a capital asset (within the meaning of Section 1221 of the Code).

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding common stock through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

In addition, unless expressly provided below, this discussion does not address any foreign, state, or local laws or U.S. federal estate and gift tax laws.

For purposes of this discussion, a U.S. holder is (i) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes; (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States (or treated as such under applicable U.S. tax laws), any state thereof, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has a valid election in effect under applicable law and regulations to be treated as a U.S. person for U.S. federal income tax purposes. A non-U.S. holder is a holder that is not a U.S. holder.

In the case of a partnership or entity classified as a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Partners of partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the merger or of the ownership and disposition of CADC Cayman ordinary shares.

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Tax Consequences of the Merger to the Company and CADC Cayman

CADC Cayman Will Be Treated As a U.S. Corporation

Notwithstanding IRC Section 7701(a)(4), pursuant to Section 7874 of the Code, CADC Cayman will be treated as a U.S. corporation for all purposes under the Code because (i) after the merger, CADC Cayman will not have substantial business activities in the Cayman Islands and (ii) the former holders of the Company common stock will hold, by reason of owning shares of the Company common stock, at least 80% or more of the CADC Cayman ordinary shares. Because CADC Cayman will be treated as a U.S. corporation for all purposes under the Code, CADC Cayman will not be treated as a “passive foreign investment company,” as such rules apply only to non-U.S. corporations for U.S. federal income tax purposes.

Taxation of the Company and CADC Cayman

We expect that neither the Company nor CADC Cayman will incur U.S. income tax as a result of completion of the merger.

Tax Consequences of the Merger to U.S. Holders and Reporting Requirements

U.S. holders will not recognize gain or loss for U.S. federal income tax purposes upon receipt of CADC Cayman ordinary shares in exchange for the Company common stock. The aggregate tax basis in the ordinary shares of CADC Cayman received in the merger will equal each such U.S. holder’s aggregate tax basis in the Company common stock surrendered. A U.S. holder’s holding period for the ordinary shares of CADC Cayman that are received in the merger generally will include such U.S. holder’s holding period for the common stock of the Company surrendered.

U.S. holders who owned at least 5% of the Company’s outstanding stock or the Company common stock with a basis of $1,000,000 or more for U.S. federal income tax purposes who receive CADC Cayman ordinary shares as a result of the merger will be required to file with such U.S. holders’ U.S. federal income tax returns for the year in which the merger takes place a statement setting forth certain facts relating to the merger. Such statements must include the U.S. holders’ tax basis in, and fair market value of, the Company common stock surrendered in the merger.

U.S. holders should note that the state income tax consequences of the merger depend on the tax laws of such state. It is possible that the merger may be taxable under the tax laws of some states, including, e.g., California. U.S. holders are urged to consult their own tax advisors as to specific tax consequences to them of the merger in light of their particular circumstances, including the applicability and effect of any state, local, or foreign tax laws and of changes in applicable tax laws.

Tax Consequences of the Ownership and Disposition of CADC Cayman Ordinary Shares to U.S. Holders

Distributions

CADC Cayman does not currently anticipate paying distributions on its ordinary shares. In the event that distributions are paid, however, the gross amount of such distributions will be included in the gross income of the U.S. holder as dividend income on the date of receipt to the extent that the distribution is paid out of current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such dividends will be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations. Dividends received by non-corporate U.S. holders, including individuals, may be subject to reduced rates of taxation under current law. A U.S. holder may be eligible to claim a foreign tax credit with respect to any PRC withholding tax imposed on dividends paid by us. However, the foreign tax credit rules are complex, and their application in connection with Section 7874 of the Code in the presence of the Agreement Between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income, or the U.S.-PRC Tax Treaty, are not entirely clear at this time. U.S. holders should consult their own tax advisors with respect to any benefits they may be entitled to under the foreign tax credit rules and the U.S.-PRC Tax Treaty.

To the extent that dividends paid on CADC Cayman ordinary shares exceed current and accumulated earnings and profits, the distributions will be treated first as a tax-free return of tax basis on the CADC Cayman ordinary shares, and to the extent that the amount of the distribution exceeds tax basis, the excess will be treated as capital gain.

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Sale or Other Disposition

U.S. holders of CADC Cayman ordinary shares will recognize taxable gain or loss on any sale, exchange, or other taxable disposition of ordinary shares equal to the difference between the amount realized for the CADC Cayman ordinary shares and the U.S. holder’s tax basis in the ordinary shares. This gain or loss generally will be capital gain or loss. Non-corporate U.S. holders, including individuals, will be eligible for reduced tax rates if the CADC Cayman ordinary shares have been held for more than one year. A U.S. holder’s holding period for CADC Cayman ordinary shares should include such U.S. holder’s holding period for the ordinary shares of the Company surrendered in the merger. The deductibility of capital losses is subject to limitations. A U.S. holder may be eligible to claim a foreign tax credit with respect to any PRC withholding tax imposed on gain from the sale or other disposition of CADC Cayman ordinary shares. However, the foreign tax credit rules are complex, and their application in connection with Section 7874 of the Code in the presence of the U.S.-PRC Tax Treaty are not entirely clear at this time. U.S. holders should consult their own tax advisors with respect to any benefits they may be entitled to under the foreign tax credit rules and the U.S.-PRC Tax Treaty.

Recent Legislation

Recent legislation requires certain U.S. holders who are individuals, trusts or estates to pay a 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of shares of stock for taxable years beginning after December 31, 2012. U.S. holders should consult their own advisors regarding the effect, if any, of this legislation on their ownership and disposition of CADC Cayman ordinary shares.

Consequences if the Merger Does Not Qualify as a Reorganization

If contrary to the opinion described above, the merger fails to qualify as a reorganization, subject to the PFIC rules discussed below, a U.S. holder that exchanges its CADC Nevada shares for the merger consideration will recognize gain or loss equal to the difference between (i) the sum of (a) the fair market value of the CADC Cayman shares received, (b) the amount of cash consideration received pursuant to the merger, and (c) any cash received in lieu of fractional CADC Cayman shares, and (ii) the U.S. holder’s adjusted tax basis in the CADC Nevada shares exchanged. A U.S. holder’s aggregate tax basis in the CADC Cayman shares received will be the fair market value of those shares on the date the U.S. holder receives them. The U.S. holder’s holding period for the CADC Cayman shares received pursuant to the merger will begin on the day after the date the U.S. holder receives such CADC Cayman.

Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the U.S. holder’s holding period for the CADC Nevada shares exceeds one year at the time of the merger. Long-term capital gains of non-corporate U.S. holders, including individuals, currently are subject to reduced rates of U.S. federal income taxation. Any gain recognized by a U.S. holder will be treated as income from sources within the United States for U.S. foreign tax credit limitation purposes. The deductibility of capital losses is subject to limitations under the Code.

PFIC Considerations

A non-U.S. corporation will be classified as a PFIC for any taxable year if at least 75 percent of its gross income consists of passive income (such as dividends, interest, rents, royalties or gains on the disposition of certain minority interests), or at least 50 percent of the average value of its assets (determined on the basis of a quarterly average) is attributable to assets that produce, or are held for the production of, passive income (including for this purpose its pro rata share of the gross income and assets of any corporation in which it is considered to own at least 25 percent of the shares, by value).

CADC Nevada was a Domestic U.S. Corporation (and/or for any other reason that might be excluded from being characterized as a PFIC) and therefore was not a PFIC for its 2017 taxable year and does not expect to be a PFIC in its current year. If (a) CADC Nevada has been a PFIC for any taxable year during the holding period of a U.S. holder (and a U.S. holder of CADC Nevada shares has not made certain elections with respect to its CADC Nevada shares), and (b) CADC Cayman is not a PFIC in the taxable year of the merger (as expected), such U.S. holder would likely recognize gain (but not loss if the merger qualifies as a reorganization) upon the exchange of CADC Nevada shares for CADC Cayman shares pursuant to the merger. The gain (or loss) would be computed as described above under “— Consequences if the Merger Does Not Qualify as a Reorganization.” Any such gain recognized by such U.S. holder on the exchange of CADC Nevada shares for CADC Cayman shares would be allocated ratably over the U.S. holder’s holding period for the CADC Nevada shares. Such amounts allocated for the current taxable year and any taxable year prior to the first taxable year in which CADC Nevada was a PFIC would be treated as ordinary income, and not as capital gain, in the U.S. holder’s taxable year, and such amounts allocated to each other taxable year beginning with the year that CADC Nevada became a PFIC would be taxed at the highest tax rate in effect for each year to which the gain was allocated, together with a special interest charge on the tax attributable to each such year.

CADC Cayman believes that it was not a PFIC for its 2017 taxable year and, based on the nature of its business, and the current and anticipated composition of its income and assets (including the CADC Nevada assets acquired in the merger), CADC Cayman anticipates that it will not be treated as a PFIC for U.S. federal income tax purposes for the current taxable year or the foreseeable future, namely in connection with application of IRC Section 7874.  However, this is a factual determination made annually after the close of each taxable year, based on CADC Cayman’s composition of income and assets and shareholders.  Accordingly, in an abundance of caution, If CADC Cayman were characterized as a PFIC for any taxable year, U.S. holders of CADC Cayman shares would suffer adverse tax consequences.  These consequences may include having gains realized on the disposition of offered shares treated as ordinary income rather than capital gains, and being subject to punitive interest charges on certain dividends and on the proceeds of the sale or other disposition of the CADC Cayman shares. U.S. holders would also be subject to annual information reporting requirements.  In addition, if CADC Cayman were a PFIC in a taxable year in which CADC Cayman paid a dividend or the prior taxable year, such dividends would not be eligible to be taxed at the reduced rates applicable to qualified dividend income (as discussed above).

U.S. holders should consult their own tax advisors regarding the application of the PFIC rules to the exchange of CADC Nevada shares for merger consideration pursuant to the merger and, after the merger, their ownership of the CADC Cayman shares.

Tax Consequences of the Merger to Non-U.S. Holders

The receipt of CADC Cayman ordinary shares in exchange for the Company common stock will not be a taxable transaction to non-U.S. holders for U.S. federal income tax purposes.

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Tax Consequences of the Ownership and Disposition of CADC Cayman Ordinary Shares to Non-U.S. Holders

Distributions

CADC Cayman does not currently anticipate paying distributions on its ordinary shares. In the event that distributions are paid, however, such distributions will constitute dividends for U.S. tax purposes to the extent paid out of current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that dividends paid on CADC Cayman ordinary shares exceed current and accumulated earnings and profits, the distributions will be treated first as a tax-free return of tax basis on the CADC Cayman ordinary shares, and to the extent that the amount of the distribution exceeds tax basis, the excess will be treated as capital gain.

Any dividends paid to a non-U.S. holder by CADC Cayman are treated as income derived from sources within the United States and generally will be subject to U.S. federal income tax withholding at a rate of 30% of the gross amount of the dividends, or at a lower rate provided by an applicable income tax treaty if non-U.S. holders provide proper certification of eligibility for the lower rate (usually on IRS Form W-8BEN). Dividends received by a non-U.S. holder that are effectively connected with such holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, such dividend is attributable to a permanent establishment maintained by the non-U.S. holder in the U.S.) are exempt from such withholding tax, provided that applicable certification requirements are satisfied. In such case, however, non-U.S. holders will be subject to U.S. federal income tax on such dividends, net of certain deductions, at the rates applicable to U.S. persons. In addition, corporate non-U.S. holders may be subject to an additional branch profits tax equal to 30% or such lower rate as may be specified by an applicable tax treaty on dividends received that are effectively connected with the conduct of a trade or business in the United States.

If non-U.S. holders are eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty, such non-U.S. holders may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale or Other Disposition

Any gain realized upon the sale or other disposition of CADC Cayman ordinary shares generally will not be subject to U.S. federal income tax unless:

●	the gain is effectively connected with the conduct of a trade or business in the United States, and, if an income tax treaty applies, is attributable to a permanent establishment maintained by such holder in the U.S.;

●	the holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

●	CADC Cayman is or has been a “U.S. real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period during which the holder has held CADC Cayman ordinary shares.

Non-U.S. holders whose gain is described in the first bullet point above will be subject to U.S. federal income tax on the gain derived from the sale, net of certain deductions, at the rates applicable to U.S. persons, within the meaning of the Code. Corporate non-U.S. holders whose gain is described in the first bullet point above may also be subject to the branch profits tax described above at a 30% rate or lower rate provided by an applicable income tax treaty. Individual non-U.S. holders described in the second bullet point above will be subject to a flat 30% U.S. federal income tax rate on the gain derived from the sale, which may be offset by U.S.-source capital losses, even though such non-U.S. holders are not considered to be residents of the United States.

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A corporation will be a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50 percent of the aggregate of its real property interests (U.S. and non-U.S.) and its assets used or held for use in a trade or business. Because we do not currently own significant U.S. real property, we believe, but our special United States counsel has not independently verified, that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if you actually or constructively hold more than five percent of such regularly traded common stock at any time during the applicable period that is specified in the Internal Revenue Code.

Backup Withholding and Information Reporting

Payments of dividends or of proceeds on the disposition of stock made to a holder of CADC Cayman ordinary shares may be subject to information reporting and backup withholding at a current rate of 28% unless such holder provides a correct taxpayer identification number on IRS Form W-9 (or other appropriate withholding form) or establishes an exemption from backup withholding, for example by properly certifying your non-U.S. status on a Form W-8BEN or another appropriate version of IRS Form W-8. Payments of dividends to holders must generally be reported annually to the IRS, along with the name and address of the holder and the amount of tax withheld, if any. A similar report is sent to the holder. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in the holder’s country of residence.

Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Recently Enacted Legislation Affecting Taxation of Our Common Stock Held by or Through Foreign Entities

Recently enacted legislation generally will impose a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock paid after December 31, 2012 to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). The legislation also will generally impose a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock paid after December 31, 2012 to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our common stock.

OTHER MATTERS

Our Board knows of no other matter to be presented at the Meeting. If any additional matter should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

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OTHER INFORMATION

Deadline for Submission of Stockholder Proposals for 2019 Annual Meeting of Stockholders

For any proposal to be considered for inclusion in our proxy statement/prospectus and form of proxy for submission to the stockholders at our 2019 Annual Meeting of Stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company at its offices at 9 North West Fourth Ring Road Yingu Mansion Suite 1708, Haidian District Beijing, People’s Republic of China, Attention: Chief Executive Officer, no later than [   ], 2019.

If we are not notified of a stockholder proposal a reasonable time prior to the time we send our proxy statement/prospectus for our 2019 annual meeting, then our Board will have discretionary authority to vote on the stockholder proposal, even though the stockholder proposal is not discussed in the proxy statement/prospectus. In order to curtail any controversy as to the date on which a stockholder proposal was received by us, it is suggested that stockholder proposals be submitted by certified mail, return receipt requested, and be addressed to China Advanced Construction Materials Group, Inc., 9 North West Fourth Ring Road Yingu Mansion Suite 1708, Haidian District Beijing, People’s Republic of China, Attention: Chief Executive Officer. Notwithstanding, the foregoing shall not affect any rights of stockholders to request inclusion of proposals in our proxy statement/prospectus pursuant to Rule 14a-8 under the Exchange Act nor grant any stockholder a right to have any nominee included in our proxy statement/prospectus.

Proxy Solicitation

The solicitation of proxies is made on behalf of the Board and we will bear the cost of soliciting proxies.  The transfer agent and registrar for our common stock, Action Stock Transfer Corporation, as a part of its regular services and for no additional compensation other than reimbursement for out-of-pocket expenses, has been engaged to assist in the proxy solicitation.  Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by our directors, officers and other employees who will receive no additional compensation therefor. We may also retain a proxy solicitation firm to assist us in obtaining proxies by mail, facsimile or email from record and beneficial holders of shares for the Meeting. If we retain a proxy solicitation firm, we expect to pay such firm reasonable and customary compensation for its services, including out-of-pocket expenses.

We request persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy.  We will reimburse such persons for their reasonable expenses.

Annual Report

The Annual Report is being sent with this Proxy Statement to each stockholder and is available at www.proxyvote.com as well as on the SEC’s website at www.sec.gov.  The Annual Report contains our audited financial statements for the fiscal year ended June 30, 2017.  The Annual Report, however, is not to be regarded as part of the proxy soliciting material.

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Delivery of Proxy Materials to Households

Only one copy of this Proxy Statement and one copy of our Annual Report are being delivered to multiple registered stockholders who share an address unless we have received contrary instructions from one or more of the stockholders. A separate form of proxy and a separate notice of the Meeting are being included for each account at the shared address. Registered stockholders who share an address and would like to receive a separate copy of our Annual Report and/or a separate copy of this Proxy Statement, or have questions regarding the householding process, may contact the Company’s transfer agent: Action Stock Transfer Corporation, by calling (801) 274-1088, or by forwarding a written request addressed to Action Stock Transfer Corporation, 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121. Promptly upon request, a separate copy of our Annual Report on Form 10-K and/or a separate copy of this Proxy Statement will be sent. By contacting Action Stock Transfer Corporation , registered stockholders sharing an address can also (i) notify the Company that the registered stockholders wish to receive separate annual reports to stockholders, proxy statement/prospectuss and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future or (ii) request delivery of a single copy of annual reports to stockholders and proxy statement/prospectuss in the future if registered stockholders at the shared address are receiving multiple copies.

Many brokers, brokerage firms, broker/dealers, banks and other holders of record have also instituted “householding” (delivery of one copy of materials to multiple stockholders who share an address). If your family has one or more “street name” accounts under which you beneficially own shares of our common stock, you may have received householding information from your broker, brokerage firm, broker/dealer, bank or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or our Annual Report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

Legal Matters

The legality of the CADC Cayman Ordinary Shares being registered pursuant to this registration statement will be passed upon for CADC Cayman by Campbells, acting in its capacity as legal advisor to CADC Cayman. Certain U.S. tax matters will be passed upon for Hunter Taubman Fischer & Li, LLC.

Where You Can Find Additional Information

This proxy statement/prospectus incorporates important business and financial information about the Company from documents filed with the U.S. Securities and Exchange Commission (the “SEC”) that have been included herein and delivered herewith as annexes. In addition to the documents included herein, the Company files reports (including annual, quarterly and current reports which may contain audited financial statements), proxy statement/prospectuss and other information with the SEC.

You may also obtain the Company’s SEC reports on the SEC’s website at www.sec.gov. Company’s filings with the SEC are available to the public over the internet at the SEC’s website at www.sec.gov, or at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call (800) 732-0330 for further information on the public reference facilities.

This proxy statement/prospectus includes as annexes documents that the Company has previously filed with the SEC under Section 13(a), 13(c), 31(a), or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as set forth below. Any statement contained in such a document shall be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus or in an annex hereto consisting of a document filed with the SEC subsequently to such document modifies or replaces such statement. The information included in the annexes hereto is incorporated into this proxy statement/prospectus except to the extent so modified or superseded.

Set forth below is a list of the documents the Company previously filed with the SEC under the Exchange Act that are included as annexes to this proxy statement/prospectus.

●	Current Reports on Form 8-K filed with the SEC on March 27, 2018, May 10, 2018, May 30, 2018, June 12, 2018, and July 10, 2018;

●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 15, 2018;

●	Quarterly Report on Form 10-Q for the quarter ended December 31, 2017, filed with the SEC on February 13, 2018;

●	Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the SEC on November 15, 2017; and

●	Annual Report on Form 10-K for the year ended June 30, 2017, filed with the SEC on September 28, 2017;

Stockholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact Xianfu Han, our Chief Executive Officer, or Weili He, our Chief Operation Officer and Interim Chief Financial Officer, at 9 North West Fourth Ring Road Yingu Mansion Suite 1708, Haidian District Beijing, People’s Republic of China, or by telephone on +86 10 82525361.

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APPENDIX A

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is comprised of three non-employee Directors, each of whom has been determined by the Board to be “independent” under the meaning of Rule 10A-3(b)(1) under the Exchange Act. The Board has determined, based upon an interview of Ken Ren and a review of Mr. Ren’s responses to a questionnaire designed to elicit information regarding his experience in accounting and financial matters, that Mr. Ren shall be designated as an “Audit Committee financial expert” within the meaning of Item 401(e) of SEC Regulation S-K, as Mr. Ren has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in his financial sophistication.

The Audit Committee assists the Board’s oversight of the integrity of the Company’s financial reports, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, the audit process, and internal controls. The Audit Committee operates pursuant to a written charter adopted by the Board. The Audit Committee is responsible for overseeing the corporate accounting and financing reporting practices, recommending the selection of the Company’s registered public accounting firm, reviewing the extent of non-audit services to be performed by the auditors, and reviewing the disclosures made in the Company’s periodic financial reports. The Audit Committee also reviews and recommends to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

Following the end of the fiscal year ended June 30, 2017, the Audit Committee (1) reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2017 with Company management; (2) discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as may be modified or supplemented; and (3) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant its independence.

Based on the review and discussions referred to above, the Audit Committee had recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017 for filing with the SEC.

The Audit Committee:

By:	/s/ Ken Ren*
Ken Ren

By:	/s/ Wei Pei
Wei Pei

By:	/s/ Tao Jin
Tao Jin

*Mr. Ken Ren resigned from the Board of Directors of the Company on June 10, 2018.

Appendix A-1

APPENDIX B

China Advanced Construction Materials Group, Inc.
2018 EQUITY INCENTIVE PLAN

1. Purpose. The purpose of the China Advanced Construction Materials Group, Inc. 2018 Equity Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, managers, employees, consultants and advisors (and prospective directors, officers, managers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Shares, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

2. Definitions. The following definitions shall be applicable throughout this Plan:

(a) “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest as determined by the Committee in its discretion. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus Award and Performance Compensation Award granted under this Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Business Combination” has the meaning given such term in the definition of “Change in Control.”

(e) “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or obligated by federal law or executive order to be closed.

(f) “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement or similar document or policy between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement, document or policy (or the absence of any definition of “Cause” contained therein), (A) a continuing material breach or material default (including, without limitation, any material dereliction of duty) by Participant of any agreement between the Participant and the Company, except for any such breach or default which is caused by the physical disability of the Participant (as determined by a neutral physician), or a continuing failure by the Participant to follow the direction of a duly authorized representative of the Company; (B) gross negligence, willful misfeasance or breach of fiduciary duty by the Participant; (C) the commission by the Participant of an act of fraud, embezzlement, misappropriation of the Company or its Affiliate’s assets or any felony or other crime of dishonesty in connection with the Participant’s duties; (D) conviction of the Participant of a felony or any other crime that would materially and adversely affect: (i) the business reputation of the Company or (ii) the performance of the Participant’s duties to the Company, or (E) failure by a Participant to follow the lawful directions of a superior officer or the Board. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(g) “Change in Control” shall, in the case of a particular Award, unless the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i) An acquisition (whether directly from the Company or otherwise) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)), immediately after which such Person has ownership of more than two thirds (2/3) of the combined voting power of the Company’s then outstanding Voting Securities.

Appendix B-1

(ii) The individuals who constitute the members of the Board cease, by reason of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction affecting the Company, to constitute at least forty percent (40%) of the members of the Board; or

(iii) The consummation of any of the following events:

(A) A merger, consolidation or reorganization involving the Company, where either or both of the events described in clauses (i) or (ii) above would be the result;

(B) A liquidation or dissolution of or appointment of a receiver, rehabilitator, conservator or similar person for, or the filing by a third party of an involuntary bankruptcy against, the Company; provided, however, that to the extent necessary to comply with Section 409A of the Code, the occurrence of an event described in this subsection (B) shall not permit the settlement of Restricted Stock Units granted under this Plan; or

(C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a subsidiary of the Company).

(h) “Closing Price” means (A) during such time as the Common Shares are registered under Section 12 of the Exchange Act, the closing price of the Common Shares as reported by an established stock exchange or automated quotation system on the day for which such value is to be determined, or, if no sale of the Common Shares shall have been made on any such stock exchange or automated quotation system that day, on the next preceding day on which there was a sale of such Common Shares, or (B) during any such time as the Common Shares are not listed upon an established stock exchange or automated quotation system, the mean between dealer “bid” and “ask” prices of the Common Shares in the over-the-counter market on the day for which such value is to be determined, as reported by the Financial Industry Regulatory Authority, Inc., or (C) during any such time as the Common Shares cannot be valued pursuant to (A) or (B) above, the fair market value shall be as determined by the Committee considering all relevant information including, by example and not by limitation, the services of an independent appraiser.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. References in this Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(j) “Committee” means a committee of at least two people as the Board may appoint to administer this Plan or, if no such committee has been appointed by the Board, the Board. Unless altered by an action of the Board, the Committee shall be the Compensation Committee of the Board.

(k) “Common Shares” means the common stock, par value $0.001 per share, of the Company (and any stock or other securities into which such common shares may be converted or into which they may be exchanged).

(l) “Company“ means China Advanced Construction Materials Group, Inc., a Nevada corporation, together with its successors and assigns.

(m) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(n) “Disability” means a “permanent and total” disability incurred by a Participant while in the employ of the Company or an Affiliate. For this purpose, a permanent and total disability shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

Appendix B-2

(o) “Effective Date” means the date when the Plan is adopted by the Board.

(p) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” within the meaning of Section 162(m) of the Code.

(q) “Eligible Person” means any (i) individual employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate, provided that if the Securities Act applies such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or begins providing services to the Company or its Affiliates).

(r) “Exchange Act” has the meaning given such term in the definition of “Change in Control,” and any reference in this Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(s) “Exercise Price” has the meaning given such term in Section 7(b) of this Plan.

(t) “Fair Market Value”, unless otherwise provided by the Committee in accordance with all applicable laws, rules regulations and standards, means, on a given date, (i) if the Common Shares (A) are listed on a national securities exchange or (B) are not listed on a national securities exchange, but is quoted by the OTC Markets Group, Inc. (www.otcmarkets.com) or any successor or alternative recognized over-the-counter market or another inter-dealer quotation system, on a last sale basis, the average selling price of the Common Shares reported on such national securities exchange or other inter-dealer quotation system, determined as the arithmetic mean of such selling prices over the thirty (30)-Business Day period preceding the Date of Grant, weighted based on the volume of trading of such Common Shares on each trading day during such period; or (ii) if the Common Shares are not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Shares.

(u) “Immediate Family Members” shall have the meaning set forth in Section 15(b) of this Plan.

(v) “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in this Plan.

(w) “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of this Plan.

(x) “Intellectual Property Products” shall have the meaning set forth in Section 15(c) of this Plan.

(y) “Mature Shares” means Common Shares owned by a Participant that are not subject to any pledge or security interest and that have been either previously acquired by the Participant on the open market or meet such other requirements, if any, as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to pay the Exercise Price or satisfy a withholding obligation of the Participant.

Appendix B-3

(z) “Negative Discretion” shall mean the discretion authorized by this Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

(aa) “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(bb) “Option” means an Award granted under Section 7 of this Plan.

(cc) “Option Period” has the meaning given such term in Section 7(c) of this Plan.

(dd) “Outstanding Company Common Shares” has the meaning given such term in the definition of “Change in Control.”

(ee) “Outstanding Company Voting Securities” has the meaning given such term in the definition of “Change in Control.”

(ff) “Participant” means an Eligible Person who has been selected by the Committee to participate in this Plan and to receive an Award pursuant to Section 6 of this Plan.

(gg) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of this Plan.

(hh) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under this Plan.

(ii) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(jj) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(kk) “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(ll) “Permitted Transferee” shall have the meaning set forth in Section 15(b) of this Plan.

(mm) “Person“ has the meaning given such term in the definition of “Change in Control.”

(nn) “Plan” means this China Advanced Construction Materials Group, Inc. 2018 Equity Incentive Plan, as amended from time to time.

(oo) “Retirement” means the fulfillment of each of the following conditions: (i) the Participant is good standing with the Company as determined by the Committee; (ii) the voluntary termination by a Participant of such Participant’s employment or service to the Company and (B) that at the time of such voluntary termination, the sum of: (1) the Participant’s age (calculated to the nearest month, with any resulting fraction of a year being calculated as the number of months in the year divided by 12) and (2) the Participant’s years of employment or service with the Company (calculated to the nearest month, with any resulting fraction of a year being calculated as the number of months in the year divided by 12) equals at least 62 (provided that, in any case, the foregoing shall only be applicable if, at the time of Retirement, the Participant shall be at least 55 years of age and shall have been employed by or served with the Company for no less than 5 years).

Appendix B-4

(pp) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(qq) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver Common Shares, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

(rr) “Restricted Stock” means Common Shares, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

(ss) “SAR Period” has the meaning given such term in Section 8(c) of this Plan.

(tt) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in this Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other official interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(uu) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of this Plan which meets all of the requirements of Section 1.409A-1(b)(5)(i)(B) of the Treasury Regulations.

(vv) “Stock Bonus Award” means an Award granted under Section 10 of this Plan.

(ww) “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

(xx) “Subsidiary” means, with respect to any specified Person:

(i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Outstanding Company Voting Securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii) any partnership or limited liability company (or any comparable foreign entity) (a) the sole general partner or managing member (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (b) the only general partners or managing members (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(yy) “Substitute Award” has the meaning given such term in Section 5(e).

(zz) “Treasury Regulations” means any regulations, whether proposed, temporary or final, promulgated by the U.S. Department of Treasury under the Code, and any successor provisions.

3. Effective Date; Duration. The Plan shall be effective as of the Effective Date, but no Award shall be exercised or paid (or, in the case of a stock Award, shall be granted unless contingent on stockholder approval) unless and until this Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months after the Effective Date. The expiration date of this Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of this Plan shall continue to apply to such Awards.

Appendix B-5

4. Administration.

(a) The Committee shall administer this Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under this Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under this Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under this Plan. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. Whether a quorum is present shall be determined based on the Committee’s charter as approved by the Board.

(b) Subject to the provisions of this Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by this Plan and its charter, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Shares, other securities, other Awards or other property and other amounts payable with respect to an Award; (vii) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; (viii) establish, amend, suspend, or waive any rules, conditions and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of this Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan.

(c) The Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons (i) subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code.

(d) Unless otherwise expressly provided in this Plan, all designations, determinations, interpretations, and other decisions under or with respect to this Plan or any Award or any documents evidencing Awards granted pursuant to this Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e) No member of the Board, the Committee, delegate of the Committee or any employee, advisor or agent of the Company or the Board or the Committee (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to this Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from (and the Company shall pay or reimburse on demand for) any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under this Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

Appendix B-6

(f) Notwithstanding anything to the contrary contained in this Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer this Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under this Plan.

5. Grant of Awards; Shares Subject to this Plan; Limitations.

(a) The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(b) Subject to Section 3, Section 11 and Section 12 of this Plan, the Committee is authorized to deliver under this Plan an aggregate of Five Hundred and Fifty Thousand (550,000) Common Shares. Each Common Share subject to an Option or a Stock Appreciation Right will reduce the number of Common Shares available for issuance by one share, and each Common Share underlying an Award of Restricted Stock, Restricted Stock Units, Stock Bonus Awards and Performance Compensation Awards will reduce the number of Common Shares available for issuance by one shares.

(c) Common Shares underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash shall be available again for Awards under this Plan at the same ratio at which they were previously granted. Notwithstanding the foregoing, the following Common Shares shall not be available again for Awards under the Plan: (i) shares tendered or held back upon the exercise of an Option or settlement of an Award to cover the Exercise Price of an Award; (ii) shares that are used or withheld to satisfy tax obligations of the Participant; and (iii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the SAR upon exercise thereof.

(d) Common Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

(e) Subject to compliance with Section 1.409A-3(f) of the Treasury Regulations, Awards may, in the sole discretion of the Committee, be granted under this Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Common Shares underlying any Substitute Awards shall be counted against the aggregate number of Common Shares available for Awards under this Plan.

6. Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in this Plan.

Appendix B-7

7. Options.

(a) Generally. Each Option granted under this Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award agreement. All Options granted under this Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Notwithstanding any designation of an Option, to the extent that the aggregate Fair Market Value of Common Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company or any Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless this Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under this Plan.

(b) Exercise Price. The exercise price (“Exercise Price”) per Common Share for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate, the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant; and, provided further, that notwithstanding any provision herein to the contrary, the Exercise Price shall not be less than the par value per Common Share.

(c) Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and as set forth in the applicable Award agreement, and shall expire after such period, not to exceed ten (10) years from the Date of Grant, as may be determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate; and, provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. Unless otherwise provided by the Committee in an Award agreement:

(i) an Option shall vest and become exercisable with respect to 100% of the Common Shares subject to such Option on the third (3rd) anniversary of the Date of Grant;

(ii) the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for:

(A) one year following termination of employment or service by reason of such Participant’s death or Disability (with the determination of Disability to be made by the Committee on a case by case basis), but not later than the expiration of the Option Period;

(B) for directors, officers and employees of the Company only, for the remainder of the Option Period following termination of employment or service by reason of such Participant’s Retirement (it being understood that any Incentive Stock Option held by the Participant shall be treated as a Nonqualified Stock Option if exercise is not undertaken within 90 days of the date of Retirement);

(C) 90 calendar days following termination of employment or service for any reason other than such Participant’s death, Disability or Retirement, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period; and

(iii) both the unvested and the vested portion of an Option shall immediately expire upon the termination of the Participant’s employment or service by the Company for Cause.

Appendix B-8

(d) Method of Exercise and Form of Payment. No Common Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award agreement accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check (subject to collection), cash equivalent and/or vested Common Shares valued at the Closing Price at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Shares in lieu of actual delivery of such shares to the Company); provided, however, that such Common Shares are not subject to any pledge or other security interest and are Mature Shares and; (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including without limitation: (A) in other property having a fair market value (as determined by the Committee in its discretion) on the date of exercise equal to the Exercise Price or (B) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a Closing Price equal to the aggregate Exercise Price for the Common Shares for which the Option was exercised. Any fractional Common Shares shall be settled in cash.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under this Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Shares before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(f) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8. Stock Appreciation Rights.

(a) Generally. Each SAR granted under this Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award agreement. Any Option granted under this Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. Unless otherwise provided by the Committee in an Award agreement:

(i) a SAR shall vest and become exercisable with respect to 100% of the Common Shares subject to such SAR on the third anniversary of the Date of Grant;

Appendix B-9

(ii) the unvested portion of a SAR shall expire upon termination of employment or service of the Participant granted the SAR, and the vested portion of such SAR shall remain exercisable for:

(A) one year following termination of employment or service by reason of such Participant’s death or Disability (with the determination of Disability to be made by the Committee on a case by case basis), but not later than the expiration of the SAR Period;

(B) for directors, officers and employees of the Company only, for the remainder of the SAR Period following termination of employment or service by reason of such Participant’s Retirement;

(C) 90 calendar days following termination of employment or service for any reason other than such Participant’s death, Disability or Retirement, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the SAR Period; and

(iii) both the unvested and the vested portion of a SAR shall expire immediately upon the termination of the Participant’s employment or service by the Company for Cause.

(c) Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an option, the SAR Period), the Closing Price exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(d) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Closing Price of one Common Share on the exercise date over the Strike Price, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in Common Shares valued at fair market value, or any combination thereof, as determined by the Committee. Any fractional Common Share shall be settled in cash.

9. Restricted Stock and Restricted Stock Units.

(a) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award agreement.

(b) Restricted Accounts; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void ab initio. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock and the right to receive dividends, if applicable. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

Appendix B-10

(c) Vesting; Acceleration of Lapse of Restrictions. Unless otherwise provided by the Committee in an Award agreement: (i) the Restricted Period shall lapse with respect to 100% of the Restricted Stock and Restricted Stock Units on the third (3rd) anniversary of the Date of Grant; and (ii) the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant granted the applicable Award.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units. (i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable certificate shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in Common Shares having a Closing Price equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award agreement).

(ii) Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one Common Share for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion and subject to the requirements of Section 409A of the Code, elect to (i) pay cash or part cash and part Common Share in lieu of delivering only Common Shares in respect of such Restricted Stock Units or (ii) defer the delivery of Common Shares (or cash or part Common Shares and part cash, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering Common Shares, the amount of such payment shall be equal to the Closing Price of the Common Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

10. Stock Bonus Awards. The Committee may issue unrestricted Common Shares, or other Awards denominated in Common Shares, under this Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under this Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with this Plan as may be reflected in the applicable Award agreement.

11. Performance Compensation Awards.

(a) Generally. The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 of this Plan, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code, if applicable), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

Appendix B-11

(c) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company and/or one or more Affiliates, divisions or operational units, or any combination of the foregoing, as determined by the Committee. Any one or more of the Performance Criteria adopted by the Committee may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any business unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period and thereafter promptly communicate such Performance Criteria to the Participant.

(d) Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. The Committee is authorized at any time during the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code, if applicable), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year.

(e) Payment of Performance Compensation Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

Appendix B-12

(iv) Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion, except as is otherwise provided in this Plan, to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of this Plan.

(f) Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11, but in no event later than two-and-one-half months following the end of the fiscal year during which the Performance Period is completed in order to comply with the short-term deferral rules under Section 1.409A-1(b)(4) of the Treasury Regulations. Notwithstanding the foregoing, payment of a Performance Compensation Award may be delayed, as permitted by Section 1.409A-2(b)(7)(i) of the Treasury Regulations, to the extent that the Company reasonably anticipates that if such payment were made as scheduled, the Company’s tax deduction with respect to such payment would not be permitted due to the application of Section 162(m) of the Code.

12. Changes in Capital Structure and Similar Events. In the event of (a) any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Shares, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments that are equitable, including without limitation any or all of the following:

(i) adjusting any or all of (A) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under this Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of this Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(ii) providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii) subject to the requirements of Section 409A of the Code, canceling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Common Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Common Share received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the fair market value (as of a date specified by the Committee) of the Common Shares subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the fair market value of a Common Share subject thereto may be canceled and terminated without any payment or consideration therefor);

Appendix B-13

provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) or ASC Topic 718, or any successor thereto), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

13. Effect of Change in Control. Except to the extent otherwise provided in an Award agreement or as determined by the Committee in its sole discretion, in the event of a Change in Control, notwithstanding any provision of this Plan to the contrary, with respect to all or any portion of a particular outstanding Award or Awards:

(a) all of the then outstanding Options and SARs may immediately vest and may become immediately exercisable as of a time prior to the Change in Control;

(b) the Restricted Period may expire as of a time prior to the Change in Control (including without limitation a waiver of any applicable Performance Goals);

(c) Performance Periods in effect on the date the Change in Control occurs may end on such date, and the Committee (i) shall determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (ii) may cause the Participant to receive partial or full payment of Awards for each such Performance Period based upon the Committee’s determination of the degree of attainment of the Performance Goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Committee.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) through (c) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transactions with respect to the Common Shares subject to their Awards. In the event no action is taken by the Committee to allow for the changes set forth in immediately preceding clauses (a) through (c), then no changes to the Award shall be effected.

14. Amendments and Termination.

(a)  Amendment and Termination of this Plan. The Board may amend, alter, suspend, discontinue, or terminate this Plan or any portion thereof at any time; provided, that (i) no amendment to the definition of Eligible Employee in Section 2, Section 5(i), Section 11(c) or Section 14(b) (to the extent required by the proviso in such Section 14(b)) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to this Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Shares may be listed or quoted or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); and, provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the prior written consent of the affected Participant, holder or beneficiary.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided, however that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; and, provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of this Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR, another Award or cash or take any action that would have the effect of treating such Award as a new Award for tax or accounting purposes and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Shares are listed or quoted.

Appendix B-14

15. General.

(a)  Award Agreements. Each Award under this Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. The Company’s failure to specify any term of any Award in any particular Award agreement shall not invalidate such term, provided such terms was duly adopted by the Board or the Committee.

(b) Nontransferability; Trading Restrictions.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, with or without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of this Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award agreement (each transferee described in clauses (A), (B) (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of this Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in this Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under this Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of this Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in this Plan and the applicable Award agreement.

(iv) The Committee shall have the right, either on an Award-by-Award basis or as a matter of policy for all Awards or one or more classes of Awards, to condition the delivery of vested Common Shares received in connection with such Award on the Participant’s agreement to such restrictions as the Committee may determine.

Appendix B-15

(c) Tax Withholding.

(i) A Participant shall be required to pay to the Company or any Affiliate, or the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Common Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under this Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Common Shares (which are not subject to any pledge or other security interest and are Mature Shares) owned by the Participant having a fair market value equal to such withholding liability or (B) having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a fair market value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

(d) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under this Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under this Plan, unless otherwise expressly provided in this Plan or any Award agreement. By accepting an Award under this Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under this Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e) International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of this Plan or outstanding Awards (or establish a sub-plan) with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under this Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation filed with the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate. Upon the occurrence of a Participant’s divorce (as evidenced by a final order or decree of divorce), any spousal designation previously given by such Participant shall automatically terminate.

Appendix B-16

(g) Termination of Employment/Service. Unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment with the Company or an Affiliate.

(h) No Rights as a Stockholder. Except as otherwise specifically provided in this Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of Common Shares that are subject to Awards hereunder until such shares have been issued or delivered to that person.

(i) Government and Other Regulations.

(i) The obligation of the Company to settle Awards in Common Shares or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Common Shares to be offered or sold under this Plan. The Committee shall have the authority to provide that all certificates for Common Shares or other securities of the Company or any Affiliate delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under this Plan, the applicable Award agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of this Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in this Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under this Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Common Shares from the public markets, the Company’s issuance of Common Shares to the Participant, the Participant’s acquisition of Common Shares from the Company and/or the Participant’s sale of Common Shares to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, unless doing so would violate Section 409A of the Code, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate fair market value of the Common Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Common Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof. The Committee shall have the discretion to consider and take action to mitigate the tax consequence to the Participant in cancelling an Award in accordance with this clause.

(j) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under this Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

Appendix B-17

(k) Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(l) No Trust or Fund Created. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of this Plan or any Award shall require the Company, for the purpose of satisfying any obligations under this Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under this Plan other than as general unsecured creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(m) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with this Plan by any agent of the Company or the Committee or the Board, other than himself.

(n) Relationship to Other Benefits. No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(o) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions.

(p) Severability. If any provision of this Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws in the manner that most closely reflects the original intent of the Award or the Plan, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

(q) Obligations Binding on Successors. The obligations of the Company under this Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(r) Code Section 162(m) Approval. If so determined by the Committee, the provisions of this Plan regarding Performance Compensation Awards shall be disclosed and reapproved by stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved such provisions, in each case in order for certain Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this clause, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

(s) Expenses; Gender; Titles and Headings. The expenses of administering this Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings shall control.

(t) Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Shares under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

(u) Section 409A. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, the requirements of Section 409A of the Code. The Plan and all Awards granted under this Plan shall be administered, interpreted, and construed in a manner consistent with Section 409A of the Code to the extent necessary to avoid the imposition of additional taxes under Section 409A(a)(1)(B) of the Code. Notwithstanding anything in this Plan to the contrary, in no event shall the Committee exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Section 409A of the Code unless, and solely to the extent that, such accelerated payment or settlement is permissible under Section 1.409A-3(j)(4) of the Treasury Regulations. If a Participant is a “specified employee” (within the meaning of Section 1.409A-1(i) of the Treasury Regulations) at any time during the twelve (12)-month period ending on the date of his termination of employment, and any Award hereunder subject to the requirements of Section 409A of the Code is to be satisfied on account of the Participant’s termination of employment, satisfaction of such Award shall be suspended until the date that is six (6) months after the date of such termination of employment.

(v) Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Common Shares under any Award made under this Plan.

Appendix B-18

APPENDIX C

Agreement and Plan of Merger

This AGREEMENT AND PLAN OF MERGER (hereinafter called this “Agreement”), dated as of August 30, 2018, is entered into between China Advanced Construction Materials Group, Inc., a Nevada corporation, the registered office of which is at 701 S. Carson Street, Suite 200, Carson City, NV 89701, Carson City County (”CADC Nevada) and China Advanced Construction Materials Group, Inc., an exempted company incorporated under the laws of the Cayman Islands, the registered office of which is at Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands, and a wholly owned subsidiary of CADC Nevada (“CADC Cayman”). CADC Nevada and CADC Cayman are sometimes together referred to herein as the “Constituent Entities.”

RECITALS

WHEREAS, CADC Cayman was formed in the Cayman Islands on June 28, 2018 as a wholly-owned subsidiary of CADC Nevada; and

WHEREAS, the board of directors of each of CADC Nevada and CADC Cayman deems it advisable and in the best interests of CADC Nevada and CADC Cayman, respectively, upon the terms and subject to the conditions herein stated, that CADC Nevada be merged with and into CADC Cayman and that CADC Cayman be the surviving company (the “Merger”).

NOW, THEREFORE, in consideration of the premises and of the agreements of the parties hereto contained herein, the parties hereto agree in accordance with the applicable provisions of the laws of the States of Nevada which permit such merger, as follows:

ARTICLE I
MERGER; EFFECTIVE TIME

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined below), CADC Nevada shall be merged with and into CADC Cayman, whereupon the separate existence of CADC Nevada shall cease and CADC Cayman shall continue as the surviving entity.

1.2 Effective Time. The Merger shall become effective on 4:30pm EST September 14, 2018 or such other time that the parties hereto shall have agreed upon and designated in a certificate of ownership and merger (the “Certificate of Merger”) to be filed with the Secretary of State of the State of Nevada and the filing of articles of merger with the Secretary of State of the State of Nevada, being not later than 90 days after the time and date that this Agreement is registered with the Cayman Islands Registrar of Companies (the “Effective Time”).

ARTICLE II
SURVIVING CORPORATION

2.1 Surviving Corporation. The name of the Surviving Corporation shall be “China Advanced Construction Materials Group, Inc.” a Cayman Islands exempted company the registered office of which is at Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands (sometimes hereinafter referred to as the “Surviving Corporation”).

Appendix C-1

ARTICLE III
TERMS AND CONDITIONS OF THE MERGER

3.1 Memorandum of Association. The Memorandum of Association of CADC Cayman in effect at the Effective Time shall be the governing documents of the Surviving Corporation, and shall continue in full force and effect until amended and changed in accordance with the provisions provided therein or the applicable provisions of Cayman Islands Companies Law (2018 Revision) (the “Cayman Companies Law”).

3.2 Articles of Association. The Articles of Association of CADC Cayman in effect at the Effective Time shall be the bylaws of the Surviving Corporation, and shall continue in full force and effect until amended and changed in accordance with the provisions provided therein or the applicable provisions of the Cayman Companies Laws.

3.3 Directors. At the Effective Time the directors of CADC Cayman immediately prior to the Merger shall continue to be the directors of the Surviving Corporation, and all such directors shall hold office from the Effective Time until their respective successors have been duly elected or appointed in the manner provided in the memorandum and articles of association of CADC Cayman or until their earlier death, resignation or removal. Consequently, the names and addresses of the directors of BHL, as the surviving company are and shall be:

(a)	Xianfu Han

9 North West Fourth Ring Road

Yingu Mansion, Suite 1708

Haidian District, Beijing

People’s Republic of China

(b)	Weili He

9 North West Fourth Ring Road

Yingu Mansion, Suite 1708

Haidian District, Beijing

People’s Republic of China

(c)	Tao Jin

Room 1708, Yingu Plz, #9

Of N. Ring Rd W

Haidian District, Beijing

People’s Republic of China F4 100080

(d)	Wei Pei

9 North West Fourth Ring Road

Yingu Mansion, Suite 1708

Haidian District, Beijing

People’s Republic of China

(e)	Jeihui Fan

9 North West Fourth Ring Road

Yingu Mansion, Suite 1708

Haidian District, Beijing

People’s Republic of China

3.4 Officers. At the Effective Time the officers of CADC Cayman immediately prior to the Merger shall continue to be the officers of the Surviving Corporation, and all such officers shall hold office from the Effective Time until their respective successors have been duly elected or appointed in the manner provided in the memorandum and articles of association of CADC Cayman or until their earlier death, resignation or removal.

Appendix C-2

3.5 Submission to Stockholder/Shareholder Vote. This Agreement shall be submitted to a vote of the stockholders/shareholders (as the case may be) of the Constituent Entities, respectively, as provided by applicable law, and shall take effect, and be deemed to be the Plan of Merger of the Constituent Entities, upon the approval or adoption thereof by such stockholders/shareholders in accordance with the requirements of the laws of the States of Nevada and Cayman Islands, respectively.

3.6 Filing of Articles of Merger in the State of Nevada. As soon as practicable after the requisite stockholder approvals referenced in Section 3.5 hereof, CADC Nevada shall execute and deliver articles of merger for filing and recording with the Secretary of State of the State of Nevada in accordance with the Nevada Revised Statutes, as amended.

3.7 Registration of the Plan of Merger in the Cayman Islands. As soon as practicable after the requisite shareholder approvals referenced in Section 3.5 hereof, and forthwith after the consummation of the transactions contemplated by this Agreement, CADC Cayman will cause this Agreement as the Plan of Merger to be registered with the Cayman Islands Registrar of Companies in accordance with the Cayman Companies Law.

ARTICLE IV
EFFECT OF MERGER

4.1 Effect of Merger on Constituent Entities. The Merger shall have the effect set forth in Section 236 of the Cayman Companies Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, CADC Nevada shall merge into CADC Cayman, with CADC Cayman being the Surviving Corporation, and the existence of CADC Nevada shall cease except to the extent provided by the laws of the State of Nevada. All the rights, privileges, immunities and franchises, of both a public and private nature, of each of the Constituent Entities; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of, or belonging to, or due to each of the Constituent Entities, shall immediately vest in CADC Cayman, without further act or deed; and the title to all real estate, or any interest therein, vested in either of the Constituent Entities shall not revert or be in any way impaired by reason of the Merger. CADC Cayman shall thenceforth be responsible and liable for all of the liabilities and obligations of each of the Constituent Entities and any existing claim, action or proceeding pending by or against either of the Constituent Entities may be prosecuted to judgment as if the Merger had not occurred, or the Surviving Entity may be substituted in such claim, action or proceeding, and neither the rights of creditors nor any liens upon the property of either of the Constituent Entities shall be impaired by the Merger.

4.2 Effect of Merger on Share Capital. At the Effective Time, as a result of the Merger and without any further action on the part of the Constituent Entities or their stockholders/shareholders (as the case may be):

(a) each share of the common stock of nominal or par value of US$0.001 each of CADC Nevada issued and outstanding immediately prior thereto shall be converted into one fully paid and nonassessable ordinary share of nominal or par value of US$0.001 each in the share capital of CADC Cayman with the same rights, powers and privileges as the shares of the common stock of CADC Nevada so converted, and all shares of such common stock of CADC Nevada shall be cancelled and retired and shall cease to exist;

(b) all outstanding and unexercised portions of each option, warrant and security exercisable or convertible by its terms into the common stock of CADC Nevada (including convertible promissory notes), whether vested or unvested, which is outstanding immediately prior to the Effective Time (each, a “Company Stock Option”) shall be assumed by CADC Cayman and shall be deemed to constitute an option, warrant or convertible security, as the case may be, to acquire the same number of ordinary shares of CADC Cayman as the holder of such Company Stock Option would have been entitled to receive had such holder exercised or converted such Company Stock Option in full immediately prior to the Effective Time (not taking into account whether such Company Stock Option was in fact exercisable or convertible at such time), at the same exercise price per share, and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status and all other material terms and conditions; and CADC Cayman shall take all steps to ensure that a sufficient number of ordinary shares is reserved for the exercise of such Company Stock Options; and

Appendix C-3

(c) immediately upon the Effective Time, the single ordinary share of CADC Cayman issued and outstanding and registered in the name of CADC Nevada shall be surrendered by CADC Nevada upon which CADC Nevada shall cease to be entitled to any rights in respect of such share and shall be removed from the register of members of CADC Cayman with respect to such share and the surrendered share shall be cancelled.

4.3 Certificates. At and after the Effective Time, all of the outstanding certificates that immediately prior thereto represented shares of the common stock of CADC Nevada and options, warrants or other securities of CADC Nevada, shall be deemed for all purposes to evidence ownership of and to represent the shares of the respective ordinary shares of CADC Cayman and options, warrants or other securities of CADC Cayman, as the case may be, into which the shares represented by such certificates have been converted as herein provided and shall be so registered on the books and records of CADC Cayman or its transfer agent. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to CADC Cayman or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of the common stock of CADC Nevada and options, warrants or other securities of CADC Cayman, as the case may be, evidenced by such outstanding certificate, as above provided.

ARTICLE V
CONDITIONS PRECEDENT

The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of the following conditions:

5.1 Stockholder Approval. This Agreement shall have been adopted and approved by the affirmative vote of holders of a majority of the issued and outstanding shares of CADC Nevada common stock entitled to vote thereon at the record date for such actions as set by the board of directors of CADC Nevada.

5.2 No Prohibition. None of the parties hereto shall be subject to any decree, order or injunction of any court of competent jurisdiction, whether in the U.S., the Cayman Islands or any other country, that prohibits the consummation of the Merger.

5.3 Effective Registration Statement. The registration statement on Form F-4 filed with the Securities and Exchange Commission by CADC Cayman in connection with the offer and issuance of the CADC Cayman ordinary shares to be issued pursuant to the Merger shall have become effective under the Securities Act of 1933, as amended, and no stop order with respect thereto shall be in effect.

5.4 NASDAQ Listing. The CADC Cayman ordinary shares to be issued pursuant to the Merger shall have been authorized for listing on the NASDAQ Stock Market, subject to official notice of issuance and satisfaction of other standard conditions.

5.5 Consents and Authorizations. Other than the filing of the Certificate of Merger provided for under Section 1.2, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of CADC Nevada, CADC Cayman or any of their respective subsidiaries to consummate the Merger and the other transactions contemplated hereby, including, without limitation, any filings required under (i) applicable U.S. state securities and “Blue Sky” laws and (ii) applicable Cayman Islands securities laws, shall have been obtained or made.

5.6 Representations and Warranties. The representations and warranties of the parties set forth herein shall be true and correct in all material respects, and the covenants of the parties set forth herein (other than those to be performed after the Effective Time) shall have been performed in all material respects.

Appendix C-4

ARTICLE VI
MISCELLANEOUS AND GENERAL

6.1 Further Assurances. From time to time, as and when required by CADC Cayman or by its successors or assigns, there shall be executed and delivered on behalf of CADC Nevada such deeds, assignments and other instruments, and there shall be taken or caused to be taken by it all such further action as shall be appropriate or advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in CADC Cayman, the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of CADC Nevada, and otherwise to carry out the purposes of this Agreement. The officers and directors of CADC Cayman are fully authorized in the name of and on behalf of CADC Nevada, or otherwise, to take any and all such actions and to execute and deliver any and all such deeds and other instruments as may be necessary or appropriate to accomplish the foregoing. Further, as soon as practicable after the Effective Time CADC Nevada shall, and (to the extent that it is within its powers to do so), deliver or procure that any other person shall deliver without delay to CADC Cayman at its registered office, all records, correspondence, documents, files, memoranda and other papers relating to CADC Nevada required to be kept in the Cayman Islands.

6.2 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger may be abandoned, at any time prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of CADC Nevada, if the board of directors of CADC Nevada determines for any reason, in its sole judgment and discretion, that the consummation of the Merger would be inadvisable or not in the best interests of CADC Nevada and its stockholders. In the event of the termination and abandonment of this Agreement, this Agreement shall become null and void and have no effect, without any liability on the part of either CADC Nevada or CADC Cayman, or any of their respective stockholders/shareholders, directors or officers.

6.3 Modification or Amendment. Subject to the provisions of applicable law, at any time prior to the Effective Time, the board of directors of the Constituent Entities may amend, modify or supplement this Agreement, notwithstanding approval of this Agreement by the stockholders; provided, however, that an amendment made subsequent to the approval of this Agreement by the stockholders shall not (a) alter or change the amount or kind of shares and/or rights to be received in exchange for or on conversion of all or any of the shares or any class or series thereof of such corporation, (b) alter or change any provision of the Memorandum and Articles of Association of CADC Cayman to be effected by the Merger, or (c) alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any of the parties hereto.

6.4 Tax-Free Reorganization. The Merger is intended to be a tax-free plan or reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

6.5 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

6.6 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

6.7 No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

6.8 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is determined by any court or other authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

6.9 Headings. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

6.10 Counterparts. In order to facilitate the filing and recording of this Agreement, it may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

[SIGNATURE PAGE FOLLOWS]

Appendix C-5

IN WITNESS WHEREOF, this Agreement and Plan of Merger has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.
a Nevada corporation

By:	/s/ Xianfu Han
Name: Xianfu Han
Title: Chief Executive Officer

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.
a Cayman Islands exempt company

By:	/s/ Xianfu Han
Name: Xianfu Han
Title: Sole Director

Appendix C-6

APPENDIX D

China Advanced Construction Materials Group, Inc.

Amended and Restated Memorandum and Articles of Association

Floor 4, Willow House, Cricket Square

Grand Cayman KY1-9010

Cayman Islands

(-)

Appendix D-1

China Advanced Construction Materials Group, Inc.

Companies Law (as revised)

Company Limited by Shares

Memorandum of Association

1	Company Name

The name of the Company is China Advanced Construction Materials Group, Inc..

2	Registered Office

The registered office of the Company will be situate at the offices of Campbells Corporate Services Limited, Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands or such other place as the Directors may from time to time decide.

3	Objects

3.1	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by law as provided by Section 7(4) of the Companies Law (as revised) as amended and in particular but without limitation:

(a)	To carry on the business of an investment company and for that purpose to purchase, subscribe for, acquire, hold and deal either in the name of the Company or in that of any nominee, in shares, stocks, debentures, bonds, securities and obligations generally of any government, company, corporation or body; and to promote, finance, advance money on hire purchase or otherwise assist any company or companies, whether corporate or incorporate, or persons as may be thought fit; and to act as agents for the issue and placing of, and to underwrite shares, debentures and other securities or obligations.

(b)	To carry on the business of financiers, capitalists, financial agents, bill discounters and company promoters; to carry on business as mortgage brokers and insurance agents, and to undertake and carry on any business transaction or obligation commonly undertaken or carried on by financiers, company promoters, concessionaires, contractors, or merchants, and generally to enter into, assist or participate in financial, commercial, mercantile, industrial and other undertakings and business of all kinds and to carry on, develop and extend the same, or sell, dispose of and deal with or otherwise turn the same to account.

Appendix D-2

(c)	To acquire by original subscription, tender, purchase or otherwise and hold, sell deal with or dispose of any shares, stocks, debentures, debenture stocks, bonds, obligations and securities guaranteed by any company constituted or carrying on business in any part of the world and debentures, debenture stock, bonds, obligations and securities guaranteed by any government or authority, municipal, local or otherwise, whether at home or abroad, and to subscribe for the same either conditionally or otherwise and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by the ownership thereof.

(d)	To purchase or otherwise acquire, hold, pledge, turn to account in any manner, import, export, sell, distribute or otherwise dispose of, and generally to deal in commodities and products (including any future interest therein) and merchandise, articles of commerce, materials, personal property and real property of every kind, character and description whatsoever, and wheresoever situated, and any interest therein, at any place or places in the Cayman Islands or abroad, either as principal or as a factor or broker, or as a commercial, sales, business or financial agent or representative, general or special, or in any other capacity whatsoever for its own account or for the account of any domestic or foreign person or public authority, and in connection therewith or otherwise to acquire and hold membership in or otherwise secure trading privileges on any board of trade, exchange or other similar institution where any such products or commodities or personal or real property are dealt in, and to comply with the rules of any such institution.

(e)	To engage in any mercantile, manufacturing or trading business of any kind or character whatsoever, within or without the Cayman Islands and in any part of the world, and to do all things incidental to such business.

(f)	To purchase, sell, hold, take on lease, or in exchange, or otherwise acquire and hold any lands or buildings wherever situate, or rights or interests therein or connected therewith, and to manage or let the same or any part thereof for any period, and at such rent and on such conditions as the Company shall think fit, or to develop the same or any part thereof.

(g)	To finance and assist persons purchasing or taking leases from or otherwise having dealings with the Company.

(h)	To purchase, sell, take in exchange, charter, hire, build, construct or otherwise acquire and to own, work, manage, and to deal in and trade with steam, diesel, sailing, motor and other ships, trawlers, drifters, tugs, vessels, aircraft and motor and other vehicles with all necessary and convenient equipment, engines, tackle, gear, furniture, and stores, or any interests in ships, vessels, aircraft, motor and other vehicles, and to maintain, repair, fit out, refit, improve, insure, alter, sell, exchange, or let out on hire or hire purchase, or charter or otherwise deal with and dispose of any of the ships, vessels, aircraft and vehicles, or any of the engines, tackle, gear, furniture, equipment and stores of the Company.

Appendix D-3

(i)	To undertake and carry on all or any of the business or businesses of ship owners, ship brokers, shipping agents, aircraft owners, brokers or agents and insurance brokers, underwriters, ship and aircraft managers, carriers by land, water and air transport, ship builders, ship repairers, and generally to carry on the said business or businesses in all their branches, and to carry on the said business or businesses either as principals or agents or on commission or otherwise and to undertake and execute agencies and commissions of all kinds.

(j)	To receive money on loan and borrow or raise money in such manner as the Company shall think fit and in particular by the issue of bonds, debentures, or debenture stock (perpetual or otherwise) and to secure the repayment of any money borrowed, raised or owing by mortgage, charge or lien upon all or any of the property or assets of the Company (both present and future) including its uncalled capital, and also by a similar mortgage, charge or lien to secure and guarantee the performance by the Company or any other person or company of any obligation undertaken by the Company or any other person or company as the case may be.

(k)	To grant pensions, allowances, gratuities and bonuses to officers or ex-officers, employees or ex-employees of the Company or its predecessors in business or the dependents of such persons and to establish and maintain or concur in maintaining trusts, funds or schemes (whether contributory or non-contributory) with a view to providing pensions or other funds for any such persons as aforesaid or their dependents.

(l)	To do all or any of the above things in any part of the world, and either as principals, agents, trustees, contractors or otherwise, and either alone or in conjunction with others, and either by or through agents, trustees, sub-contractors or otherwise.

(m)	To do all such other things as are incidental or conducive to the above objects or any of them.

(n)	To engage in or carry on any other lawful trade, business or enterprise which may at any time appear to the directors of the Company capable of being conveniently carried on in conjunction with any of the aforementioned businesses or activities or which may appear to the directors of the Company likely to be profitable to the Company.

3.2	It is hereby declared that the objects of the Company as specified in each of the foregoing paragraphs of this clause shall be separate and distinct objects of the Company and shall not be in any way limited by reference to any other paragraphs or the order in which the same occur.

Appendix D-4

4	Powers of Company

Except as prohibited or limited by the Companies Law (as revised) (as amended from time to time), the Company shall have and be capable of from time to time and all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this memorandum of association and the articles of association of the Company and the power to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, options, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company or without security; to invest monies of the Company in such manner as the directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to shareholders of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to directors, officers, employees, past or present, and their families; to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the business aforesaid.

5	Limited Liability

The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

6	Authorised Capital

The capital of the Company is USD 75,000.00 divided into 75,000,000.00 Ordinary shares with a nominal or par value of USD 0.001 each provided always that the Company acting by its board of directors shall have power to purchase and/or redeem any or all of such shares and to increase or reduce the said capital of the Company and to sub-divide or consolidate the said shares or any of them subject to the provisions of the Companies Law and the articles of association and to issue all or any part of its capital whether original, purchased, redeemed, increased or reduced with or without any preference, priority or special privilege or subject to any restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

7	Part VII of the Companies Law (as revised)

If the Company is registered as an exempted company in accordance with Part VII of the Companies Law (as revised), the Company will comply with the provisions of such law relating to exempted companies and, subject to the provisions of the Companies Law and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

8	Amendment

The Company shall have power to amend this memorandum of association by special resolution.

Appendix D-5

We are desirous of being formed into a company in pursuance of this memorandum of association and we agree to take the number of shares in the capital of the Company set opposite our name.

Name, Address and Description of Subscriber	Number of Shares Taken by Subscriber

Appendix D-6

China Advanced Construction Materials Group, Inc.

Companies Law (as revised)

Company Limited by Shares

Amended and Restated Articles of Association

1	Preliminary

1.1	The regulations contained in Table A of the Companies Law (as revised) do not apply to the Company and the following are the articles of association of the Company.

1.2	In these Articles:

(a)	the following terms shall have the meanings set opposite if not inconsistent with the subject context:

“Articles”	means the articles of association of the Company as originally framed as from time to time amended by Special Resolution;

“Auditors”	means the persons for the time being performing the duties of auditors of the Company;

“Clearing House”	means a clearing house recognised by the laws of a jurisdiction in which the shares of the Company (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction;

“Company”	means the above-named Company;

“debenture”	includes debenture stock, mortgages, bonds and any other securities of the Company whether constituting a charge on the assets of the Company or not;

“Designated Stock Exchange”	means the Nasdaq Capital Market or such other exchange or interdealer system upon which the Company’s securities are listed or quoted;

“Directors”	means the persons for the time being occupying the position of directors of the Company, or as the case may be, the directors assembled as a board and the term a “Director” shall be construed accordingly and shall, where the context admits, include an alternate Director;

Appendix D-7

“dividend”	includes a distribution or interim dividend or interim distribution;

“Electronic Record”	has the same meaning as in the Electronic Transactions Law;

“Electronic Transactions Law”	means the Electronic Transactions Law of the Cayman Islands;

“Exchange Act”	means the United States Securities Exchange Act of 1934, as amended;

“Issue Price”	means the total consideration payable for the issue of Shares including for the avoidance of doubt both the par value and any premium payable;

“Law”	means the Companies Law of the Cayman Islands;

“member”	has the meaning assigned to it in the Law and the term “shareholder” shall also mean a member;

“month”	means calendar month;

“Ordinary Resolution”	means a resolution:

(i)	passed by simple majority of such members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company on a show of hands or a poll and where a poll is taken regard shall be had in computing a majority to the number of votes to which each member is entitled; or

(ii)	approved in writing by all of the members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

Appendix D-8

“paid-up”	has the meaning assigned to it in the Law currently meaning paid-up and/or credited as paid-up as to the nominal or par value only excluding any premium payable in respect of the issue of any shares;

“Register”	means the register of members of the Company required to be kept by the Law; and includes (except where otherwise stated or the context otherwise requires) any branch or duplicate register of members;

“registered office”	means the registered office for the time being of the Company;

“Registration Office”	means, in respect of any class of share capital, such place as the Directors may from time to time determine to keep a branch Register in respect or that class of share capital and where (except in cases where the Directors otherwise direct) the transfers or other documents of title or such class of share capital are to be lodged for registration;
“Seal”	means the common seal of the Company and includes every duplicate seal;

“SEC”	means the United States Securities Exchange Commission;

“Secretary”	includes an assistant secretary and any persons appointed to perform the duties of the secretary of the Company;

“share”	means a share in the Company and shall, where the context so permits, includes fractions of a share in the Company;

“Special Resolution”	has the meaning assigned to it in the Law;

“Treasury Share”	means a share held in the name of the Company as a treasury share in accordance with the Law.

(b)	words importing the singular include the plural and vice versa;

(c)	words importing any gender include all genders;

(d)	words importing persons include corporations as well as any other legal or natural person;

Appendix D-9

(e)	expressions referring to writing shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography and other modes of representing or reproducing words in a visible form and” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(f)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)	any phrase commencing with the words “including”, “include”, “in particular” or any similar expression shall be deemed to be followed by the words “without limitation;

(h)	headings are inserted for reference only and shall be ignored in construing the Articles;

(i)	subject as aforesaid, any words or expressions defined in the Law shall, if not inconsistent with the subject or context hereof, bear the same meanings as in the Articles;

(j)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(k)	where an Ordinary Resolution is expressed to be required for any purpose, a Special Resolution is also effective for that purpose; and

(l)	where any period to lapse under the provisions of these Articles is counted by a number of days, the first day of such period counted shall be the day immediately after the notice is given or deemed to be given and the period of such notice shall be deemed to be complete and final at the end of the last day of such period. The relevant then permitted actions shall be effected the day immediately following such last day.

2	Commencement of Business

2.1	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that part only of its shares may have been allotted.

2.2	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

3	Alteration of Articles

The Company may from time to time alter or add to these Articles by passing a Special Resolution.

Appendix D-10

4	Issue of Shares, Principal and Branch Registers and Offices

4.1	Subject to the Law and to any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the shares of the Company shall be under the Directors’ general and unconditional authority to allot and/or issue (with or without rights of renunciation), grant options over, offer or otherwise deal with or dispose of any unissued shares of the Company (whether forming part of the original or any increased share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the Directors may decide and they may allot or otherwise dispose of them to such persons (including any Director) on such terms and conditions and at such time as the Directors may determine.

4.2	The Company may issue fractions of a share and, save where the Articles otherwise provide, a fraction of a share shall rank pari passu and shall have proportionately the same rights as a whole share of the same class.

4.3	The Directors may accept non-cash consideration for the issue of Shares.

4.4	The Company shall be prohibited from issuing shares, certificates or coupons in bearer form.

4.5	The Directors may accept contributions to the capital of the Company otherwise than in consideration of the issue of shares and the amount of any such contribution may be treated as share premium (in which case it shall be subject to the provisions of the Law and these Articles applicable to share premium).

4.6	The Company shall maintain or cause to be maintained the Register in accordance with the Law.

4.7	The Directors may determine that the Company shall maintain one or more branch registers of members in accordance with the Law provided that a duplicate of such branch registers shall be maintained with the principal register in accordance with the Law. The Directors shall also determine which register of members shall constitute the principal register and which shall constitute the branch register or registers, and may vary such determination from time to time.

4.8	Subject to the provisions of the Law, the Company by resolution of the Directors may change the location of its registered office.

4.9	The Company, in addition to its registered office, may establish and maintain such other offices, places of business and agencies in the Islands and elsewhere as the Directors may from time to time determine.

Appendix D-11

5	Treasury Shares

5.1	The Directors may, prior to the purchase, redemption or surrender of any share, determine that such share shall be held as a Treasury Share.

5.2	The Directors may resolve to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

6	Redemption, Purchase and Surrender of Own Shares

6.1	Subject to the provisions of the Law, the memorandum of association of the Company and these Articles:

(a)	shares may be issued on the terms that they are, or at the option of the Company or the member are, liable to be redeemed on such terms and in such manner as the Company, by resolution, or as the Directors, before the issue of the shares, may determine; and

(b)	the Company may purchase shares, including any redeemable shares, issued by the Company upon the terms and in such manner as the Directors or the Company, by resolution, may from time to time determine, and such authority may be general in respect of any number of purchases, for a set period, or indefinite;

(c)	the Company may make payment in respect of any redemption or purchase of its own shares in any manner authorised by the Law, including out of capital

(d)	Subject to the provisions of these Articles, the rights attaching to any issued shares may, by Special Resolution, be varied so as to provide that such shares are, or at the option of the Company or the member are, liable to be redeemed on such terms and in such manner as the Company may, determine.

6.2	The Directors may accept the surrender for no consideration of any fully paid-up share.

6.3	The Directors may, when making a payment in respect of the redemption or purchase of shares, make such payment in cash or in specie (or partly in one and partly in the other).

6.4	Upon the date of redemption or purchase of a share, the holder shall cease to be entitled to any rights in respect thereof (excepting always the right to receive (i) the price therefor and (ii) any dividend which had been declared in respect thereof prior to such redemption or purchase being effected) and accordingly his name shall be removed from the Register with respect thereto and the share shall be cancelled.

Appendix D-12

7	Variation of Rights of Shares

7.1	If at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or with the sanction of a resolution passed at a meeting of the holders of such class of shares by the holder or holders of at least two-thirds of such shares present in person or by proxy at such meeting. To the extent not inconsistent with this Article, the provisions of these Articles relating to general meetings shall apply to every such meeting of the holders of one class of shares except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

7.2	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of the issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

7.3	For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

8	Commission on Sale of Shares

When permitted by law the Company may pay to any person a commission in consideration of his subscribing or agreeing to subscribe (whether absolute or conditional) for any shares or debentures of the Company. Any such commission may be satisfied by the payment of cash or in fully paid-up shares or debentures of the Company or partly in one way and partly in the other.

9	Non-Recognition of Trusts

Except as required by law or otherwise provided by these Articles, no person shall be recognised by the Company as holding any shares upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

Appendix D-13

10	Certificates for Shares

10.1	Share certificates shall generally not be issued, unless the Directors determine to so issue either generally or in specific circumstances. A certificate may be issued under Seal or executed in such other manner as the Directors may prescribe. Provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

10.2	Certificates representing shares shall be in such form as shall be determined by the Directors. Such certificates shall be signed by such person or persons as are authorised from time to time by the Directors or by the Articles. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the Register. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. Notwithstanding the foregoing, if a share certificate is defaced, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and the payment of out of pocket expenses of the Company incurred in investigating evidence as the Directors think fit.

11	Joint Ownership of Shares

If several persons are registered as joint holders of any shares they shall be severally as well as jointly liable for any liability in respect of such shares, but the first named upon the Register shall, as regards service or notices, be deemed the sole owner thereof. Any of such persons may give effectual receipt for any dividend or other distribution.

12	Lien

12.1	The Company shall have a first and paramount lien and charge on every share for all monies, whether presently payable or not, called or payable at a fixed time in respect of that share, and the Company shall also have a first and paramount lien and charge on all shares standing registered in the name of a member (whether solely or jointly with others) for all monies, liabilities or engagements presently owing by him or his estate to the Company either alone or jointly with any other person, whether a member or not; but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien and charge, if any, on a share shall extend to all dividends or other monies payable in respect thereof. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien and charge (if any) thereon.

Appendix D-14

12.2	The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien and charge, but no sale shall be made unless a sum in respect of which the lien and charge exists is presently payable, nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien and charge exists as is presently payable, has been given to the registered holder or holders for the time being of the share, or the person, of which the Company has notice, entitled thereto by reason of his death or bankruptcy.

12.3	To give effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

12.4	The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien and charge exists as is presently payable, and the residue, if any, shall (subject to a like lien and charge for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares prior to the sale.

13	Calls on Shares

13.1	The Directors may from time to time make calls upon the members in respect of any monies unpaid on their shares for the Issue Price (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed times. Each member shall (subject to receiving at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

13.2	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

13.3	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate fixed by the terms of allotment or issue of the share or in the notice of the call at such rate as prescribed by the Designated Stock Exchange or as the Directors may otherwise determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

Appendix D-15

13.4	Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date (whether on account of the nominal value of the share or by way of premium or otherwise) shall for the purposes of the Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of the Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

13.5	The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payment.

13.6	The Directors may, if they think fit, receive from any member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would, but for such advance, become payable) pay interest at such rate as may be agreed upon between the Directors and the member paying such sum in advance.

13.7	No such sum paid in advance of calls shall entitle the member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would but for such payment become presently payable.

14	Transfer of Shares

14.1	Every instrument of transfer shall be left at the registered office for registration, accompanied by the certificate (if any) covering the shares to be transferred and such other evidence as the Directors may require to prove the title of the transferor to, or his right to transfer, the shares.

14.2	The instrument of transfer of any share (which need not be under Seal) shall be signed by or on behalf of the transferor and, unless the share is fully paid up or the transferee otherwise consents or agrees thereto, by or on behalf of the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. If the transferor or the transferee is a Clearing House or central depository house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the directors may approve from time to time.

14.3	Subject to such of the restrictions of the Articles as may be applicable, any member may transfer all or any of his shares by instrument in writing in any usual or common form or in a form prescribed by the Designated Stock Exchange or any other form which the Directors may approve. Upon every transfer of shares the certificate which may have been issued and held by the transferor shall be given up to be cancelled and shall forthwith be cancelled accordingly and a new certificate may be issued without charge to the transferee in respect of the shares transferred to him, and if any of the shares included in the certificate so given up shall be retained by the transferor a new certificate in respect thereof shall be issued to him without charge. The Company shall also retain the transfer.

Appendix D-16

14.4	The Directors may, in their absolute discretion and without assigning any reason therefor, refuse to register any transfer of any share, whether or not it is a fully paid up share as to Issue Price.

Without limitation, the Directors may decline to recognise any instrument of transfer if:

(a)	the instrument of transfer is not accompanied by the certificate covering shares to which it relates (if any), and/or such other evidence as the Directors may require to prove the title of the transferor to, or his right to transfer, the shares; or

(b)	the instrument of transfer is in respect of more than one class of share.

14.5	If the Directors refuse to register a transfer they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

14.6	The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than thirty days in any year.

14.7	Notwithstanding the provisions of Article 14, any share may be transferred in accordance with the rules and regulations of the Designated Stock Exchange.

15	Transmission of Shares

15.1	In case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares but nothing herein contained shall release the estate of a deceased holder from any liability in respect of any share which had been held by him solely or jointly with other persons.

15.2	Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time be properly required by the Directors to show his title to the share, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the aforesaid member could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy, as the case may be.

Appendix D-17

15.3	A person becoming entitled to a share by reason of the death or bankruptcy of a member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided always that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within fourteen days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

16	Forfeiture of Shares

16.1	If a member fails to pay any call or instalment of a call for any part of the Issue Price on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalments together with any interest which may have accrued and all expenses that may have been incurred by the Company by reason of such non-payment.

16.2	The aforesaid notice shall name a further day (not earlier than the expiration of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

16.3	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited, by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared or other monies due in respect of the forfeited shares and not actually paid before forfeiture.

16.4	A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

16.5	A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, notwithstanding, remain liable to pay to the Company all monies (including any unpaid component of the Issue Price and interest which shall continue to accrue) which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company shall have received payment in full of all such monies in respect of the shares. The Directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal. When any share shall have been forfeited, notice of the Directors’ resolution to that effect shall be given to the member in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture, with the date thereof, shall forthwith be made in the Register. Where for the purposes of its disposal a forfeited share is to be transferred to any person the Directors may authorize any person to execute an instrument of transfer of the share to that person.

Appendix D-18

16.6	A declaration in writing that the declarant is a Director or Secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

17	Amendment of Memorandum of Association and Alteration of Capital

17.1	Subject to and insofar as permitted by provisions of the Law, the Company may from time to time by Ordinary Resolution (or where an Ordinary Resolution is disallowed by the Law and a Special Resolution is required, by Special Resolution) alter or amend its memorandum of association otherwise than with respect to its name and objects and may hereby, without restricting the generality of the foregoing:

(a)	increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights priorities and privileges annexed thereto as may be determined;

(b)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c)	convert all or any of its paid-up shares into stock, and reconvert that stock into paid-up shares of any denomination;

(d)	by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the memorandum of association of the Company or into shares without nominal or par value;

(e)	cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of any shares so cancelled; and

Appendix D-19

(f)	reduce its share capital and any capital redemption reserve fund subject to any consent, order, Court approval or other matter required by law.

17.2	All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

17.3	Subject to the provisions of the Law, the Company may by Special Resolution change its name or alter its objects.

18	General Meetings

18.1	The Directors may, whenever they think fit, convene an extraordinary general meeting. If at any time there are not sufficient Directors capable of acting to form a quorum, any Director or any one or more members holding one-fifth of such paid-up capital as at the date of the requisition carries the right of voting at general meetings may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

18.2	The Directors shall, upon the requisition in writing of one or more members holding in the aggregate not less than one-fourth of such paid-up capital (as to Issue Price) of the Company as at the date of the requisition carries the right of voting at general meetings, convene an extraordinary general meeting. Any such requisition shall express the object of the meeting proposed to be called, and shall be left at or posted to the registered office and may consist of several documents in like form each signed by one or more requisitionists.

18.3	If the Directors do not proceed to convene a general meeting within twenty-one days from the date of such requisition being left as aforesaid, the requisitionist(s) or any one or more of them or any other member or members holding in the aggregate not less than one-tenth of such paid-up capital (as to Issue Price) of the Company as at the date of the requisition carries the right of voting at general meetings, may convene an extraordinary general meeting to be held at the registered office or at some convenient place at such time, subject to the Articles as to notice, as the person(s) convening the meeting fix. The requisitionists shall be reimbursed by the Company for all reasonable expenses incurred by them as a result of the failure by the Directors to convene the general meeting.

18.4	Subject to the provisions of the Law relating to Special Resolutions, seven days’ notice at the least specifying the place, the day and the hour of meeting and, in case of special business, the general nature of that business shall be given in manner hereinafter provided, or in such other manner (if any) as may be prescribed by the Company in general meeting, to such persons as are, under the Articles, entitled to receive such notices from the Company; but with the consent of members entitled to receive notice of some particular meeting or their proxies holding at least in the aggregate not less than forty percent (40%) of the paid-up share capital of the Company (as to Issue Price) giving the right to attend and vote at general meetings of the Company, that meeting may be convened by such shorter notice and in such manner as those members or their proxies may think fit.

Appendix D-20

18.5	The accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any member entitled to receive notice shall not invalidate the proceedings at any meeting.

18.6	All business that is transacted at an extraordinary general meeting and all that is transacted at any annual general meeting, with the exception of the sanctioning of a dividend and the consideration of the accounts, balance sheet, the annual report of the Directors and the Auditors’ report shall be deemed to be special.

18.7	When all members entitled to be present and vote sign either personally or by proxy the minutes of a general meeting, the same shall be deemed to have been duly held notwithstanding that the members have not actually come together or that there may have been technical defects in the proceedings and a resolution in writing (in one or more counterparts) signed by all members personally, or in the case of a company or other entity which is a member, by any person authorised to sign on its behalf, shall be as valid and effectual as if it had been passed at a meeting of the members duly called and constituted.

19	Proceedings at General Meetings

19.1	No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; two (2) members present in person or by proxy shall be a quorum provided always that if the Company has one member of record the quorum shall be that one (1) member present in person or by proxy.

19.2	If, within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of member(s), shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the members present shall be a quorum.

19.3	The chairman, if any, of the board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

Appendix D-21

19.4	If at any meeting no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be chairman of the meeting.

19.5	The chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

19.6	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded

(a)	by the chairman; or

(b)	by any member or members present in person or by proxy and representing not less than one tenth of the total voting rights of all the members having the right to vote at the meeting; or

(c)	by a member or members holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid-up (as to Issue Price) equal to not less than one tenth of the total sum paid up (as to Issue Price) on all the shares conferring that right.

19.7	Unless a poll be so demanded a declaration by the chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or portion of the votes recorded in favour of or against such resolution. A demand for a poll may be withdrawn.

19.8	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a casting vote.

19.9	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner as the chairman of the meeting directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. Any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

Appendix D-22

19.10	If for so long as the Company has only one member:

(a)	in relation to a general meeting, the sole member or a proxy for that member or (if the member is a corporation) a duly authorized representative of that member is a quorum; and

(b)	the sole member may agree that any general meeting be called by shorter notice than that provided for by the Articles; and

(c)	all other provisions of the Articles apply with any necessary modification (unless the provision expressly provides otherwise).

20	Votes of Members

20.1	Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member present in person or by proxy at a general meeting shall have one vote and on a poll every member present in person or by proxy shall have one vote for each share registered in his name on the Register.

20.2	In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register.

20.3	A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other person may, on a poll, vote by proxy.

20.4	No person shall be entitled to vote at any general meeting unless he is registered as a member in the Register on the date of such meeting and unless all calls or other sums presently payable by him in respect of shares of the Company have been paid.

20.5	No objection shall be raised to the qualifications of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

Appendix D-23

20.6	On a poll or on a show of hands votes may be given either personally or by proxy. On a poll, a member entitled to more than one vote need not, if he votes, use all his votes or cast all votes he uses the same way.

21	Proxies

21.1	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a member of the Company. Deposit or delivery of a form of appointment of a proxy does not preclude a member from attending and voting at the meeting or at any adjournment of it.

21.2	The instrument appointing a proxy shall be deposited at the registered office or the Registration Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting, provided that the chairman of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company. The Directors may require the production of any evidence which they consider necessary to determine the validity of any appointment pursuant to this Article.

21.3	The instrument appointing a proxy may be in any form acceptable to the Directors and may be expressed to be for a particular meeting and/or any adjournment thereof or generally until revoked.

21.4	The instrument appointing a proxy shall be deemed to confer authority to demand and to join in demanding a poll.

21.5	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the meeting or adjourned meeting at which the proxy is used.

22	Corporations Acting by Representatives at Meetings and Clearing House

22.1	Any corporation which is a member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member.

Appendix D-24

22.2	If a Clearing House (or its nominee(s)) or a central depository entity, being a corporation, is a member, it may authorise such persons, as it thinks fit as its representatives at any meeting of the Company or at any meeting of any class of member provided that the authorisation shall specify the number and class of shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the Clearing House or central depository entity (or its nominee(s)) as if such person was the registered holder of the shares of the Company held by the Clearing House or central depository entity (or its nominee(s)) including the right to vote.

23	Directors

23.1	There shall be a board of Directors consisting of at least one person. There is no age limit for Directors.

23.2	The first Directors shall be determined in writing by the subscriber to the memorandum of association of the Company.

23.3	The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. Such remuneration shall be deemed to accrue from day to day. The Directors may also be paid travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or in connection with the business of the Company or the discharge of their duties as a Director, or receive a fixed allowance in respect thereof as may be determined by the Directors from time to time or a combination of partly of one such method and partly the other. The Directors may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any existing Director or any Director who has held but no longer holds any executive office or employment with the Company or with any body corporate which is or has been a subsidiary of the Company or a predecessor in business of the Company or of any such subsidiary, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

23.4	The shareholding qualification for Directors may be fixed by the Company in general meeting, and unless and until so fixed no qualification shall be required.

Appendix D-25

23.5	A Director or alternate Director may be or become a Director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his interest in, such other company unless the Company otherwise directs in general meeting.

23.6	The Directors may by resolution award special remuneration to any Director undertaking any special work or services which in the opinion of the Directors are beyond his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or attorney-at-law to the Company, or otherwise serves it in a professional capacity, shall be in addition to his remuneration as a Director.

23.7	A Director or alternate Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director; provided that nothing herein obtained shall authorise a Director or alternate Director or his firm to act as Auditor of the Company.

24	Alternate Directors and Proxy Directors

24.1	A Director may by writing appoint any person to be an alternate Director in his place. Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors. The person so appointed shall be entitled to attend, speak and vote at meetings of the Directors, and at all meetings of committees of Directors that his appointor is a member of, when the Director appointing him is not personally present and to sign any written resolution of the Directors and shall automatically vacate his office on the expiration of the term for or the happening of the event until which he is by the terms of his appointment to hold office or if the appointor in writing revokes the appointment or himself ceases for any reason to hold office as a Director. An appointment of an alternate Director under this Article shall not prejudice the right of the appointor to attend and vote at meetings of the Directors and the powers of the alternate Director shall automatically be suspended during such time as the Director appointing him is himself present in person at a meeting of the Directors. An alternate Director shall be deemed to be appointed by the Company and not deemed to be the agent of the Director appointing him and shall alone be responsible for his own acts and defaults.

24.2	A Director may be represented at any meetings of the Directors by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director.

Appendix D-26

24.3	The provisions of these Articles applicable to alternate Directors shall mutatis mutandis apply to the appointment of proxies by Directors, save that any person appointed as a proxy pursuant to paragraph 24.2 above shall be the agent of the Director, and not an officer of the Company.

25	Powers and Duties of Directors

25.1	The business of the Company shall be managed by the Directors (or a sole Director if only one is appointed) who may exercise all the powers of the Company save where inconsistent with the Law or these Articles PROVIDED HOWEVER that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made. The powers given by this Article shall not be limited by any special power given to the Directors by the Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

25.2	Without limitation, the Directors may exercise all the powers of the Company to borrow or raise monies, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock, and other securities whether outright or as security for any debt liability or obligation of the Company or of any third party.

25.3	All cheques, promissory notes, drafts, bills of exchange or other negotiable instruments, and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time determine by resolution.

25.4	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors or their alternates present at each meeting of the Directors and of any committee of the Directors;

(c)	of all resolutions and proceedings at all meetings of the Company, and of the Directors, and of committees of Directors.

25.5	The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependents and make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

Appendix D-27

26	Director or Officer Contracting with Company

26.1	No Director or officer shall be disqualified by his office from contracting and/or dealing with the Company as vendor, purchaser or otherwise; nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director or officer shall be in any way interested be or be liable to be avoided; nor shall any Director or officer so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director or officer holding that office or the fiduciary relationship thereby established; provided that the nature of his interest must be disclosed by him at the meeting of the Directors at which the contract or arrangement is considered if his interest then exists, or in any other case, at the first meeting of the Directors after the acquisition of his interest. A Director, having disclosed his interest as aforesaid, shall be counted in the quorum and shall be entitled to vote as a Director in respect of any contract or arrangement in which he is so interested as aforesaid.

26.2	A general notice that a Director is a member of a specified firm or company and is to be regarded as interested in all transactions with that firm or company shall be a sufficient disclosure under the immediately preceding Article as regards such Director and the said transactions and after such general notice it shall not be necessary for such Director to give a special notice relating to any particular transaction with that firm or company. An interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

26.3	A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine.

26.4	A Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

27	Appointment and Removal of Directors

27.1	The Directors shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors but so that the total number of Directors (exclusive of alternate Directors) shall not at any time exceed the number fixed in accordance with these Articles.

27.2	The holder or holders of more than half of the paid-up share capital of the Company (as to Issue Price) giving the right to attend and vote at general meetings of the Company may appoint any person to be a Director and may in like manner remove any Director and may in like manner appoint another person in his stead.

27.3	The Company may from time to time, by Ordinary Resolution, set, increase or reduce the maximum number of Directors who may constitute the board of Directors.

Appendix D-28

27.4	The office of Director shall be vacated if the Director:

(a)	is prohibited by law from serving as Director;

(b)	becomes bankrupt or makes any arrangement or composition with his creditors; or

(c)	dies or is found to be or becomes of unsound mind; or

(d)	resigns his office by notice in writing to the Company or otherwise pursuant to any agreement between the Company and such Director; or

(e)	is removed from office by notice of the holder or holders of more than half of the paid-up share capital of the Company (as to Issue Price) giving the right to attend and vote at general meetings of the Company notwithstanding anything in the Articles or any agreement between the Company and such Director;

(f)	is requested by all the other Directors (numbering at least two) to resign; or

(g)	if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office.

28	Proceedings of Directors

28.1	The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes, the chairman shall have a second or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors. Every Director shall receive notice of a board meeting. Notice of a board meeting is deemed to be duly given to a Director if it is given to him personally or by word of mouth or by electronic communication to an address given by him to the Company for that purpose or sent in writing to him at his last known address or other address given by him to the Company for that purpose. A Director or his alternate may waive the requirement that notice be given to the Director of a meeting of the board of Directors or committee of the Directors, either prospectively or retrospectively.

Appendix D-29

28.2	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be two, a Director and his appointed alternate Director being considered only one person for this purpose, PROVIDED ALWAYS that if there shall at any time be only a sole Director the quorum shall be one. One person may represent more than one Director by alternate and for the purposes of determining whether or not a quorum is present and voting each appointment of an alternate shall be counted.

28.3	The continuing Directors or sole continuing Director may act notwithstanding any vacancy in their body but, if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

28.4	The Directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

28.5	A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present the members present may choose one of their number to be chairman of the Meeting.

28.6	A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the chairman shall have a second or casting vote.

28.7	All acts done by any meeting of the Directors or of a committee of the Directors (including any person acting as an alternate Director) shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or alternate Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director or alternate Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

28.8	A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors (a person being an alternate Director for one or more Directors being entitled to sign such resolution on behalf of each appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

28.9	Any Director or Directors or any committee thereof may participate in any meeting of the board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. All business transacted in this way by the Directors or a committee of Directors is for the purpose of the Articles deemed to be validly and effectively transacted at a meeting of the Directors or of a committee of Directors although fewer than two Directors or alternate Directors are physically present at the same place.

Appendix D-30

28.10	If and for so long as there is a sole Director of the Company:

(a)	he may exercise all powers conferred on the Directors by the Articles by any means permitted by the Articles or the Law;

(b)	the quorum for the transaction of business is one; and

(c)	all other provisions of the Articles apply with any necessary modification (unless the provision expressly provides otherwise).

29	Managing Director

29.1	The Directors may from time to time appoint one or more of their body to the office of managing director for such period and on such terms as they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment. A Director so appointed shall be subject to the same provisions as regards removal and disqualification as the other Directors and his appointment shall be automatically determined if he ceases for any cause to be a Director.

29.2	A managing director shall receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the Directors may determine.

29.3	The Directors may entrust to and confer upon a managing director any powers, authorities and discretions exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers and may from time to time revoke, alter, withdraw or vary all or any of such powers.

30	Presumption of Assent

A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

Appendix D-31

31	Management

31.1	The Directors may from time to time provide for the management of the affairs of the Company in such manner as they think fit and the provisions contained in the three next following Articles shall be without prejudice to the general powers conferred by this Article.

31.2	The Directors from time to time and at any time may establish any committees, boards or agencies, may appoint any persons to be members of such committees or boards, may appoint any managers or agents, and may fix their remuneration. Any committee so formed shall in the exercise of powers so delegated conform to any regulations that may be imposed on it by the Directors.

31.3	The Directors from time to time and at any time may delegate to any such committee, board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such board, or any of them, to fill up any vacancy therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit, and the Directors may at any time remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby. Where a provision of the Articles refers to the exercise of a power, authority or discretion by the Directors and that power, authority or discretion has been delegated by the Directors to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

31.4	The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

31.5	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in them.

Appendix D-32

32	Officers

32.1	Officers of the Company may be elected by the Company in general meeting or appointed by the Directors and may consist of a president, one or more vice presidents, a Secretary, one or more assistant secretaries, a treasurer, one or more assistant treasurers and such other officers as the Company in general meeting or the Directors may from time to time think necessary and all such officers shall perform such duties as may be prescribed by the Company in general meeting or the Directors. They shall hold office until their successors are elected or appointed but any officer may be removed at any time by the Company in general meeting or by the Directors. If any office becomes vacant the Company in general meeting or the Directors may fill the same. Any person may hold more than one of these offices and no officer need be a member or Director.

33	The Seal

33.1	The Company may, if the Directors so determine, have a Seal. The Directors shall provide for the safe custody of the Seal which shall only be used with the authority of the Directors or a committee of the Directors authorised in that regard. Every instrument to which the Seal shall be affixed shall be signed by a Director or other person authorised by the Directors for that purpose. Notwithstanding the provisions hereof, a Director, Secretary or other officer may affix the Seal to returns, lists, notices, certificates or any other documents required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere under his signature alone.

33.2	The Company may exercise the powers conferred by the Law with regard to having a duplicate seal for use abroad and such powers shall be vested in the Directors.

34	Dividends and Reserve

34.1	Subject to the Law and these Articles, the Directors may from time to time declare dividends (including interim dividends) and distributions on issued shares of the Company and authorise payment of the same out of funds of the Company lawfully available therefor.

34.2	No dividend or distribution shall be paid except out of the profits of the Company, realised or unrealised, or out of the share premium account or as otherwise permitted by the Law.

34.3	The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

Appendix D-33

34.4	Subject to the rights of persons, if any, entitled to shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class issued on the record date for such dividend or distribution but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this Article as paid on the share. If at any time the share capital is divided into different classes of shares the Directors may pay dividends on shares which confer deferred or non-preferred rights with regard to dividends as well as on shares which confer preferential rights with regard to dividends, but no dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears. The Directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears that there are sufficient funds of the Company lawfully available for distribution to justify the payment. Provided the Directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of a dividend on any shares having deferred or non-preferred rights.

34.5	The Directors may deduct from any dividend or distribution payable to any member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

34.6	The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid-up shares (as to issue price), debentures or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all members and may vest any such specific assets in trustees as may seem expedient to the Directors.

34.7	Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder, or, in the case of joint holders, to the holder who is first named on the Register or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, distributions, bonuses or other monies payable in respect of the shares held by them as joint holders.

34.8	No dividend or distribution shall bear interest against the Company, save as otherwise provided.

34.9	Except as otherwise provided by the rights attached to any shares, dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

Appendix D-34

34.10	The Directors may, before resolving to pay any dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

34.11	Any dividend or distribution which cannot be paid to a member and/or which remains unclaimed after six months from the date on which such dividend or distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend or distribution shall remain as a debt due to the Member. Any dividend or distribution which remains unclaimed after a period of six years from the date on which such dividend or distribution becomes payable shall be forfeited and shall revert to the Company.

35	Accounts

35.1	The Directors shall cause proper books of account to be kept with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place;

(b)	all sales and purchases of goods by the Company; and

(c)	the assets and liabilities of the Company.

35.2	Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

35.3	The books of account shall be kept at such place or places as the Directors think fit, and shall always be open to the inspection of the Directors. The books of accounts shall be retained for five (5) years from the date of their preparation, or such other period as specified by the Law.

35.4	The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being Directors and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Law or authorised by the Directors or by the Company in general meeting.

35.5	The Directors shall from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by Law.

Appendix D-35

36	Audit

36.1	The Directors may appoint an Auditor or Auditors on such terms as the Directors determine who shall hold office until otherwise resolved.

36.2	Every Auditor shall have the right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

36.3	Auditors shall at any time during their term of office, upon request of the Directors or any general meeting of the members, make a report on the accounts of the Company in general meeting during their tenure of office.

37	Fiscal Year

The fiscal year of the Company shall end on the 30th day of June in each year unless the Directors prescribe some other period therefor.

38	Capitalisation of Profit and Share Premium

38.1	The Directors or the Company in general meeting, by Ordinary Resolution upon the recommendation of the Directors, may resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts (including, without limitation, the share premium account and capital redemption reserve fund) or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free from distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid-up (as to Issue Price) to and amongst such members in the proportions aforesaid, or partly in the one way and partly in the other, and the Directors shall give effect to such resolution. Provided that a share premium account and a capital redemption reserve fund may, for the purpose of this Article, only be applied in the paying up of unissued shares to be issued to members of the Company as fully paid bonus shares.

Appendix D-36

38.2	Whenever such a resolution as aforesaid shall have been passed, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the class of shares or debentures becoming distributable in fractions, and also to authorise any person to enter into, on behalf of all the members entitled thereto, an agreement with the Company providing for the allotment to them respectively, credited as fully paid-up (as to Issue Price), of any further shares or debentures to which they may be entitled upon such capitalisation, or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

38.3	The Directors shall in accordance with the Law establish a share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share and may treat any contributed capital or capital surplus as if it were credited to such account. There shall be debited to any share premium account:

(a)	on the redemption or purchase of a share the difference between the nominal value of such share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Law, out of capital; and

(b)	any other amounts paid out of any share premium account as permitted by the Law.

39	Record Date

39.1	For the purpose of determining members entitled to attend meetings, receive payment of any Dividend or capitalisation or for any other purpose, the Directors may provide that the Register may, after compliance with any notice requirement of the Designated Stock Exchange, be suspended or closed for transfers for a stated period which shall not in any case exceed thirty (30) days in any year as the Directors may determine. In lieu of, or apart from, closing the Register, the Directors may fix in advance or arrears a date as the record date for any such determination of members provided that the record date for a meeting may not be earlier than the date of notice of such meeting.

39.2	If the Register is not so closed and no record date is fixed for the determination of members entitled to attend meetings, receive payment of a Distribution or capitalisation, the date on which the notice of the meeting is given or resolution of the Directors declaring such Dividend or capitalisation is adopted, as the case may be, shall be the record date for such determination of members.

Appendix D-37

39.3	A determination of the members of record entitled to notice of or to vote at a meeting of the members shall apply at any adjournment of the meeting, provided however, that the Directors may fix a new record date for the adjourned meeting.

40	Notices

40.1	A notice may be given by the Company to any member either personally or by sending it by courier, post, cable, telex, telefax or e-mail to him or to his registered address, or (if he has no registered address) to the address, if any, within or without the Cayman Islands supplied by him to the Company for the giving of notice to him. A notice may also be served by advertisement in appropriate newspapers in accordance with the requirements of the Designated Stock Exchange or, to the extent permitted by the applicable laws, by placing it on the Company’s website and giving to the member a notice stating that the notice and other document(s) are available there (a “notice of availability”). The notice of availability may be given to the member by any of the means set out above

40.2	Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected in the case of a notice of a meeting at the expiration of fourteen days after the letter containing the same is posted, and in any other case at the time at which the letter would be delivered in the ordinary course of post. Any letter sent to an address outside the Cayman Islands shall be sent by courier or airmail.

40.3	Where a notice is sent by cable, telex, telefax or e-mail, service of the notice shall be deemed to be effected by properly addressing and sending such notice and to have been effected on the day received or, if such day is not a working day, on the next working day.

40.4	A notice may be given by the Company to the person or persons where the Company has been advised are entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in prepaid letter addressed to them by name, or by the title of representatives of the deceased or trustee of the bankrupt, or by any like description, at the address, if any, within or without the Cayman Islands supplied for that purpose by the persons claiming to be so entitled, or (until such an address has been supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

40.5	A notice shall be sufficiently given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the Register in respect of the share.

Appendix D-38

40.6	Notice of every general meeting shall be given in any manner hereinbefore authorised to:

(a)	every person shown as a member in the Register subject, in each case, to the immediately preceding Article; and

(b)	every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a member where the member but for his death or bankruptcy would be entitled to receive notice of the meeting.

40.7	No other person shall be entitled to receive notices of general meetings.

40.8	A member who is present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting, and, where requisite, of the purpose for which it was called.

40.9	Every person who becomes entitled to any share shall be bound by any notice in respect of that share which, before his name is entered in the Register, has been given to the person from whom he derives his title.

40.10	Subject to the rights attached to shares, the Directors may fix any date as the record date for a dividend, allotment or issue. The record date may be on or at any time before or after a date on which the dividend, allotment or issue is declared, made or paid.

41	Winding Up

41.1	If the Company is, or is likely to become, unable to pay its debts, the Directors shall have power to present a winding up petition in the name of the Company and/or to apply for the appointment of provisional liquidators in respect of the Company.

41.2	If the Company shall be wound up, the liquidator may, with the sanction of an Ordinary Resolution of the Company and any other sanction required by law, divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the members as the liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

Appendix D-39

41.3	If the Company shall be wound up and the assets available for distribution amongst the members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution amongst the members shall be more than sufficient to repay the whole of the capital at the commencement of the winding up, the excess shall be distributed amongst the members in proportion to the capital at the commencement of the winding up paid up on the shares held by them respectively. But this Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

42	Indemnity

42.1	Every Director, Secretary, or other officer of the Company (including alternate directors, proxy directors and former directors and officers), any trustee for the time being acting in relation to the Company (including any nominee shareholder holding shares in the Company) and their heirs and personal representatives (each an “Indemnified Person”) shall be entitled to be indemnified out of the assets of the Company against all actions, proceedings, costs, damages, expenses, claims, losses or liabilities which they or any of them may sustain or incur by reason of any act done or omitted in or about the execution of the duties of their respective offices or trusts or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted except to the extent that any of the foregoing arise through his dishonesty.

42.2	No Indemnified Person shall be liable (a) for any loss, damage or misfortune whatsoever which may happen to or be incurred by the Company in the execution of the duties, powers, authorities or discretions of his office or in relation thereto, (b) for the acts, receipts, neglects, defaults or omissions of any other such Director or person or (c) by reason of his having joined in any receipt for money not received by him personally or (d) for any loss on account of defect of title to any property of the Company or (e) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (f) for any loss incurred through any bank, broker or other agent or (g) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on his part or (h) for any other loss or damage due to any such cause as aforesaid except to the extent that any of the foregoing arise through his dishonesty.

42.3	The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

Appendix D-40

42.4	The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

43	Registration by Way of Continuation

43.1	The Company, if registered as an exempted company under the Law, may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands which permits or does not prohibit the transfer of the Company to such jurisdiction.

43.2	In furtherance of a resolution passed pursuant to the immediately preceding Article, the Directors shall cause an application to be made to the Registrar of Companies to de-register the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

44	Disclosure

The Directors and the officers including any secretary or assistant secretary and/or any its service providers (including the registered office provider for the Company), shall be entitled to disclose to any regulatory or judicial authority, or to any stock exchange on which the shares may from time to time be listed, any information regarding the affairs of the Company including, without limitation, any information contained in the Register and books of the Company.

45	Merger and Consolidation

The Company shall, with the approval of a Special Resolution, have the power to merge or consolidate with one or more constituent companies (as defined in the Law), upon such terms as the Directors may determine.

Appendix D-41

Article		Page
1	Preliminary	7
2	Commencement of Business	10
3	Alteration of Articles	10
4	Issue of Shares, Principal and Branch Registers and Offices	11
5	Treasury Shares	12
6	Redemption, Purchase and Surrender of Own Shares	12
7	Variation of Rights of Shares	13
8	Commission on Sale of Shares	13
9	Non-Recognition of Trusts	13
10	Certificates for Shares	14
11	Joint Ownership of Shares	14
12	Lien	14
13	Calls on Shares	15
14	Transfer of Shares	16
15	Transmission of Shares	17
16	Forfeiture of Shares	18
17	Amendment of Memorandum of Association and Alteration of Capital	19
18	General Meetings	20
19	Proceedings at General Meetings	21
20	Votes of Members	23
21	Proxies	24
22	Corporations Acting by Representatives at Meetings	24
23	Directors	25
24	Alternate Directors and Proxy Directors	26
25	Powers and Duties of Directors	27
26	Director of Officer Contracting with Company	28
27	Appointment and Removal of Directors	28
28	Proceedings of Directors	29
29	Managing Director	31
30	Presumption of Assent	31
31	Management	32
32	Officers	33
33	The Seal	33
34	Dividends and Reserve	33
35	Accounts	35
36	Audit	36
37	Fiscal Year	36
38	Capitalisation of Profit and Share Premium	36
39	Notices	38
40	Winding Up	39
41	Indemnity	40
42	Registration by Way of Continuation	41
43	Disclosure	41
44	Merger and Consolidation	41

Appendix D-42

ORDINARY SHARES

OF

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against actual fraud or the consequences of committing a crime. Our articles of association permit indemnification of officers and directors (including former officers and directors) out of the assets of the company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or willful default.

We expect to enter into indemnification agreements with our directors, executive officers and with certain other officers and employees (including officers and employees of its subsidiaries). The indemnification agreements will generally require that we indemnify and hold an indemnitee harmless to the fullest extent permitted by law for liabilities arising out of the indemnitee's association with us or another entity where he or she acts or acted as a director or officer or in a similar capacity at our request, if the indemnitee acted honestly and in good faith with a view to the best interests of us or other entity, as the case may be and, with respect to a criminal or administrative action or proceeding that is enforced by monetary penalty, if the indemnitee had no reasonable grounds to believe that his or her conduct was unlawful. The indemnification agreements also provide for the advancement of defense expenses by us.

Item 21. Exhibits and Financial Statement Schedules

2.1	Agreement and Plan of Merger dated August 30, 2018.
3.1	Form of Amended and Restated Memorandum of Association and Articles of Association of China Advanced Construction Materials Group, Inc.
5.1	Form of legal opinion of Campbells.
8.1	Tax opinion of Hunter Taubman Fischer and Li LLC.
10.1	Form of Indemnification Agreement.
10.2	Unofficial English translation of Purchase Agreement with Beijing Lianlv Technical Group Ltd.
21.1	Subsidiaries of China Advanced Construction Materials Group, Inc.
23.1	Consent of Campbells (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm.
23.4	Consent of Hunter Taubman Fischer and Li LLC (included in Exhibit 8.1).
24.1	Power of Attorney (included on signature page).
99.1	Form of Proxy Card.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) (i) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beijing, China, on August 31, 2018.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

By:	/s/ Xianfu Han
Name:	Xianfu Han Chief Executive Officer (Principal Executive Officer)

By:	/s/ Weili He
Name:	Weili He Interim Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Xianfu Han and Weili He, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Xianfu Han	Chief Executive Officer and Chairman of the Board	August 31, 2018
Xianfu Han

/s/ Weili He	Interim Chief Financial Officer, Vice Chairman of the	August 31, 2018
Weili He	Board, Chief Operating Officer, Chief Accounting Officer

/s/ Tao Jin	Director	August 31, 2018
Tao Jin

/s/ Pei Wei	Director	August 31, 2018
Pei Wei

/s/ Jiehui Fan	Director	August 31, 2018
Jiehui Fan

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of China Advanced Construction Materials Group, Inc., has signed this registration statement in the state of New York, U.S., on August 31, 2018.

/s/ Joan Wu
Joan Wu

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated August 30, 2018.
3.1	Form of Amended and Restated Memorandum of Association and Articles of Association of China Advanced Construction Materials Group, Inc.
5.1	Form of legal opinion of Campbells.
8.1	Tax opinion of Hunter Taubman Fischer and Li LLC.
10.1	Form of Indemnification Agreement.
10.2	Unofficial English translation of Purchase Agreement with Beijing Lianlv Technical Group Ltd.
21.1	Subsidiaries of China Advanced Construction Materials Group, Inc.
23.1	Consent of Campbells (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm.
23.4	Consent of Hunter Taubman Fischer and Li LLC (included in Exhibit 8.1).
24.1	Power of Attorney (included on signature page).
99.1	Form of Proxy Card.